Exhibit 10.1









                              TRANSACTION AGREEMENT
                                  by and among

                                CSX CORPORATION,
             CSX TRANSPORTATION, INC., NORFOLK SOUTHERN CORPORATION,
               NORFOLK SOUTHERN RAILWAY COMPANY, CONRAIL INC.,
                      CONSOLIDATED RAIL CORPORATION and
                                CRR HOLDINGS LLC

                          Dated as of June 10, 1997

                              TABLE OF CONTENTS
                                                                            Page
                                  ARTICLE I
                                 DEFINITIONS
      Section 1.1.   Defined Terms. . . . . . . . . . . .            1
      Section 1.2.   Other Definitive Provisions. . . . .           15


                                   ARTICLE II

               DESIGNATION AND ALLOCATION OF ASSETS
                               AND LIABILITIES

      Section 2.1.   Conveyance of Assets.. . . . . . . .           16
      Section 2.2.   Allocation of Certain Assets . . . .           16
      Section 2.3.   System Support Operations; Dispatching         24
      Section 2.4.   Transition Period Accommodation. . .           27
      Section 2.5.   Trackage, Haulage, Shared Asset and Other
                     Operating Agreements . . . . . . . .           30
      Section 2.6.   Equipment. . . . . . . . . . . . . .           30
                        (a)  Locomotive Equipment.   . . . .        30
                        (b)  Rolling Stock Equipment . . . .        31
                        (c)  Work Equipment. . . . . . . . .        32
                        (d)  Assignment. . . . . . . . . . .        32
                        (e)  Lease of Equipment. . . . . . .        32
                        (f)  Equitable Adjustment. . . . . .        33
      Section 2.7.   Inventory at Altoona and Hollidaysburg         33
      Section 2.8.   Allocated and Retained Liabilities .           34
      Section 2.9.   Other Liabilities. . . . . . . . . .           35
      Section 2.10.  Interline Accounts and Allocation. .           36
      Section 2.11.  Insurance Proceeds . . . . . . . . .           37


                                 ARTICLE III

                            CLOSING AND CLOSING DATE

      Section 3.1.   Closing. . . . . . . . . . . . . . .           37
      Section 3.2.   Pre-Closing Actions. . . . . . . . .           37
      Section 3.3.   Closing Deliveries . . . . . . . . .           37


                                   ARTICLE IV

                CRR PARENT, CRR AND CRC GOVERNANCE AND FUNDING

      Section 4.1.   Pre-Control Date Matters . . . . . .           39
      Section 4.2.   Post-Control Date CRC Governance . .           40
      Section 4.3.   Post-Closing Date CRC Funding. . . .           41
      Section 4.4.   Post-Control Date CRC and Other
                     Distributions.                                 41
      Section 4.5.   Operating Fees, Interest Rentals and
                     Base Rent. . . . . . . . . . . . . . .         42


                                  ARTICLE V

                       NYC and PRR GOVERNANCE AND CONDUCT

      Section 5.1.   NYC Governance . . . . . . . . . . .           42
      Section 5.2.   PRR Governance . . . . . . . . . . .           43
      Section 5.3.   NYC and PRR Actions. . . . . . . . .           43
      Section 5.4.   NYC and PRR Distributions. . . . . .           43
      Section 5.5.   Actions. . . . . . . . . . . . . . .           43


                                   ARTICLE VI

                                EMPLOYEE MATTERS

      Section 6.1.   Employees of CRR and CRC . . . . . .           43
      Section 6.2.   Employee Related Liabilities . . . .           44
      Section 6.3.   Non-Agreement Employee Benefit Plans           46
      Section 6.4.   Residual Liability . . . . . . . . . .         47


                                 ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      Section 7.1.   CSX.. . . . . . . . . . . . . . . .            48
                     (a)  Organization and Good Standing.           48
                     (b)  Authority . . . . . . . . . . .           48
                     (c)  Enforceability. . . . . . . . .           48
                     (d)  No Violation. . . . . . . . . .           48
                     (e)  No Approvals. . . . . . . . . .           48
      Section 7.2.   NSC.. . . . . . . . . . . . . . . .            49
                     (a)  Organization and Good Standing.           49
                     (b)  Authority . . . . . . . . . . .           49
                     (c)  Enforceability. . . . . . . . .           49
                     (d)  No Violation. . . . . . . . . .           49
                     (e)  No Approvals. . . . . . . . . .           49

                                  ARTICLE VIII

                                  COVENANTS

      Section 8.1.   Conduct of Business. . . . . . . . .           50
      Section 8.2.   Best Efforts . . . . . . . . . . . .           50
      Section 8.3.   Further Assurances; Consents . . . .           50
      Section 8.4.   STB Approval . . . . . . . . . . . .           51
      Section 8.5.   Other Approvals. . . . . . . . . . .           52
      Section 8.6.   INTENTIONALLY OMITTED. . . . . . . .           52
      Section 8.7.   Risk of Loss; Forced Disposal. . . .           53
      Section 8.8.   Public Statements; Public Filings. .           53
      Section 8.9.   Restructuring of CRC . . . . . . . .           53
      Section 8.10.  Provision of Corporate Records . . .           55
      Section 8.11.  Access to Information. . . . . . . .           55
      Section 8.12.  Production of Witnesses and Individuals        56
      Section 8.13.  Confidentiality. . . . . . . . . . .           56
      Section 8.14.  Privileged Matters . . . . . . . . .           57
      Section 8.15.  Administration of Actions. . . . . .           58
      Section 8.16.  Administration of FELA Claims. . . .           59
      Section 8.17.  Tax Matters. . . . . . . . . . . . .           60
      Section 8.18.  Committees . . . . . . . . . . . . .           60
      Section 8.19.  Chicago Gateway Access . . . . . . .           60
      Section 8.20.  Car Hire and Car Service . . . . . .           61


                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO THE CLOSING

      Section 9.1.   Conditions Precedent to Obligations.           61


                                  ARTICLE X

                               INDEMNIFICATION

      Section 10.1.  Indemnification. . . . . . . . . . . .         62
      Section 10.2.  Indemnification Procedures . . . . . .         62
      Section 10.3.  Remedies . . . . . . . . . . . . . . .         63


                                   ARTICLE XI

                                MISCELLANEOUS

      Section 11.1.  Amendment. . . . . . . . . . . . . . .         64
      Section 11.2.  Extension; Waiver. . . . . . . . . . .         64
      Section 11.3.  Notices. . . . . . . . . . . . . . . .         64
      Section 11.4.  Interpretation . . . . . . . . . . . .         65
      Section 11.5.  Entire Agreement . . . . . . . . . . .         65
      Section 11.6.  Parties in Interest. . . . . . . . .           66
      Section 11.7.  Governing Law. . . . . . . . . . . .           66
      Section 11.8.  Counterparts . . . . . . . . . . . . .         66
      Section 11.9.  Assignment . . . . . . . . . . . . .           66
      Section 11.10  Severability . . . . . . . . . . . .           67
      Section 11.11. Lack of Control; Effect on CRR and its
                     Controlled Subsidiaries. . . . . . .           67
      Section 11.12. Dispute Resolution . . . . . . . . .           67
      Section 11.13. CRC Status . . . . . . . . . . . . .           68


Schedule 1
Assets
      Attachment I
      Attachment II

Schedule 2
Major Decisions

Schedule 3
Preservation of Fair Access to Chicago Gateway

Schedule 4
Schedule of Trackage Rights, Haulage,
Shared Assets and Other Operating Agreements


Exhibit A
Form of Operating Agreements
      Exhibit A-1 (CSXT Operating Agreement)
      Exhibit A-2 (NSR Operating Agreement)

Exhibit B
Form of LLC Agreements

Exhibit C
Form of Trackage Rights Agreements Exhibit C-1 (NSR on CSXT) Exhibit C-2 (CSXT on NSR)

Exhibit D
Form of CSX/NSC Haulage Agreements

Exhibit E
Form of Capital Contribution, Assignment And Assumption Agreements

Exhibit F
Tax Allocation Agreement

Exhibit G
North Jersey Shared Assets Agreement

Exhibit H
South Jersey/Philadelphia Shared Assets Agreement

Exhibit I
Detroit Shared Assets Agreement

Exhibit J
Ashtabula Interlocking Agreement

Exhibit K
CP-Mounds Interlocking Agreement

Exhibit L
Warsaw Interlocking Agreement

Exhibit M
Crestline Interlocking Agreement

Exhibit N
Buckeye Interlocking Agreement

Exhibit O
Mike Interlocking Agreement

Exhibit P
Bucyrus Interlocking Agreement

Exhibit Q
CP 138 Interlocking Agreement

Exhibit R
Short Interlocking Agreement

Exhibit S
Berea Interlocking Agreement

Exhibit T
Ashtabula Access Agreement

Exhibit U
Seneca Yard Access Agreement

Exhibit V
Ford (Rockport) Switching Agreement

Exhibit W
GM Parma Switching Agreement

Exhibit X
Indianapolis Switching Agreement

Exhibit Y
GM Lordstown Switching Agreement

Exhibit Z
Lorain Switching Agreement

Exhibit AA
Fairlane Switching Agreement

Exhibit BB
Crawfordsville Switching Agreement

Exhibit CC
Sidney Switching Agreement

Exhibit DD
Sandusky Switching Agreement

Exhibit EE
Upper Sandusky Switching Agreement

Exhibit FF
Indiana Harbor Belt Agreement

Exhibit GG
Monongahela Access and Use Agreement

Exhibit HH
Park Manor Temporary Lease Agreement

Exhibit II
NSR and CSXT Construction Rights Agreement

Exhibit JJ
NSR Buckeye Construction Rights Agreement

Exhibit KK
NSR Field-Belmont Construction Rights Agreement

Exhibit LL
Erie Deed of Easement

Exhibit MM
Fort Wayne-Chicago/Streator Line Exchange Agreement

Exhibit NN
Piqua Yard Agreement

Exhibit OO
Elizabethport Yard Access Agreement

Exhibit PP
Agreement for Assignment of CRC Rights

Exhibit QQ
CSXT Eastwick Construction Agreement

Exhibit RR
Agreement for Assignment of CRC Rights
(Northeast Corridor)

Exhibit SS
Agreement for Assignment of Chicago Rights

                              TRANSACTION AGREEMENT


            TRANSACTION AGREEMENT, dated as of June 10, 1997 ("Agreement"), by and among CSX CORPORATION, a Virginia corporation ("CSX"), CSX TRANSPORTATION, INC., a Virginia corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "CSXT"), NORFOLK SOUTHERN CORPORATION, a Virginia corporation ("NSC"), NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "NSR"), CONRAIL INC., a Pennsylvania corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "CRR"), CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation ("CRC"), and CRR HOLDINGS LLC, a Delaware limited liability company ("CRR Parent").
            WHEREAS, CSX and NSC have entered into a letter agreement dated as of April 8, 1997 (the "April 8 Agreement").
            WHEREAS, pursuant to the April 8 Agreement, CSX and NSC have jointly acquired all of the outstanding capital stock of CRR through CRR Parent, in which CSX and NSC each owns a 50% voting interest.
            WHEREAS, CSX and NSC are seeking the approval of the STB to undertake the transactions contemplated by this Agreement and the April 8 Agreement.
            WHEREAS, pursuant to the April 8 Agreement the parties wish to provide herein for the governance and operation of CRR and its Affiliates and for the basis pursuant to which CRR's assets and liabilities will be allocated to or shared by CSX and its Affiliates, on the one hand, and NSC and its Affiliates, on the other hand, after the Closing Date (as hereinafter defined).
            NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

            Section 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

            "AAC"  means  Atlantic  Acquisition   Corporation,   a  Pennsylvania
corporation and a wholly owned Subsidiary of NSC.

            "AAR" means the Association of American Railroads.

            "AAR Car Service Rules" means the Code of Car Service Rules/Code of Car Hire Rules contained in AAR Circular OT-10 as promulgated in the Official Railway Equipment Register.

            "AAR Depreciated Value" means depreciated value as determined in accordance with Rule 107 of the Office and Field Manuals of the AAR Interchange Rules adopted by the AAR Technical Services Division, Mechanical Section, Operations and Maintenance Department.

            "Action" shall mean any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any Governmental Entity or forum or authority having jurisdiction over the matter involving or related to CRR, CRC or their respective Affiliates, the Assets, the Retained Liabilities or the Allocated Liabilities, but shall exclude FELA Claims.
            "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by or is under common control with, the specified Person or any trust for the benefit of such Person or any entities controlled by such Person; provided that, for the purposes of this Agreement, (a) NYC shall not be an Affiliate of CSX and its Subsidiaries or NSC and its Subsidiaries, (b) PRR shall not be an Affiliate of NSC and its Subsidiaries or CSX and its Subsidiaries and (c) CSX and NSC and their respective Subsidiaries shall not be Affiliates of CRR or CRR Parent and their respective Subsidiaries and vice versa.

            "Allocated Assets" means the Assets to be transferred at the Closing to either NYC ("NYC Allocated Assets") or PRR ("PRR Allocated Assets").

            "Allocated Liabilities" means the Liabilities of CRR, CRC or their respective Affiliates to be assumed at the Closing by either NYC ("NYC Allocated Liabilities") or PRR ("PRR Allocated Liabilities").

            "Amended and Restated Voting Trust Agreement" means the Voting Trust Agreement among CSX, NSC, CRR Parent, Green and Deposit Guarantee National Bank, dated as of April 8, 1997.

            "Ancillary Agreements" means the Equipment Agreements, the CSXT Operating Agreement, the NSR Operating Agreement, the NYC LLC Agreement, the PRR LLC Agreement, the CRR Holdings LLC Agreement, the Trackage Rights Agreements, the CSXT/NSR Haulage Agreements, the Tax Allocation Agreement, the Shared Assets Agreements and the Other Operating Agreements.

            "April 8 Agreement" has the meaning set forth in the preamble to this Agreement.

            "Assets" means any and all of CRR's, CRC's or their respective Affiliates' right, title and interest in and to all of the rights, properties, assets, claims, Contracts and businesses of every kind, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise and wherever located, owned or used primarily by such party. On the Closing Date, all Assets will be either (i) NYC Allocated Assets, (ii) PRR Allocated Assets or (iii) Retained Assets.

            "Base Inventory" has the meaning ascribed thereto in Section 2.7.

            "Base Rent" has the meaning set forth in the CSXT Equipment Agreement and the NSR Equipment Agreement.

            "Books and Records" means the books, files and records (including computerized databases and records) of CRR, CRC or their respective Affiliates and includes the NYC Books and Records and the PRR Books and Records.

            "Capital Contribution, Assignment and Assumption Agreements" means the instruments (including quitclaim deeds or other instruments transferring title to real estate) pursuant to which the Allocated Assets and the Allocated Liabilities will be transferred at the Closing to NYC or PRR, as the case may be, substantially in the form attached hereto as Exhibit E.
            "Closing" has the meaning ascribed thereto in Section 3.1.

            "Closing Date" has the meaning ascribed thereto in Section 3.1.

            "Co-Chairmen" means the co-chairmen of the CRC Board after the Control Date, being the CSX Co-Chairman and the NSC Co-Chairman.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor United States federal tax statute. References to a specific section of the Code shall include a reference to the corresponding provisions of any such successor United States federal tax statute.

            "Communications Team" has the meaning ascribed thereto in Section 2.2.

            "Continuing CRC Management" means employees (regardless of craft, position or classification) of CRR, CRC or their respective Affiliates (other than NYC, PRR and their respective Subsidiaries) who are determined to be Continuing CRC Management pursuant to Section 6.1(c), which employees will consist of the following categories: (a) employees performing general and administrative functions for CRR, CRC or their respective Affiliates (other than NYC, PRR and their respective Subsidiaries), (b) employees performing interim general, administrative or technical functions for CRR, CRC or their respective Affiliates (other than NYC, PRR and their respective Subsidiaries) (including employees performing such functions at CRR's headquarters office building and information technology center in Philadelphia, PA) which functions CSX and NSC shall identify prior to the Closing Date and shall agree are necessary for an interim period after the Closing Date in accordance with Section 2.4, (c) employees operating, managing or performing work at the SSO Facilities, and (d) employees (other than those described in clauses (a), (b) and (c) above) operating, managing or performing work on Retained Assets that are to be operated pursuant to the Shared Assets Agreements.

            "Contracts" means any contract, lease, loan agreement, deed, easement, license, reversion, mortgage, security agreement, trust indenture or other agreement or instrument to which any of CRR, CRC or their respective Affiliates is a party or by which any of them is bound or to which any of the Assets is subject.

            "Contracts Team" has the meaning ascribed thereto in Section 2.2.

            "Control Date" means the effective date on which CSX and NSC are authorized by the STB to exercise control over CRR.

            "Corporate Level Liabilities" means the following Liabilities of CRR, CRC or their respective Affiliates: (a) Environmental Liabilities that are designated as Corporate Level Liabilities pursuant to Section 2.8(b)(iii); (b) all Liabilities (except as specified in Section 2.8(b)(i) or (ii), Section 2.8(c) or Section 2.9) associated with the handling and disposition of Actions arising prior to the Closing Date; (c) all Liabilities (except as specified in
Section 2.8(b)(i) or (ii), Section 2.8(c) or Section 2.9) associated with the handling and disposition of Actions arising on or after the Closing Date and that do not relate predominantly to Allocated Assets; (d) all Liabilities (except as specified in Section 2.8(b)(i) or (ii), Section 2.8(c) or Section 2.9) associated with the handling and disposition of Actions arising on or after the Closing Date designated as Corporate Level Liabilities pursuant to Section 2.8; (e) Employee Related Liabilities that are designated as Corporate Level Liabilities pursuant to Article VI; (f) all Taxes accruing for periods prior to the Closing Date, including in respect of tax leverage transactions; (g) Taxes, if any, associated with the designation, allocation and transfer of the Assets as contemplated in this Agreement; (h) Liabilities under leases (including without limitation lease termination costs) that arise prior to the Closing Date (other than the lease Liabilities in respect of the CRC headquarters office building in Philadelphia, PA, or the information technology center in Philadelphia, PA, or the Altoona, PA or Hollidaysburg, PA shops); (i) Indebtedness (other than intercorporate Indebtedness of direct or indirect
Subsidiaries of CRR the capital stock, or similar interests, of which is included in the Allocated Assets, which will be treated as agreed to by the parties prior to the Closing); (j) all Liabilities associated with the handling and disposition of FELA Claims made prior to the Control Date and all Liabilities associated with the handling and disposition of FELA Claims made on or after the Control Date and designated as Corporate Level Liabilities pursuant to Section 2.8(c); (k) all employee costs not otherwise allocated under this Agreement; (l) all Liabilities arising prior to the Closing Date not otherwise allocated under this Agreement; (m) transition costs not the sole responsibility of CSX, CSXT, NYC, NSC, NSR or PRR and not otherwise allocated under this Agreement; and (n) all Liabilities incurred with respect to Continuing CRC Management, the SSO Facilities and the Retained Assets, except where this Agreement (including the Schedules and Exhibits hereto) or the Ancillary Agreements may expressly designate the Liability in some other manner.

            "Corporate Memorabilia" means all corporate memorabilia, antiques, artifacts, charters and art owned by CRR, CRC or their respective Affiliates, wherever located.

            "CRC" has the meaning set forth in the preamble to this Agreement.

            "CRC Board" means the Board of Directors of CRC.

            "CRR" has the meaning set forth in the preamble to this Agreement.

            "CRR Holdings LLC Agreement" means the Limited Liability Company Agreement of CRR Holdings LLC, dated May 21, 1997, as amended from time to time.

            "CRR  Industries"   means  CRR  Industries,   Inc.,  a  Pennsylvania
corporation and a wholly owned Subsidiary of CRR.

            "CRR Parent" has the meaning set forth in the preamble to this Agreement.

            "CRR Shares" means the shares of Common Stock and Series A ESOP Convertible Junior Preferred Stock of CRR.

            "CRR Stay Bonus Program" means either the Conrail Inc. Stay Bonus Program, Classes 8 And Below, or the Conrail Inc. Stay Bonus Program Classes 9-11, both to be entered into pursuant to Attachment A to the Third Amendment.

            "CSX" has the meaning set forth in the preamble to this Agreement.

            "CSX Co-Chairman" has the meaning ascribed thereto in Section 4.2.

            "CSX Directors" has the meaning ascribed thereto in Section 4.2.

            "CSXT" has the meaning set forth in the preamble to this Agreement.

            "CSXT Equipment" means the Equipment subject to the CSXT Equipment Agreement.

            "CSXT Equipment Agreement" means the agreement to be entered into between NYC and CSXT in a form to be agreed by CSX and NSC, to provide CSXT with the right to use, operate and maintain certain of the Equipment which NYC has the right to use and operate pursuant to the NYC Equipment Agreement.

            "CSXT/NSR Haulage Agreements" means the agreements pursuant to which CSXT and/or NSR will provide haulage services for the other, in substantially the form attached hereto as Exhibit D; each CSXT/NSR Haulage Agreement shall be in respect of a Route identified on Item 2 of
Schedule 4 and shall incorporate the terms set forth therein.

            "CSXT Operating Agreement" means the agreement to be entered into between CSXT and NYC, substantially in the form attached hereto as Exhibit A-1, to provide for the use, operation and maintenance by CSXT of certain of the NYC Allocated Assets after the Closing Date.

            "Damages" means all assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and attorneys' and consultants' fees.

            "Distribution" means any dividend or other distribution with respect to any shares of capital stock or similar equity interests.

            "Employee Related Liabilities" means Liabilities to be designated as NYC Allocated Liabilities, PRR Allocated Liabilities or Corporate Level Liabilities pursuant to Article VI.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges, or releases of pollutants, contaminants, hazardous or toxic materials or substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic materials or substances or wastes or the cleanup or other remediation thereof.

            "Environmental Liabilities" means any and all Liabilities arising in connection with or in any way relating to any Asset (or formerly held Asset) and which arise under or relate to matters covered by any Environmental Laws.

            "Equipment" means all freight car rolling stock, cabooses, trailers, containers, end of train devices, locomotives and Work Equipment of CRR, CRC or their respective Affiliates, whether owned or leased.
              "Equipment Agreements" means the NYC Equipment Agreement, the PRR Equipment Agreement, the CSXT Equipment Agreement and the NSR Equipment Agreement.
            "Fair Market Rental Value" has the meaning set forth in the CSXT Operating Agreement, the NSR Operating Agreement, the CSXT Equipment Agreement and the NSR Equipment Agreement.

            "FELA Claim" means a claim made under the Federal Employers Liability Act, as amended from time to time. A FELA Claim shall be considered "made" upon the earliest to occur of the following: (i) the claimant's employer has received or prepared a written report (including, in the case of an alleged occupational injury, a questionnaire) of the claim or of the incident from which the claim arises; or (ii) the claimant's employer has received written notice of the claim from the claimant or the claimant's attorney; or (iii) an action, claim or suit asserting the claim has been filed and properly served on the claimant's employer. For the purposes of this definition (i) the term "written report" shall include reports which are electronically prepared or transmitted, and (ii) the term "employer" shall include the employer currently responsible under the Federal Employers Liability Act for the claim or cause of action being asserted and such employer's attorney.

            "FF&E" means all furniture, fixtures, computers, office supplies and equipment (other than Equipment and system stock- piles of supplies and inventory) of CRR, CRC or their respective Affiliates.

            "Governmental Entity" means any federal, state, local or foreign court, administrative agency or commission or other governmental or regulatory authority or commission or any arbitration tribunal.

            "Green" means Green Acquisition Corp., a Pennsylvania corporation and a wholly owned Subsidiary of CRR Parent.

            "Indebtedness" means, when used with reference to a specified Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all payment obligations under capitalized leases and (f) all indebtedness of any other
Person of the type referred to in clauses (a) to (e) above directly or indirectly guaranteed by such Person.

            "Indemnified   Party"  means  a  Person  who  requires  or  requests
indemnification under Article X.

            "Indemnifying Party" means a Person who is required or requested to indemnify another Person under Article X.

            "Interest Rental" has the meaning set forth in the Shared Assets Agreements.

              "Inventory Team" has the meaning ascribed thereto in Section
2.2.
              "IRS Submission" has the meaning ascribed thereto in Section
8.9.
              "Liabilities" means any and all debts, liabilities and obligations of any kind whatsoever, whether or not accrued, contingent or reflected on a balance sheet, known or unknown, absolute, determined, determinable or otherwise, including, without limitation, those arising under any law, rule, regulation, action, order or consent decree of any Governmental Entity or any judgment in any Action of any kind or award of any arbitrator of any kind and those arising under any Contract. At the Closing Date, all Liabilities of CRR, CRC or their respective Affiliates will be either (i) NYC Allocated Liabilities,
(ii) PRR Allocated Liabilities or (iii) Retained Liabilities.

              "Locomotive Team" has the meaning ascribed thereto in Section
2.6.

              "Major Decisions" means any of the items identified on Schedule 2 hereto.

              "Merger" means the merger of a subsidiary of Green with and into CRR pursuant to the Merger Agreement.

              "Merger Agreement" means the Agreement and Plan of Merger by and among CRR, CSX and Green dated as of October 14, 1996 and as amended as of November 5, 1996, December 18, 1996, March 7, 1997 and April 8, 1997 and as may be further amended from time to time in accordance with its terms and the terms of this Agreement.

              "NSC" has the meaning set forth in the preamble to this Agreement.

              "NSC Co-Chairman" has the meaning ascribed thereto in Section
4.2.

              "NSC Directors" has the meaning ascribed thereto in Section 4.2.

              "NSR" has the meaning set forth in the preamble to this Agreement.

              "NSR Equipment" means the Equipment subject to the NSR Equipment Agreement.

              "NSR Equipment Agreement" means the agreement to be entered into between PRR and NSR, in a form to be agreed among CSX and NSC, to provide NSR with the right to use, operate and maintain certain of the Equipment which PRR has the right to use and operate pursuant to the PRR Equipment Agreement.

              "NSR Operating Agreement" means the agreement to be entered into between NSR and PRR, substantially in the form attached hereto as Exhibit A-2, to provide for the use, operation and maintenance by NSR of certain of the PRR Allocated Assets after the Closing Date.

              "NYC" means New York Central Lines LLC (or such other name as may be specified by CSX), which will be organized on or prior to the Closing pursuant to Section 3.2 as a Delaware limited liability company and a wholly owned Subsidiary of CRC.

              "NYC Action" has the meaning ascribed thereto in Section 8.14.

              "NYC  Allocated  Assets" means the Assets  identified on Item 1 of
Schedule 1 hereto and the Transportation  Contracts allocated to NYC pursuant to
Section 2.2(c) (unless CSX and NSC in their discretion agree that any such Assets shall not be NYC Allocated Assets) together with the Unallocated Assets designated as NYC Allocated Assets prior to the Closing Date pursuant to Article II, including any cash benefit in lieu of such Assets pursuant to Section 8.7.

              "NYC Allocated Liabilities" means the Liabilities designated as NYC Allocated Liabilities pursuant to Section 2.8 or Article VI, together with all Liabilities allocated to and the responsibility of NYC under any Ancillary Agreement.

              "NYC Books and Records" shall mean the books, files and records (including computerized databases and records) of CRR, CRC or their respective Affiliates that relate principally to the NYC Allocated Assets or NYC Allocated Liabilities and are necessary or useful for the operation of the business in respect thereof.

              "NYC Equipment Agreement" means the agreement to be entered into between CRC and NYC, in a form to be agreed among CSX and NSC, to provide NYC with the right to use, operate and maintain certain of the Equipment allocated to NYC pursuant to Section 2.6(e)(i).

              "NYC LLC Agreement" means the Limited Liability Company Agreement of NYC, substantially in the form attached hereto as Exhibit B.

              "NYC Restructuring" has the meaning ascribed thereto in Section
8.9.

              "Operating Fee" has the meaning set forth in the CSXT Operating Agreement and the NSR Operating Agreement.

              "Other Operating Agreements" means the agreements to be entered into between and among CRC, NYC, PRR, CSXT and/or NSR, substantially in the forms attached hereto as Exhibits J through RR, providing for various operating, access, construction and other matters. The Other Operating Agreements are listed in Item 4 of Schedule 4 hereto.

              "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended from time to time.

              "Pennsylvania Control Transaction Law" means Subchapter E of Chapter 25 of the PBCL, as amended from time to time.

              "Percentage" means, in the case of CSX, 42% and, in the case of NSC, 58%.

              "Person"  includes  any  individual,   corporation,   association,
partnership  (general  or  limited),   joint  venture,  trust,  estate,  limited
liability company or other legal entity or organization.

              "Pooled  Assets"  means  all  Unallocated   Assets  for  which  no
allocation methodology is provided for in Section 2.2(a) through (i), including the Assets identified on Item 4 of Schedule 1.

              "Privileged Information" has the meaning ascribed thereto in
Section 8.14.

              "Privileges" has the meaning ascribed thereto in Section 8.14.

              "PRR" means Pennsylvania Lines LLC (or such other name as may be specified by NSC), which will be organized on or prior to Closing pursuant to
Section 3.2 as a Delaware limited liability company and a wholly owned Subsidiary of CRC.

              "PRR Action" has the meaning ascribed thereto in Section 8.15.

              "PRR  Allocated  Assets" means the Assets  identified on Item 2 of
Schedule 1 hereto and the Transportation  Contracts allocated to PRR pursuant to
Section 2.2(c) (unless CSX and NSC in their discretion agree that any such Assets shall not be PRR Allocated Assets), together with the Unallocated Assets designated as PRR Allocated Assets prior to the Closing Date pursuant to Article II, including any cash benefit in lieu of such Assets pursuant to Section 8.7.

              "PRR Allocated Liabilities" means the Liabilities designated as PRR Allocated Liabilities pursuant to Section 2.8 or Article VI, together with all Liabilities allocated to and the responsibility of PRR under any Ancillary Agreement.

              "PRR Books and Records" shall mean the books, files and records (including computerized databases and records) of CRR, CRC or their respective Affiliates that relate principally to the PRR Allocated Assets or PRR Allocated Liabilities and are necessary or useful for the operation of the business in respect thereof.

              "PRR Equipment Agreement" means the agreement to be entered into between CRC and PRR, in a form to be agreed among CSX and NSC, to provide PRR with the right to use, operate and maintain certain of the Equipment allocated to PRR pursuant to Section 2.6(e)(i).

              "PRR LLC Agreement" means the Limited Liability Company Agreement of PRR, substantially in the form attached hereto as Exhibit B.

              "PRR Restructuring" has the meaning ascribed thereto in Section
8.9.

              "Radio Licenses" has the meaning ascribed thereto in Section
2.2.

              "Required Approvals" has the meaning ascribed thereto in
Section 7.1.

              "Restructuring" means either the NYC Restructuring or the PRR Restructuring, as the context requires.

              "Retained  Assets"  means  the  Assets  identified  on  Item  3 of
Schedule 1 hereto (unless CSX and NSC in their discretion agree that any such Assets shall not be Retained Assets) together with the Unallocated Assets designated as Retained Assets prior to the Closing Date pursuant to Article II, including (a) Equipment that is not included in the Allocated Assets, (b) the SSO Facilities and (c) the Pooled Assets not designated as Allocated Assets pursuant to Section 2.2(j).

              "Retained Liabilities" means the Liabilities designated as Retained Liabilities pursuant to Section 2.8 (including, without limitation, all Corporate Level Liabilities), together with all Liabilities allocated to and the responsibility of CRR, CRC or their respective Affiliates under any Ancillary Agreement.

              "Rolling Stock Team" has the meaning ascribed thereto in
Section 2.6.

              "Route" means the rights and Assets used to provide transportation service along a railroad line connecting two or more stations and consisting of one or more tracks (together with associated sidings, side tracks, signaling, land and other related facilities).

              "Ruling" has the meaning ascribed thereto in Section 8.9.

              "Separation Costs" means labor protection costs, including dismissal allowances, displacement allowances and the cost of administering, arbitrating and litigating such labor protection provisions, severance (including payments under severance agreements), personnel relocation expenses and all other dismissal expenses and stay bonuses, including any payment intended to reimburse for excess parachute excise tax imposed under Section 4999 of the Code with respect to such dismissal expenses or stay bonuses.

              "Service" has the meaning ascribed thereto in Section 8.9.

              "Shared Assets Agreements" means the agreements between and among CRC, NYC, PRR, CSXT and/or NSR, substantially in the forms attached hereto as Exhibits G through I, providing for the operation of certain Retained Assets for the benefit of CSXT and NSR. The Shared Assets Agreements are listed in Item 3 of Schedule 4 hereto.

              "Shared Assets Areas" means (a) the North Jersey shared Asset facility to be covered by the Shared Assets Agreement substantially in the form attached hereto as Exhibit G, (b) the South Jersey/Philadelphia shared Asset facility to be covered by the Shared Assets Agreement substantially in the form attached hereto as Exhibit H and (c) the Detroit shared Asset facility to be covered by the Shared Assets Agreement substantially in the form attached hereto as Exhibit I.

              "SSO Facilities" means the CRR or CRC system support operations facilities described in Item 3(B) of Schedule 1 (including equipment and other Assets associated with such facilities) used as of the date hereof by CRR and CRC or their respective Affiliates to provide support functions benefiting the CRC rail system as a whole, including: (a) the customer service center in Pittsburgh, PA; (b) the crew management facility in Dearborn, MI; (c) the system maintenance-of-way equipment center in Canton, OH; (d) the signal repair center in Columbus, OH; (e) the system freight claims facility in Buffalo, NY; (f) the system non-revenue billing facility at Bethlehem, PA; (g) the system rail welding plant at Lucknow (Harrisburg), PA; (h) the system road foreman/engineer training center at Philadelphia and Conway, PA; (i) the CRC police operations center at Mt. Laurel, NJ; and (j) such other facilities providing system-wide support functions as CSX and NSC shall identify and agree upon prior to the Closing Date.

              "STB" means the Surface Transportation Board or, if there shall be no Surface Transportation Board, any federal agency which is charged with the function of approving combinations by rail carriers or persons controlling them, or of other arrangements between such rail carriers, and granting exemptions from other laws with respect thereto or regulating other specific functions with respect to the context in which such term is employed or any successor entity thereof.

              "Subsidiary"  means,  when  used  with  reference  to a  specified
Person, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided that CRR Parent and any Person in which CRR Parent owns, directly or indirectly an interest (it being assumed for the purposes of this Agreement that CRR Parent does not own, directly or indirectly, an interest in either CSX or NSC) shall not be a Subsidiary of either CSX or NSC.

              "Surviving Corporation" means the surviving corporation of the Merger.

              "Tax" or "Taxes" means taxes of any kind, levies or other similar assessments, customs, duties, imposts, charges or fees, including, without limitation, income taxes, gross receipts, ad valorem, excise, real or personal property, sales, use, payroll, withholding, unemployment, transfer and gains taxes or other governmental taxes imposed by or payable to the United States, or any state, local or foreign government or subdivision thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to such Tax or Taxes. The term "Tax" or "Taxes" shall not include any payment intended to reimburse the recipient for an excess parachute excise tax imposed under Section 4999 of the Code.

              "Tax Allocation Agreement" means the agreement to be entered into among Green, CRR, CRC, CRR Industries, PRR and NYC, substantially in the form attached hereto as Exhibit F, pursuant to which the rights and obligations relating to Tax matters involving the operations of CRR, CRC, PRR and NYC shall be allocated.

              "Tax Returns" means all returns, information returns, statements, certifications, reports or other documentation relating to Taxes.

              "Third Amendment" means the third amendment, dated March 7, 1997, to the Merger Agreement.

              "Third Party Claim" has the meaning ascribed thereto in Section 10.2.

              "Trackage Rights Agreements" means the agreements pursuant to which CSXT and NSR will grant trackage rights to the other, in substantially the form attached hereto as Exhibit C; each Trackage Rights Agreement shall be in respect of a Route identified on Item 1 of Schedule 4 and shall incorporate the terms set forth therein.

            "Transaction Expenses" means, with respect to a specified Person, all of such Person's fees and expenses, including, without limitation, filing fees and fees and expenses of legal counsel, depositaries, dealer managers, proxy solicitors, information agents, printers, investment bankers or advisors, financing sources, accountants, public relations advisors and other consultants and advisors incurred in connection with the acquisition of CRR Shares, the Merger, the April 8 Agreement, this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein.

            "Transportation Contracts" means Contracts between rail carrier(s) and a Person or Persons relating to the purchase of transportation services as specified in 49 U.S.C. ss. 10102(9)(A) and (B); provided that, if a Transportation Contract covers service between more than one pair of points, the provisions governing service between each pair of points shall be treated as a distinct Transportation Contract.

            "Unallocated Assets" means Assets which are not as of the date of this Agreement identified on Schedule 1 hereto as Allocated Assets or Retained Assets.

            "Valuation Date" has the meaning set forth in the CSXT Operating Agreement, the NSR Operating Agreement, the CSXT Equipment Agreement, the NSR Equipment Agreement and the Shared Assets Agreements.

            "Voting Trust" means the voting trust for the shares of capital stock of CRR or CRC created under the Amended and Restated Voting Trust Agreement.

            "Work Equipment" means track machinery, non-revenue rolling stock dedicated to track maintenance (such as ballast and tie cars), other mobile equipment (such as backhoes, bulldozers and the like), other engineering equipment and automobiles and trucks assigned to CRC system and staff functions (automobiles and trucks assigned to Allocated Asset locations shall be included in the Allocated Assets).

            "Work Equipment Team" has the meaning ascribed thereto in Section
2.6.

            Section 1.2. Other Definitive Provisions. When used in this Agreement in respect of a Liability or an Action, the terms "arise" or "arising" mean that the circumstances giving rise to the Liability or Action have transpired, whether or not such Action or Liability has been discovered, asserted or accrued. When used in this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE II

                      DESIGNATION AND ALLOCATION OF ASSETS
                               AND LIABILITIES

            Section 2.1.  Conveyance of Assets. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, (i) CRC and its Affiliates shall contribute, assign, transfer, convey and deliver the NYC Allocated Assets to NYC and NYC shall accept from CRC and its Affiliates all of the right, title and interest of CRC and its Affiliates in all of the NYC Allocated Assets, and (ii) CRC and its Affiliates shall contribute, assign, transfer, convey and deliver the PRR Allocated Assets to PRR and PRR shall accept from CRC and its Affiliates all of the right, title and interest of CRC and its Affiliates in all of the PRR Allocated Assets. Except as expressly provided in this Agreement, CSX and its Affiliates, on the one hand, and NSC and its Affiliates, on the other hand, shall retain all their existing rights with respect to the Assets.
            Section 2.2.  Allocation of Certain  Assets.  As soon as practicable after the date hereof and in any event prior to the Closing Date, CSX and NSC shall use their best efforts to designate the Unallocated Assets as either NYC Allocated Assets, PRR Allocated Assets or Retained Assets. CSX and NSC shall continue to monitor such designation up to, and shall update such designation as of, the Closing Date. Such designation shall be as agreed between CSX and NSC in accordance with the following guidelines (which shall not, unless CSX and NSC otherwise agree, affect Assets already designated as Allocated Assets or Retained Assets pursuant to Schedule 1 hereto):
            (a)  Unallocated  FF&E shall be designated as follows:  (i) all FF&E located in or along Allocated Assets shall be designated in the same manner as such Allocated Assets, (ii) all FF&E located in or along Retained Assets shall be designated as Retained Assets and (iii) all FF&E not designated pursuant to clause (i) or (ii) above shall be designated as NYC Allocated Assets or PRR Allocated Assets by value in proportion to CSX's and NSC's respective Percentage.
            (b) On or prior to the Closing Date,  CSX, NSC and CRR shall take an inventory of all Corporate Memorabilia, and CSX and NSC shall value the principal items or categories, engaging an appraiser if they cannot agree on the value thereof. One half of the Corporate Memorabilia by value shall be designated as NYC Allocated Assets and the other half shall be designated as PRR Allocated Assets by the mutual agreement of CSX and NSC. If CSX and NSC have not agreed on the particular items or categories of Corporate Memorabilia to be designated as NYC Allocated Assets and PRR Allocated Assets, respectively, they will alternate selecting Corporate Memorabilia having a value of 5% (as near as may be) of the total value of all of the Corporate Memorabilia, with the party having first choice selected by lot.
            (c) The  parties  recognize  the  importance  of  assuring  that the acquisition of CRC does not create shipping disruptions for CRC customers and hence are hereby making arrangements to carry out CRC's Transportation Contracts in the manner hereinafter set forth.
            (i) All CRC  Transportation  Contracts  in effect as of the  Closing
Date ("Existing Transportation Contracts") shall remain in effect through their stated term and the obligations thereunder shall be carried out thereafter by CSXT utilizing NYC Allocated Assets and NSR utilizing PRR Allocated Assets, or pursuant to the Shared Assets Agreements, as the case may be.
            (ii)  CSXT and NSR  shall  allocate  the  responsibilities  to serve customers under the Existing Transportation Contracts in a manner to achieve reliability and proper service to the customers, and the revenues and expenses associated with the Existing Transportation Contracts and related services shall be allocated and accounted for between CSXT and NSR in accordance with the Percentage Division to the extent that the performance of contracts allocated by Percentage Division departs from the Percentage Division.
            (iii) The  following  decision  rules  shall be applied on an annual basis with tentative settlements to the extent required by subsection (c)(ii) on a quarterly basis 60 days after the end of the quarter and an annual true-up 90 days after the end of the year:
            (A) For purposes of this  Subsection  (c),  "Local"  means a station that is not Dual and is served solely by CSXT or NSR, and "Dual" means a station with line-haul service by both, including service accessed by one or the other through trackage rights or haulage, in each case as of the date of this Agreement giving effect to the effectuation of the Closing. For purposes of the definition of "Dual", the term includes (a) as to commodities that are handled by rail before or after shipment by water, all stations at which such commodities are handled in Ocean, Gulf and Great Lakes port cities to which each of CSXT and NSR has line haul service to any such station, and (b) as to intermodal service, all intermodal facilities in any city in which each of CSXT and NSR has line haul service to any intermodal facility. Further, references to "Off Line" stations in this Subsection (c) do not include a situation where such station is Local or Dual to NSR or CSXT or a third railroad whose sole connection is with CSXT or NSR.
            (B) In  addition,  for  purposes of this  Subsection  (c) only,  the phrase "Percentage Division" shall mean 50% CSXT - 50% NSR.
            (C)  Revenues shall be allocated as follows:
                  (aa) Where the Existing Transportation Contract calls for
            transportation  from an origin station  located on the PRR Allocated
            Assets, the allocation shall be solely to NSR, except as follows:
                        (x) If the  origin  station  is  Local  to NSR  and  the
                  destination station is on the NYC Allocated Assets and Local to CSXT, then the allocation shall be on a joint line basis between NSR and CSXT with the interchange to be negotiated between NSR and CSXT and the revenues to be split 30% to NSR, 30% to CSXT, and the remainder to be based upon a mileage prorate; and
                        (y)  If,   notwithstanding   its  location  on  the  PRR
                  Allocated Assets, the origin station is Dual and the destination station is on the NYC Allocated Assets and Local to CSXT, then the allocation shall be solely to CSXT. (bb) Where the Existing Transportation Contract calls for transportation  from an origin station  located on the NYC Allocated
            Assets, the allocation shall be solely to CSXT, except as follows:
                        (x) If the  origin  station  is  Local  to CSXT  and the
                  destination station is on the PRR Allocated Assets and Local to NSR, then the allocation shall be on a joint line basis between CSXT and NSR with the interchange to be negotiated between CSXT and NSR and the revenues to be split 30% to CSXT, 30% to NSR, and the remainder to be based an a mileage prorate; and
            (y) If,  notwithstanding  its location on the NYC Allocated  Assets, the origin station is Dual and the destination station is on the PRR Allocated Assets and Local to NSR, then the allocation shall be solely to NSR.
        (cc) Where the Existing Transportation Contract calls for transportation where at least one of the origin and destination stations is Dual or which is located in a Shared Assets Area or located on or accessed from the tracks of the former Monongahela Railway or Waynesburg Southern Railway ("MGA") (collectively, a "Specified Station"), the following shall apply as to such Existing Transportation Contract:
            (x) If the other station is located on a PRR Allocated  Asset and is
      Local to NSR, then the allocation shall be solely to NSR;
            (y) If the other station is located on an NYC Allocated Asset and is
      Local to CSXT, then the allocation shall be solely to CSXT; and
            (z) If the other station is a Specified  Station, then CSXT and
      NSR shall divide the   allocation on the Percentage Division (by
      revenue) annually.
      (dd) Where the origin station is Off Line and the destination station is within the former CRC territory, the following shall apply as to the Existing Transportation Contract:
            (x) If the destination  station is located on an NYC Allocated Asset and is Local to CSXT, the allocation shall be solely to CSXT.

            (y) If the destination station is located on a PRR Allocated Asset and is Local to NSR, the allocation shall be solely to NSR.

            (z) If the destination Station is Dual or is located in a Shared Assets Area or in MGA, CSXT and NSR shall divide the allocation on the Percentage Division (by revenue) annually.

      (ee) Where the origin station is within the former CRR territory and the destination station is Off Line, the following shall apply as to the Existing Transportation Contracts:

            (x) If the origin station is located on an NYC Allocated Asset and is Local to CSXT, the allocation shall be solely to CSXT.

                              (y) If the  origin  station  is  located  on a PRR
                        Allocated Asset and is Local to NSR, the allocation shall be solely to NSR.
                              (z) If the origin station is Dual or is located in
                        a Shared Asset Area or in MGA, CSXT and NSR shall divide the allocation on the Percentage Division (by revenue) annually.
                        (ff) Where the origin station and the destination station are both Off Line, CSXT and NSR shall divide the allocation on the Percentage Division.

                        (gg)  As  to  any  joint  line  Existing  Transportation
                  Contract which involves either CSXT and CRC and NSR and CRC, that Transportation Contract shall be treated, for the purposes of the above rules, as if it involved an NSR or CSXT Local origin or off-line destination (as the case may be) and only that portion of the transportation over former CRC Routes shall be governed by the foregoing.

                        (hh) Where, as of the Closing Date, CRC has a proportional rate Existing Transportation Contract which provides a through rate in combination with a separate proportional rate CSXT or NSR transportation contract, the separate CSXT or NSR transportation contract shall be unaffected and only the CRC portion of the transportation shall be governed by the foregoing.
            (iv) There shall be a presumption that responsibility for the performance of contracts shall follow the allocations referred to above and that presumption, except in extraordinary cases, shall control in all cases except those provided for in Sections 2.2(c)(iii)(C)(cc)(z), 2.2(c)(iii)(C)(dd)(z), and 2.2(c)(iii)(C)(ee)(z). Exceptions in those cases just mentioned shall be made to promote the use of efficient routes, high-quality service and consistency of service to customers, and in that connection there shall be a presumption against dividing a contract between a single destination and a single origin between the two carriers.

            (v) In the case of a single Existing Transportation Contract which covers multiple origin and destination pairs, allocation of revenue shall be on the basis of each pair but CSXT and NSR shall cooperate as necessary to assure that the shippers under such Existing Transportation Contracts receive the benefits (e.g., volume pricing, refunds, etc.)to which they are entitled thereunder, notwithstanding any division of responsibility in providing the transportation.
            (vi) Nothing in this Section 2.2(c) shall limit any right of the parties to provide service to or enter into transportation contracts with shippers with Existing Transportation Contracts.

            (d) All Contracts granting any unrelated Person the right to bury fiber optic cable longitudinally along Assets shall be designated as Retained Assets (if any Assets in respect of which such rights are given are Allocated Assets, NYC or PRR, as the case may be, will license or otherwise grant rights to CRC or its Affiliates to maintain the subject matter of the Contracts granting such rights), except where such rights relate only to either NYC Allocated Assets or PRR Allocated Assets, in which case such Contracts shall be designated in the same manner as such Allocated Assets; provided that NYC and PRR shall, to the extent permitted under such Contracts that are designated as Retained Assets, be given equal access to CRC's or its Affiliate's rights to use capacity on such fiber optic cable and shall participate equally in any other benefits of such Contracts.
            (e) Promptly after the date hereof, CSXT and NSR each shall appoint up to five members of a committee (the "Contracts Team"). The Contracts Team shall meet and not later than January 1, 1998 shall negotiate an equitable designation of all Contracts (other than Transportation Contracts and Contracts otherwise allocated or designated under the terms hereof) based on the following guidelines:
            (i) Contracts that relate predominantly to either NYC Allocated Assets, PRR Allocated Assets or Retained Assets will be designated in the same manner as such Assets.
            (ii) Contracts (A) that benefit CRC as a whole (such as unfilled system purchase and supply Contracts), (B) that relate predominantly to Retained Assets (such as certain intermodal terminal Contracts) or (C) that the Contract Team cannot designate for whatever reason, shall be Retained Assets and CRC shall, to the extent permitted under the relevant Contract, subcontract its duties, obligations and rights under such Contract to NYC or PRR by value in proportion to CSX's and NSC's respective Percentage in accordance with the procedure set forth in
      Section 8.5(b).
            (f) Promptly after the date hereof, NSR and CSXT each shall appoint up to five members of a committee (the "Communications Team"). The Communications Team shall meet and not later than January 1, 1998 shall negotiate an equitable designation of all radio licenses held or owned by CRR, CRC or their respective Affiliates ("Radio Licenses") based on the following guidelines:
            (i) In general, Radio Licenses will be designated as PRR Allocated Assets or NYC Allocated Assets depending on the designation of the Allocated Assets to which the Radio Licenses most relate. The designation of Radio Licenses will be made in such manner as to facilitate and permit continued operations on the PRR Allocated Assets and the NYC
        Allocated Assets substantially as conducted before the Closing Date.

            (ii) Base Radio Licenses shall be designated and reissued on their present frequencies to PRR or NYC, depending on whether the Allocated Assets on or near which the base radio operates are NYC Allocated Assets or PRR Allocated Assets. If the base radio is used for train operations on a line that includes both PRR Allocated Assets and NYC Allocated Assets, the Radio License shall be allocated in the same manner as the Allocated Assets on which the base radio is located and the party allocated such Radio License shall grant to the other party the right to operate a base station and other needed radio equipment on that frequency.

            (iii) Mobile Radio Licenses (such as those relating to engine radios and end-of-train-devices) will be designated as NYC Allocated Assets or PRR Allocated Assets giving effect to the relative operating needs and existing systems of each of NYC and/or CSXT, on the one hand, and PRR and/or NSR on the other hand.

            (iv) Radio Licenses for which the Communications Team can not agree upon the designation as PRR Allocated Assets or NYC Allocated Assets prior to the Closing Date or that are required for CRC operations under the Shared Assets Agreements will be Retained Assets and held by CRR for the benefit of both NYC and PRR.

            (g) In connection with its negotiations under Section 2.2(f), the Communications Team also shall not later than January 1, 1998 negotiate an equitable designation in accordance with CSX's and NSC's respective Percentage of all Unallocated Assets that are signal and communications equipment or facilities and leased communications services. This will include all signal and communications equipment and facilities and leased services that are (i) used by CRC system-wide, (ii) used in conjunction with the operation of both a Route included in NYC Allocated Assets and a Route included in PRR Allocated Assets (such as a microwave tower), or (iii) of a character that precludes such Assets from being logically segregated and designated by Route. In making its designation, the Communications Team shall consider, among other things, Asset value and each party's relative ability to maintain current operations and compatibility with existing equipment. Items for which the Communications Team cannot agree upon the designation as PRR Allocated Assets or NYC Allocated Assets prior to the Closing Date or that are required for CRC operations under the Shared Assets Agreements will be Retained Assets and held for the benefit of both NYC and PRR, although it is the intention of the parties that such signal and communications equipment or facilities and leased communications equipment (other than items required for CRC operations under the Shared Assets Agreements) be designated to the extent possible as Allocated Assets.
            (h) System stockpiles of inventory, material and supplies of CRR, CRC or their respective Affiliates, regardless of location (other than such Assets designated as PRR Allocated Assets pursuant to Section 2.7) are Pooled Assets that shall be Retained Assets at the Closing Date unless otherwise designated hereunder. Promptly after the date hereof, CSXT and NSR each shall appoint up to four members of a committee (the "Inventory Team"). In addition to its functions pursuant to Section 2.7, the Inventory Team shall not later than January 1, 1998 determine whether and to what extent system stockpiles of inventory, material and supplies of CRR, CRC or their respective Affiliates (i) shall be designated as NYC Allocated Assets or PRR Allocated Assets (such designation to be in proportion to CSX's and NSC's respective Percentage) or
(ii) shall be Retained Assets as to which NYC and CSXT, on the one hand, and PRR and NSR, on the other hand, shall have access to in accordance with the procedure to be determined by the Inventory Team pursuant to this Section 2.2(h). In making its identification and designation, the Inventory Team shall specify that (i) inventory, materials and supplies acquired for the purpose of fulfilling third-party Contracts shall be designated in the same manner as and be applied to fulfill such Contracts and (ii) inventory, materials and supplies held for maintenance of facilities that are included in Allocated Assets shall be designated in the same manner as such Allocated Assets. System stockpiles or portions thereof that are not specifically designated by the Inventory Team shall be Retained Assets. The Inventory Team shall determine an appropriate procedure for NYC and CSXT, on the one hand, and PRR and NSR, on the other hand, to have access to all system stockpiles of inventory, material and supplies that are Retained Assets by value in proportion to CSX's and NSC's respective Percentage.
            (i) Unless otherwise agreed upon by CSX and NSC prior to the Closing, all computer software and associated data and engineering CADD systems owned or used by CRR, CRC or their respective Affiliates which may be copied and used by both NYC and PRR without the permission of, or payment to, any Person shall be designated in the same manner as the hardware on which it is stored; provided that PRR shall have the right to copy and to receive a non-exclusive license of such computer software, rights, data, licenses and systems that are designated as NYC Allocated Assets and NYC shall have the right to copy and to receive a non-exclusive license of such computer software, rights, data, licenses and systems that are designated as PRR Allocated Assets. Unless otherwise agreed upon by CSX and NSC prior to the Closing, all computer software and associated data and engineering CADD systems owned or used by CRR, CRC or their respective Affiliates which may not be copied or used (or which may not be copied or used without the permission of or payment to any Person) by both NYC and PRR shall be Retained Assets, provided that CRR, CRC and their respective Affiliates shall use their reasonable commercial efforts to assign, license or otherwise make available on an equal basis to each of CSX, NSC or their designees, upon request, the nonexclusive use of all or any portion of such software, data, licenses and systems. Notwithstanding the foregoing, no party shall be required to maintain any item of software on computer equipment included in Allocated Assets, or be required to make license or other payments for such software, for a period longer than 12 months.
            (j) To the extent not otherwise agreed upon by CSX and NSC prior to the Closing Date, all Pooled Assets shall be Retained Assets available for the benefit of both CSXT and NYC, on the one hand, and NSR and PRR, on the other hand in accordance with CSX's and NSC's respective Percentage. If CSX and NSC agree prior to the Closing Date that specified Pooled Assets (or groups of Pooled Assets) should be allocated to NYC or PRR, such specified Pooled Assets shall, at the Closing, be designated as NYC Allocated Assets or PRR Allocated Assets, as the case may be.

            Section 2.3. System Support Operations; Dispatching. (a) The parties recognize that each SSO Facility has been used by CRR and CRC to provide a support function benefiting the CRC rail system as a whole (e.g., system-wide crew management or signal repair support functions). It is expected that each of CSXT and NYC, on the one hand, and NSR and PRR, on the other hand, may require the use or benefit of or access to the functions and support provided by the SSO Facilities for a period of time after the Closing Date. Accordingly, the SSO Facilities shall be included in Retained Assets and will continue to be owned by CRR, CRC or its Affiliates. Until a party terminates its use of an SSO Facility as provided below, (i) the costs of operating such SSO Facility shall be included in Corporate Level Liabilities and (ii) such SSO Facility shall be operated for the benefit of both CSXT and NYC, on the one hand, and NSR and PRR, on the other hand, based on their operating and administrative needs.

            (b) Each of CSXT and NYC, on the one hand, and NSR and PRR, on the other hand, shall have the right, upon six months' prior written notice, to notify the other that it no longer needs the use of or access to all or any specified portion of the functions performed at a particular SSO Facility. If the party receiving such notice notifies the other party within thirty days of receipt of such notice that it no longer needs the use of or access to all or the same specified portion of the functions performed at a particular SSO Facility, then the effective date of the notice sent by the receiving party shall be deemed to be the same as that of the notice which it received from the notifying party. If the notice relates to less than the entire SSO Facility, it shall state with specificity the particular function(s) and/or Continuing CRC Management position(s) covered by the notice. Notices may be given at any time before or after the Closing Date and in each case shall specify an effective date which shall be a date on or after the Closing Date that is not less than six months after the date such notice is given. From and after the effective date of a notice, all costs associated and incurred after the effective date of such notice with the SSO Facility (or portion thereof) and Continuing CRC Management positions identified in the notice shall cease to be Corporate Level Liabilities and will be allocated entirely to and be the responsibility of the party continuing to use the functions performed at the SSO Facility or portion thereof. Costs associated with an SSO Facility (or portion thereof) or the Continuing CRC Management employees performing work at that SSO Facility which are not terminated by such notice but continue to be incurred for the benefit of both parties will continue to be Corporate Level Liabilities. Notwithstanding the foregoing, Separation Costs associated with Continuing CRC Management employees after the Control Date shall be allocated and paid as provided in
Article VI.
            (c) In the case of an SSO Facility as to which both CSXT and NYC, on the one hand, and NSR and PRR, on the other hand, have discontinued use of the entire SSO Facility by each giving six-month termination notices that have become effective, CSX and NSC will cause CRC and its Affiliates to take such action as may be appropriate to discontinue the use of or provide for the disposition of such SSO Facility (which may include a disposition to NYC or
PRR), and costs associated with such SSO Facility between the effective date of the second notice and such discontinuance or disposition shall be Corporate
Level Liabilities and the cash proceeds, if any, of such discontinuance or disposition shall, subject to Section 4.4, be for the benefit of CRC.
            (d) The full costs of maintaining and operating SSO Facilities shall include all direct and indirect costs (excluding return on investment and system overheads), compensation and benefits, purchased services, insurance, facility costs and computer processing costs. CSX and NSC shall establish appropriate accounting systems and controls designed to capture and track such costs.
                (e) To facilitate the division of dispatching functions currently performed for the five CRC operating divisions, NSC and CSX agree that the territorial boundaries of the operating divisions will be changed and dispatching functions will be assigned and transferred as follows:

            (i) Dearborn division: The Dearborn division office building will be included in PRR Allocated Assets. All dispatching functions at such facility will be assigned to PRR and NSR except (A) those for dispatching the Cleveland East, Cleveland terminal and other Dearborn division segments included in the NYC Allocated Assets, which functions will be assigned and transferred to NYC and CSXT, and (B) those for dispatching of the Detroit Shared Assets Area which functions will be assigned and transferred to CRC and will be relocated to a neutral site.

            (ii) Indianapolis division: The Indianapolis division office building will be included in NYC Allocated Assets. All dispatching functions at such facility will be assigned to NYC and CSXT except those for dispatching the Marion branch, the Cincinnati line, the West Virginia secondary and other Indianapolis division segments included in the PRR Allocated Assets, which functions will be assigned and transferred to PRR and NSR.

            (iii) Pittsburgh division: The Pittsburgh division office building will be included in PRR Allocated Assets. All dispatching functions at such facility will be assigned to PRR and NSR except those for dispatching Pittsburgh division segments included in the NYC Allocated Assets, which functions will be assigned and transferred to NYC and CSXT.

            (iv) Philadelphia division (Mt. Laurel, NJ): The Philadelphia division office building will be included in the Retained Assets. All dispatching functions at such facility will be assigned to PRR and NSR except (A) those for dispatching the Trenton line, the River line, the Popes Creek secondary, the Herbert secondary, the Landover line and other Philadelphia division segments included in the NYC Allocated Assets, which functions will be assigned and transferred to NYC and CSXT, and (B) those for dispatching the North Jersey Shared Assets Area and the South Jersey/Philadelphia Shared Assets Area and segments included in the Retained Assets, which functions will be assigned to CRC.

            (v) Albany division: The Albany division office building will be included in the NYC Allocated Assets. All dispatching functions will be assigned to NYC and CSXT except those for dispatching the Southern tier, including the Corning secondary, the New Jersey transit line, the Buffalo line and other Albany division segments included in the PRR Allocated Assets, which functions will be assigned and transferred to PRR and NSR. The parties intend that the dispatching desks, equipment and similar property associated with a dispatching function will, to the extent practicable, follow the assignment of that function to the party designated pursuant to clauses (i) through (v) above, to enable such party to perform dispatching necessary in connection with the Assets allocated to or used by such party. In addition, the parties recognize that interim dispatching services may be required to be provided to each other for the above Routes during a brief interim period (which shall be no longer than reasonably necessary) and that the parties may charge reasonable fees for such services.

            Section 2.4. Transition Period Accommodation. (a) To the extent that
(i) the CRR headquarters office building in Philadelphia, PA or (ii) the CRR information technology center in Philadelphia, PA (both of which are NYC Allocated Assets) were used by CRR or CRC prior to the Closing Date for the benefit of the CRR and CRC system as a whole, CSX will (or will cause CSXT or NYC to) furnish and make available for the benefit of NSC or its Affiliates access to and use of such NYC Allocated Assets (including, without limitation, office and other space, equipment, computer systems, and data and other information) as are necessary or convenient in order to reasonably accommodate the needs of NSC, NSR and PRR for the services and functions performed at such facilities for a transition period not to exceed (A) twenty-four months following the Closing Date in respect of the CRR headquarters office building in Philadelphia, PA and (B) six months following the Closing Date (extendable for an additional six months at NSC's option) in respect of the CRR information technology center in Philadelphia, PA. CSX may accommodate such needs of NSC, NSR and PRR for such services and functions using premises in Philadelphia, PA other than the premises referred to in clauses (i) and (ii) of this Section 2.4(a); provided that NSC consents to such arrangement, such consent not to be unreasonably delayed or withheld. CSX, CSXT or NYC, as the case may be, shall furnish and make available to NSC, NSR or PRR such NYC Allocated Assets at those facilities as may be reasonably requested by NSC, NSR or PRR; provided that the nature and scope of the use of such NYC Allocated Assets shall not be greater than the nature and scope of the use of such NYC Allocated Assets for the benefit of the CRR and CRC system prior to the Closing Date. CSX may charge NSC, NSR or PRR, as the case may be, charges calculated at fair market value by CSX and NSC for such use of such NYC Allocated Assets.
            (b) To the extent that (i) the CRC car shop at Hollidaysburg,  PA or
(ii) the CRC locomotive shop at Altoona, PA (both of which are PRR Allocated Assets) were used by CRR or CRC prior to the Closing Date for the benefit of the CRR and CRC system as a whole, NSC will (or will cause NSR or PRR to) reasonably accommodate the needs of CSX, CSXT or NYC for the services and functions performed at such facilities for a transition period not to exceed twenty-four months following the Closing Date. NSC may accommodate such needs of CSX, CSXT and NYC for such services and functions using premises other than the premises referred to in clauses (i) and (ii) of this Section 2.4(b); provided that CSX consents to such arrangement, such consent not to be unreasonably delayed or withheld. NSC, NSR or PRR, as the case may be, shall furnish and make available to CSX, CSXT or NYC such services and functions at those facilities as may be reasonably requested by CSX, CSXT or NYC; provided that the nature and scope of such services and functions shall not be greater than those which were provided in respect of the NYC Allocated Assets by those facilities prior to the Closing Date. NSC may charge CSX, CSXT or NYC, as the case may be, charges calculated at fair market value by CSX and NSC for such services and functions.
            (c) In complying with Section 2.4(a) and Section 2.4(b), (i) the accommodating party will provide or make available the Assets or the services, functions and systems of, and data and information from, the specified facilities to the extent it can reasonably do so and (ii) if the accommodating party so requests, the party accommodated will use its reasonable commercial efforts to discontinue its need for such Assets or services, functions, information, systems and data at the earliest time practicable following, but not later than twenty-four months after, the Closing Date (or earlier time as provided in Section 2.4(a) in respect of the information technology center in Philadelphia, PA). Nothing herein shall preclude a party from agreeing to make available the Assets or services, functions and systems of and information and data from, its facilities to the using party after such maximum periods provided for in Sections 2.4(a) and 2.4(b), but it shall not be required to do so.
            (d) CSX will (or will cause CSXT or NYC to) make available to CRR, CRC and their respective Affiliates the CRR headquarters office building and the CRR information technology center in Philadelphia, PA (both of which are NYC Allocated Assets) for use by those employees identified in clause (b) of the definition of "Continuing CRC Management" in Section 1.1. Unless otherwise agreed to by CSX and NSC, CRR, CRC and their respective Affiliates shall have the right to use those facilities for such Continuing CRC Management employees to perform such general, administrative and technical services and functions for an interim period not to exceed (i) twenty-four months following the Closing Date in respect of the CRR headquarters office building in Philadelphia, PA and
(B) six months following the Closing Date (extendable for an additional six months at NSC's option) in respect of the CRR information technology center in Philadelphia, PA. CSX may move such facilities to new premises or may move the Continuing CRC Management using the facilities to new premises; provided that NSC consents to such arrangement, such consent not to be unreasonably withheld and; provided further that CSX and NSC agree on the new fair market value of such facilities which will be Corporate Level Liabilities pursuant to this
Section 2.4(d). Until a party terminates its use of the support functions and services of any such Continuing CRC Management employee as provided below, the costs of employing such employee and the fair market value of related facilities shall be Corporate Level Liabilities and such employee's services will be available for the benefit of both CSXT and NYC, on the one hand, and NSR and PRR, on the other hand, based on the operating and administrative needs of each.

            (e) Each of CSX and NSC and their respective Affiliates shall have the right, upon six months' prior written notice, to notify the other party that the notifying party no longer needs the support functions and services provided by any one or more of the Continuing CRC Management employees referred to in
Section 2.4(d). The notice shall state with specificity the particular Continuing CRC Management position(s) covered by the notice. If the party receiving such notice notifies the other party within thirty days of receipt of such notice that it no longer needs the support functions and services provided by the same (or more) continuing CRC Management employees as are included in the first notice, then the effective date of such second notice shall be deemed to be the same as that of the first notice. Notices may be given at any time before or after the Closing Date and in each case shall specify an effective date on or after the Closing Date, but not less than six months after the date such notice is given. From and after the effective date of such a notice, all costs associated with the Continuing CRC Management positions identified in the notice shall cease to be Corporate Level Liabilities but shall be allocated entirely to and be the responsibility of the party continuing to use the functions and services provided by such Continuing CRC Management positions; provided that in the case of Continuing CRC Management positions as to which both parties have given termination notices that have become effective, all costs associated with such Continuing CRC Management positions after the date the second termination notice becomes effective shall be Corporate Level Liabilities. Notwithstanding the foregoing, Separation Costs associated with all Continuing CRC Management employees after the Closing Date shall be allocated and paid as otherwise provided in Article VI.

            Section 2.5. Trackage, Haulage, Shared Asset and Other Operating Agreements. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, each of CRC, CSXT and NSR shall execute and deliver, and the parties shall cause their respective Affiliates and NYC and PRR to execute and deliver, the following agreements to which it is a party:
            (a) The Trackage Rights Agreements: A Trackage Rights Agreement covering each of the Routes listed in Item 1 of Schedule 4 and containing the terms and provisions applicable to such Route as set forth in Item 1 of Schedule 4 will be executed by the parties designated in such Item 1.
            (b) The CSXT/NSR Haulage Agreements: A CSXT/NSR Haulage Agreement covering each of the Routes listed in Item 2 of Schedule 4 and containing the terms and provisions applicable to such Route as set forth in Item 2 of Schedule 4 will be executed by the parties designated in such Item 2.
            (c)  The Shared Assets Agreements.
            (d) The Other Operating Agreements (in respect of Other Operating Agreements for which the relevant Exhibit hereto sets forth all or some of the terms of an agreement rather than the form of agreement, the parties shall use their best efforts to agree to the form of such Other Operating Agreements prior to the Closing Date).
            Section 2.6. Equipment. The parties intend that all Equipment will be allocated between NYC and PRR (either as Allocated Assets or as Retained
Assets which are subject to the NYC Equipment Agreement or the PRR Equipment Agreement) by series and condition such that NYC and PRR each receives Equipment by value in proportion to CSX's and NSC's respective Percentage. Disputes concerning such allocation shall be subject to binding arbitration under Section
11.12. After the Equipment has been allocated, the parties may agree in their sole discretion to changes in the allocation giving consideration to other factors. In furtherance of the foregoing sentence, the parties will appoint representatives to various teams to consider appropriate adjustments to allocations of Equipment as described below:
            (a) Locomotive Equipment. Promptly after the date hereof, CSXT and NSR shall each appoint up to three members of a committee (the "Locomotive Team"). The Locomotive Team shall meet not later than January 1, 1998, to consider an adjustment to the allocation of locomotive Equipment (including appurtenances and assigned or related equipment such as locomotive radios) to NYC and PRR, taking into consideration the following guidelines:

            (i) The Locomotive Team shall agree upon parameters to be considered in any adjustment to the allocation of locomotive Equipment to NYC and PRR, including CRC's book value, actual numbers of locomotives, horsepower, tractive effort, powered axles, ownership and encumbrances, age and condition.

            (ii) The CSXT appointees and the NSR appointees on the Locomotive Team shall separately develop and present to each other proposals for any adjustments to the allocation of locomotive Equipment to NYC and PRR.
            (iii) In its negotiations, the Locomotive Team may consider CRC yard service, minimizing maintenance costs, enhancing reliability, and meeting service needs. The Locomotive Team may consider trades of CSXT and NSR locomotives to avoid the division of small groups of locomotive Equipment and to minimize the number of different models each would have as a result of the allocation.

            (iv) If agreement is not reached prior to March 31, 1998, the Locomotive Team will submit a list of disputed issues for resolution to the chief operating officers of CSXT and NSR.
      (b) Rolling Stock Equipment. Promptly after the date hereof, CSXT and NSR each shall appoint up to four members of a committee (the "Rolling Stock Team"). The Rolling Stock Team shall meet not later than January 1, 1998 to consider an adjustment to the allocation of rolling stock Equipment (including cabooses and non-revenue rolling stock but excluding Work Equipment) to NYC and PRR, taking into consideration the following guidelines:
            (i) Consideration may be given to class and builder's lot, series within a given AAR car type and AAR Depreciated Value. Consideration may be given to splitting between NYC and PRR so as to minimize ongoing maintenance and repair cost, facilitate the assignment of car reporting marks, permit customary and efficient handling, movement and interchange of rolling stock in compliance with the AAR Car Service Rules and other applicable industry requirements.
            (ii) All rolling stock  Equipment  that CSXT and NSR agree is either
      (A) obsolete or (B) damaged beyond
          economical repair necessary to return the same to service, may be grouped in a separate category and allocated between NYC and PRR in accordance with CSX's and NSC's respective Percentage (based on AAR Depreciated Value).

            (iii) Consideration will be given to traffic and service requirements on the Routes comprising the Allocated Assets based on the most current traffic information (including current and anticipated traffic density, customer needs and transportation requirements).

            (iv) Head-of-train-devices and end-of-train-devices may be allocated between NYC and PRR based on current transportation needs and train starts in respect of the NYC Allocated Assets and PRR Allocated Assets, as the case may be.

            (v) If agreement is not reached prior to March 31, 1998, the Rolling Stock Team will submit a list of disputed issues to the chief operating officers of CSXT and NSR.

            (c) Work Equipment. Promptly after the date hereof, NSR and CSXT each shall appoint up to three members of a committee (the "Work Equipment Team"). The Work Equipment Team shall, not later than January 1, 1998, meet to consider an adjustment to the allocation of all Work Equipment that is part of the Unallocated Assets. The Work Equipment Team may allocate such Work Equipment to NYC and PRR by value in proportion to CSX's and NSC's respective Percentage based on category of equipment, then model, then age and then condition. If agreement is not reached prior to March 31, 1998, the Work Equipment Team will submit a list of disputed issues to the chief operating officers of CSXT and NSR.
            (d) Assignment. CSXT and NSR recognize that it may be desirable to cause CRC to assign and transfer ownership of certain of the allocated Equipment to NYC and PRR as part of the NYC Allocated Assets or the PRR Allocated Assets, respectively, to the extent such transfer is consistent with existing leases and financing agreements relating to such Equipment. If CSXT and NSR agree, Indebtedness related to Equipment may also be assigned to and assumed by NYC and PRR as part of the NYC Allocated Liabilities and the PRR Allocated Liabilities, respectively.
            (e) Lease of Equipment. Equipment that is allocated to NYC and PRR as provided in this Section 2.6 will be made available to NYC and PRR as follows: (i) Equipment that is included in the Retained Assets shall be leased by CRC or its Affiliates to NYC or PRR, as the case may be, pursuant to the NYC Equipment Agreement or the PRR Equipment Agreement and will thereupon be leased or otherwise made available by NYC to CSXT and by PRR to NSR pursuant to the CSXT Equipment Agreement or the NSR Equipment Agreement, respectively; and (ii) Equipment that CSXT and NSR agree shall be assigned and transferred by CRC or its Affiliates to NYC or PRR, as the case may be, will be included in the NYC Allocated Assets or the PRR Allocated Assets, respectively, and will be leased or otherwise made available by NYC to CSXT and PRR to NSR pursuant to the CSXT Equipment Agreement or the NSR Equipment Agreement, respectively. Liabilities arising from the ownership, operation and maintenance of Equipment shall be borne by the parties as provided for in the relevant Equipment Agreements. If the foregoing arrangements are impracticable in respect of any Equipment due to the requirements of any Contracts relating to such Equipment, the parties will negotiate other arrangements to achieve substantially the same effect.
            (f) Equitable Adjustment. The parties recognize that the allocation of Equipment in general and the allocation of Equipment that is collateral with respect to Indebtedness may not reflect precisely CSX's and NSC's respective Percentage and that an equitable adjustment may be required with respect to Corporate Level Liabilities or otherwise to assure that each of NYC and PRR receives the benefits and bears the costs of Equipment as nearly as practicable in proportion to CSX's and NSC's respective Percentage. The Locomotive Team, the Rolling Stock Team and the Work Equipment Team, assisted as necessary by CSX and NSC accounting personnel, shall specify an appropriate adjustment mechanism which may include, but need not include or be limited to, trades between CSXT and NSR of locomotive Equipment, rolling stock Equipment and/or Work Equipment.
            Section 2.7. Inventory at Altoona and Hollidaysburg. (a) As soon as practicable before the Closing Date, the Inventory Team shall determine the Base Inventory. "Base Inventory" (i) will consist of and mean all rolling-stock-related and locomotive-related inventory and supplies (including rolling-stock-related and locomotive-related system stockpiles) of CRR, CRC or their respective Affiliates located at the Altoona and Hollidaysburg shops as of a date at least thirty days prior to the anticipated Closing Date to be agreed by the Inventory Team, and (ii) will exclude (A) all obsolete or damaged material and supplies and (B) all inventory acquired for the purpose of fulfilling third-party Contracts which inventory will follow and be applied to fulfillment of such Contracts. The Inventory Team will code and group the items of inventory, materials and supplies included in the Base Inventory as "new," "reconditioned," "re-usable," and the like, and will value the groups based on CRC's material costs or other mutually agreeable methodology (excluding additives and overheads). The sum of the values of the groups will be the value of the Base Inventory.
            (b) Rolling-stock-related and locomotive-related inventory and supplies (including rolling-stock-related and locomotive-related system stockpiles) of CRR, CRC and their respective Affiliates located at the Altoona and Hollidaysburg shops as of the Closing Date will be included in the PRR Allocated Assets. To the extent that, after the Closing Date, any work is performed at the request and for the account of CSXT or NYC at the Altoona shop or the Hollidaysburg shop pursuant to Section 2.4(b), CSXT and NYC will not be charged for inventory and supplies used in such work up to an amount of inventory and supplies equal to 42% of the total value of the Base Inventory, but only to the extent that such work requires material and supplies of the types included in the Base Inventory. Notwithstanding the foregoing, NSR or PRR will separately charge CSXT or NYC for the fair market value of work performed for the account of CSXT or NYC.

            Section 2.8. Allocated and Retained Liabilities. The parties agree that on and as of the Closing Date (x) NYC shall assume and agree to pay, perform and discharge as and when due all of the NYC Allocated Liabilities, (y) PRR shall assume and agree to pay, perform and discharge as and when due all of the PRR Allocated Liabilities, and (z) CRC and its Affiliates shall retain and pay, perform and discharge as and when due all of the Retained Liabilities. In furtherance of the foregoing, the parties agree that, in addition to Employee Related Liabilities that are designated as Allocated Liabilities or Retained Liabilities under Article VI, the Allocated Liabilities and the Retained Liabilities shall consist of the following:

            (a) All Liabilities of CRR, CRC or their Affiliates, other than Environmental Liabilities (which are expressly allocated pursuant to Section 2.8(b)), Corporate Level Liabilities (which are expressly allocated pursuant to
Section 2.8(f)), Employee Related Liabilities (which are expressly allocated pursuant to Article VI), Liabilities referred to in Section 2.9 or Liabilities expressly allocated to any Person pursuant to any of the Ancillary Agreements, including Liabilities associated with the handling and disposition of Actions, that (i) arise on or after the Closing Date and relate predominantly to NYC Allocated Assets shall be NYC Allocated Liabilities, and (ii) arise on or after the Closing Date and that relate predominantly to PRR Allocated Assets shall be PRR Allocated Liabilities.

            (b) Environmental Liabilities (other than Environmental Liabilities expressly allocated to any Person pursuant to any of the Ancillary Agreements) shall be designated as follows: (i) Environmental Liabilities that relate predominantly to NYC Allocated Assets shall be NYC Allocated Liabilities; (ii) Environmental Liabilities that relate predominantly to PRR Allocated Assets shall be PRR Allocated Liabilities; and (iii) Environmental Liabilities that do not relate predominantly to Allocated Assets shall be Corporate Level Liabilities; provided that, in the case of Environmental Liabilities allocated to either NYC or PRR pursuant to clause (i) or (ii) above, NYC or PRR, as the case may be, will be reimbursed by CRC as amounts are expended by NYC or PRR, as the case may be, in respect of an Environmental Liability to the extent of the amount of the reserve existing in respect of such Environmental Liability as of April 8, 1997, reduced by any payments made and charged against such reserve prior to the Closing Date, except that NYC or PRR, as the case may be, will repay the amounts under this Section 2.8(b) to CRC to the extent that they receive the proceeds of any insurance recoveries in respect of an Allocated Liability which exceed such Allocated Liability net of such payments made.

            (c) All Liabilities (other than Liabilities expressly allocated to any Person pursuant to any of the Ancillary Agreements) associated with the handling and disposition of FELA Claims made on or after the Control Date shall be NYC Allocated Liabilities, PRR Allocated Liabilities or Corporate Level Liabilities based upon the final allocation under this Article II of the Asset where the incident or incidents giving rise to the FELA Claim occurred, or, if the FELA Claim arises from an incident or incidents occurring at more than one location, based upon the final allocation under this Article II of the Asset most significantly involved.
            (d) Except as provided in Section 2.8(a), Section 2.8(b) or Section 2.8(c), all Liabilities associated with the handling and disposition of Actions arising from incidents which occur in part prior to the Closing Date and in part on or after the Closing Date shall be allocated as follows:
            (i) that portion of the Liability which is fairly attributable to incidents occurring prior to the Closing Date shall be Corporate Level Liabilities; and
            (ii) that portion of the Liability which is fairly attributable to incidents occurring on or after to the Closing Date shall be NYC Allocated Liabilities, PRR Allocated Liabilities or Corporate Level Liabilities based upon the final allocation under this Article II of the Asset where the incident or incidents giving rise to the Action occurred, or, if the Action arises from an incident or incidents occurring at multiple locations, based upon the final allocation under this Article II of the Asset most significantly involved.
            (e) Except as provided in Section 2.9(b) or Section 2.9(c), all Liabilities incurred after April 8, 1997 relating to the Merger Agreement, including without limitation Liabilities for CRR Shares, if any, that are put pursuant to the Pennsylvania Control Transaction Law, shall be Retained Liabilities.
            (f) Except as provided in Sections 2.8(b) through (e), all Liabilities that arise prior to the Closing Date and all Corporate Level Liabilities shall be Retained Liabilities.
            Section 2.9. Other Liabilities. (a) Each of CSX and NSC shall bear its own Transaction Expenses.
            (b) CSX shall bear and pay all of CSX's, CRR's, the Surviving Corporation's and their respective Affiliates' Liabilities to current or former CRR shareholders with respect to the handling (which CSX shall control) and disposition (which CSX shall control) of claims pending on April 8, 1997 in shareholder Actions pending on April 8, 1997 (other than Actions brought by NSC or its Affiliates) together with all related litigation costs (which shall not include CRR legal fees incurred prior to April 8, 1997).
            (c) CSX's, Green's, CRR's and the Surviving Corporation's, on the one hand, and NSC's and AAC's on the other hand, Liability with respect to the handling (which shall be controlled by the liability bearing party) and disposition (which shall be controlled by the liability bearing party) of disclosure-based claims based on disclosures made prior to April 8, 1997 brought by current or former CRR shareholders in connection with the Merger Agreement, the Amended Second Offer (as defined in the April 8 Agreement) or the transactions contemplated thereby based on the accuracy or completeness of information supplied by such party, together with all related litigation costs (which shall not include CRR legal fees incurred prior to April 8, 1997), shall be borne solely by CSX or NSC, respectively.

   Section 2.10. Interline Accounts and Allocation. (a) The parties acknowledge that interline railroads often allocate certain assets and liabilities arising from interline activities between and among themselves on the basis of AAR or industry agreements and rules, including, without limitation, AAR rules for the allocation of freight revenues and freight loss and damage claims. If any Asset or Liability which is allocated under this Agreement to NYC or PRR would, in the usual course of business under applicable AAR or industry agreement, rule or practice, be allocated between or among participating interline railroads, then the subsequent allocation of that Asset or Liability between or among NYC, PRR and/or any railroad subsidiary of either CSX or NSC under that agreement, rule or practice shall not in any manner be affected by this Agreement and the parties shall accept and be governed by that subsequent reallocation under the applicable AAR or industry agreement, rule or practice, notwithstanding any provision of this Agreement which may be construed or interpreted to the contrary, including, without limitation, the provisions of Section 2.2 and
Section 2.8. The parties shall also accept and be governed by any provision of any AAR or industry agreement, rule or practice applicable to processes and procedures for dealing with the circumstances underlying any such subsequent reallocation (including without limitation the investigation and processing of third party claims), notwithstanding any provision of this Agreement which may be construed or interpreted to the contrary, including, without limitation, the provisions of Section 8.14 and Section 10.2.
            (b) If any dispute, controversy or claim arises with regard to the subsequent reallocation of any portion of any asset or liability allocated under
Section 2.10(a), and the pertinent AAR or industry agreement, rule or practice provides for arbitration, then the arbitration provisions of that agreement, rule or practice shall, as to that subsequent reallocation, supersede any provisions of this Agreement which may be construed or interpreted to the contrary, including, without limitation, the arbitration provisions of Section 11.12.
            Section 2.11. Insurance Proceeds. Except as otherwise provided in this Agreement, the proceeds of any insurance recoveries from insurance carried by CRR, CRC or their respective Affiliates on or prior to the Closing Date covering Assets, Retained Liabilities or Allocated Liabilities, which are received on or after the Closing Date, shall accrue to the benefit of and be held by or paid over to CRC, NYC or PRR in proportion to the obligation each bears under this Agreement for the particular Liabilities to which the insurance recoveries are applicable.


                                   ARTICLE III
                            CLOSING AND CLOSING DATE

            Section 3.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated in Article II and
Article VI (the "Closing") shall take place at a place to be mutually agreed by CSX and NSC on the third business day following the date on which all of the conditions set forth in Article IX shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the "Closing Date").

            Section 3.2. Pre-Closing Actions. Prior to the Closing, CRR shall cause CRC to establish NYC and PRR as wholly owned Subsidiaries of CRC and shall cause CRC and NYC to enter into the NYC LLC Agreement and shall cause CRC and PRR to enter into the PRR LLC Agreement.
            Section 3.3.  Closing Deliveries.  At the Closing:
                (a) CSX and CSXT shall deliver or cause to be delivered to NSC the following documents:

            (i)  an executed counterpart of the CSXT Equipment  Agreement;
            (ii)  an executed counterpart of the CSXT Operating
      Agreement;

            (iii) an executed counterpart of each of the Trackage Rights Agreements to which CSXT or its Affiliates is to be a party;

            (iv) an executed counterpart of each of the CSXT/NSR Haulage Agreements to which CSXT or its Affiliates is to be a party;

            (v) an executed counterpart of each of the Shared Assets Agreements and Other Operating Agreements to which CSXT or its Affiliates is to be a party; and
            (vi) such other and further certificates, assurances and documents otherwise necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
            (b) NSC and NSR shall deliver or cause to be delivered to CSX the following documents:
            (i) an executed counterpart of the NSR Equipment Agreement; (ii) an executed counterpart of the NSR Operating Agreement; (iii) an executed counterpart of each of the Trackage Rights
      Agreements to which NSR or its Affiliates is to be a  party;
            (iv) an executed counterpart of each of the CSXT/NSR Haulage Agreements to which NSR or its Affiliates is to be a party;
            (v) an executed counterpart of each of the Shared Assets Agreements and Other Operating Agreements to which NSR or its Affiliates is to be a party; and
            (vi) such other and further certificates, assurances and documents otherwise necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
               (c) CRR Parent, CRR and CRC (for itself and, if applicable, as CRR's successor entity) shall deliver or cause to be delivered to each of CSX and NSC:

            (i)  the NYC Equipment Agreement executed by CRC and  NYC;

            (ii) a counterpart of the CSXT Equipment Agreement executed by NYC;

            (iii)  the PRR Equipment Agreement executed by CRC and  PRR;
            (iv) a counterpart of the NSR Equipment Agreement executed by PRR;
            (v) a counterpart of the CSXT Operating Agreement executed by NYC;
            (vi) a counterpart of the NSR Operating Agreement executed by PRR;
            (vii) an executed counterpart of each of the Trackage Rights Agreements, the CSXT/NSC Haulage Agreements, the Shared Assets Agreements and the Other Operating Agreements to which CRC or its Affiliates is a party;
            (viii) the Tax Allocation Agreement executed by Green, CRR, CRC, CRR Industries, PRR and NYC;
                 (ix) the NYC LLC Agreement executed by CRC;
                  (x) the PRR LLC Agreement executed by CRC;
            (xi) a Capital Contribution, Assignment and Assumption Agreement executed by CRC and NYC to effectuate the transfer of the NYC Allocated Assets and the NYC Allocated Liabilities to NYC;
            (xii) a Capital Contribution, Assignment and Assumption Agreement executed by CRC and PRR to effectuate the transfer of the PRR Allocated Assets and the PRR Allocated Liabilities to PRR; and
            (xiii) such other and further certificates, assurances and documents otherwise necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
                                   ARTICLE IV
                 CRR PARENT, CRR AND CRC GOVERNANCE AND FUNDING

            Section 4.1. Pre-Control Date Matters. (a) Unless expressly permitted in another agreement between CSX and NSC, neither CSX nor NSC will, without the prior agreement of the other, agree to any modifications of the terms and conditions of, or give any consent or waiver under, the Merger
Agreement, including without limitation under Section 4.1 of the Merger Agreement. Without limiting the foregoing, neither CSX nor NSC will, without the other's prior consent, agree to any determinations with respect to, direct CRR to take any action with respect to, or object to or prohibit any action with respect to CRR's employee stock ownership plan, pension plan, stock employee compensation trust or any other CRR benefit plan, program, arrangement or other contract, or any trust or other funding arrangement that is intended to be used in whole or in part to provide or fund benefits under any CRR or CRC benefit plans, programs, arrangements or contracts. In addition, CSX will consult and agree with NSC prior to providing any notices to CRR under the Merger Agreement and shall promptly provide NSC with copies of all written notices provided by CSX to CRR or received by CSX from CRR under the Merger Agreement.
            (b) Prior to the Control Date CRR shall be governed in accordance with the terms of the Amended and Restated Voting Trust Agreement.
            Section 4.2. Post-Control Date CRC Governance. CRR Parent shall vote all of the shares in the capital stock of CRC and all of the parties shall take all other necessary or desirable action within their respective control to effectuate the following:
            (a) Following the Control Date, the business and affairs of CRC shall be managed under the direction of the CRC Board consisting of six persons divided into two classes of three directors. Three directors shall be designated by CSX (the "CSX Directors") and three directors shall be designated by NSC (the "NSC Directors").
            (b) Approval of the CRC Board shall be required for all Major Decisions of CRC. The power of the CRC Board to approve such actions and decisions shall be exclusive to the CRC Board, and no officer may take any such action or make any such decision without the approval of the CRC Board. Any action or decision of the CRC Board, whether at a meeting of the CRC Board or by written consent, may only be taken if approved by a majority of CSX Directors and a majority of NSC Directors.
            (c) The CSX Directors may appoint by majority vote one Co-Chairman (the "CSX Co-Chairman") and the NSC Directors may appoint by majority vote one Co-Chairman (the "NSC Co-Chairman"). The Co-Chairmen shall preside at all meetings of the CRC Board and shall have and perform such other duties as may be assigned to them by the CRC Board.
            (d) If the office of any CSX Director becomes vacant, the remaining CSX Directors by a majority vote may appoint any qualified individual to fill such vacancy, and such individual shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any CSX
Director becomes vacant and there are no remaining CSX Directors, CSX may appoint any qualified individuals to fill the CSX Directors vacancies by a writing to such effect. If the office of any NSC Director becomes vacant, the remaining NSC Directors by a majority vote may appoint any qualified individual to fill such vacancy, and such individual shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any NSC Director becomes vacant and there are no remaining NSC Directors, NSC may appoint any qualified individuals to fill the NSC Directors vacancies by a writing to such effect.

            (e) Any CSX Director may be removed either for or without cause at any time, but only by CSX in a writing to such effect. Any NSC Director may be removed either for or without cause at any time, but only by NSC in a writing to such effect.

            (f) In addition to the two Co-Chairmen of the CRC Board, the officers of CRC may include a chief executive officer, one or more vice presidents, a treasurer and a secretary, all of whom shall be elected by and shall serve at the direction of the CRC Board.

            (g) The parties agree to take all necessary action such that each of CSX and NSC shall have rights identical to those set forth in paragraphs (a) through (f) above with respect to the Boards of Directors and management of CRR and each of its Affiliates in addition to CRC other than NYC and PRR.
            Section 4.3. Post-Closing Date CRC Funding. (a) From and after the Closing Date, CSX and NSC shall ensure that CRR, CRC and their Affiliates have sufficient cash to satisfy the Retained Liabilities as they become due and any operating and other expenses incurred by CRR, CRC and their Affiliates in the conduct of their business consistent with this Agreement and the Ancillary Agreements after giving effect to any Distributions received or to be received from NYC and PRR. In furtherance of the foregoing sentence, following receipt by CRR Parent of written notice from CRC of a CRC Board decision that CRC requires such cash, CRR Parent shall provide such cash to CRC by capital contribution, loan or advance to be made on the next business day following the expiration of 30 days after receipt of such notice, unless a later date is determined by the CRC Board or another date is agreed in writing by CRC and CRR Parent.
            (b) It is the intent of the parties that the economic burden of the Corporate Level Liabilities will be borne, directly or indirectly, by CSX or NSC in accordance with their respective Percentage.
            Section 4.4. Post-Control Date CRC and Other Distributions. Following the Control Date, subject to any legal and contractual restrictions, the CRC Board shall cause CRC to make a Distribution to CRR Parent as soon as is practical and in any event within 45 days after each fiscal quarter of all cash received by CRC from operations and any dividends, interest or other cash Distributions from any Person in which CRC has an interest which is in excess of 120% of the amount of cash reasonably contemplated by the CRC Board as being necessary for the cash payment of CRC's operating expenses (net of receipts), debt service, contingencies, budgeted capital expenditures and working capital requirements (all of which shall take into account cash on hand and future expected cash surpluses and cash requirements). Notwithstanding the foregoing, no Distribution shall be made which would render CRC insolvent or which is prohibited by the terms of any Indebtedness of CRC or its Affiliates.
            Section 4.5. Operating Fees, Interest Rentals and Base Rent. The parties anticipate that as of the Closing Date, the sum of the following amounts will total seven hundred and fifty million dollars: (i) Interest Rentals payable under the Shared Assets Agreements, (ii) Operating Fees payable under the CSXT Operating Agreement and the NSR Operating Agreement and (iii) Base Rent payable under the CSXT Equipment Agreement and the NSR Equipment Agreement. The parties acknowledge that as of a Valuation Date, (i) the Interest Rentals, Operating Fees and Base Rent shall be determined as set forth in the CSXT Operating Agreement, the NSR Operating Agreement, the CSXT Equipment Agreement, the NSR Equipment Agreement and the Shared Assets Agreements and (ii) the allocation between CSXT and NSR of the Operating Fees and Base Rent payable under the CSXT Operating Agreement, the NSR Operating Agreement, the CSXT Equipment Agreement and the NSR Equipment Agreement shall reflect the then relative Fair Market Rental Values of the NYC Allocated Assets, the PRR Allocated Assets, the CSXT Equipment and the NSR Equipment as of the most recent Valuation Date (which allocation, in the case of a Valuation Date that is also the Closing Date, shall be a 58% allocation to NSR and a 42% allocation to CSXT).
                                  ARTICLE V
                       NYC and PRR GOVERNANCE AND CONDUCT

            Section 5.1. NYC Governance. From and after the Control Date, CSX shall have exclusive authority to direct the appointment of the officers and directors of NYC who shall in their discretion, but subject to the provisions of this Agreement, direct the operation of NYC. Without limiting the foregoing but subject to Section 5.3, CRC, in its capacity as the sole member of NYC, shall follow CSX's directions with respect to the management and operation of NYC to the extent that such directions are not inconsistent with the terms of this Agreement, the NYC LLC Agreement or any applicable laws and do not involve the transfer, sale, conveyance, distribution, pledge, hypothecation, encumbrance or assignment of such membership interest (other than in connection with a Restructuring).
            Section 5.2. PRR Governance. From and after the Control Date, NSC shall have exclusive authority to direct the appointment of the officers and directors of PRR, who shall in their discretion, but subject to the provisions of this Agreement, direct the operation of PRR. Without limiting the foregoing but subject to Section 5.3, CRC, in its capacity as the sole member of PRR, shall follow NSC's directions with respect to the management and operation of PRR to the extent that such directions are not inconsistent with the terms of this Agreement, the PRR LLC Agreement or any applicable laws and do not involve the transfer, sale, conveyance, distribution, pledge, hypothecation, encumbrance or assignment of such membership interest (other than in connection with a Restructuring).
            Section 5.3. NYC and PRR Actions. Notwithstanding anything to the contrary contained in Section 5.1 or Section 5.2, unless it receives the prior written consent of CSX and NSC to the contrary, CRC, as the sole member of each of NYC and PRR, shall cause NYC and PRR respectively to enforce, to the fullest extent permitted by law or Contract, their rights under the Ancillary Agreements, including any right to receive payments or any indemnities thereunder.
            Section 5.4. NYC and PRR Distributions. The parties agree that, from and after the Control Date, other than Distributions made by NYC and PRR contemporaneously and in proportion to the respective Percentage of CSX and NSC, NYC and PRR shall not be required, without the consent of CSX or NSC, respectively, to make any Distributions to CRC or its Affiliates.


            Section 5.5. Actions. CRC shall exercise its ownership interest in NYC and PRR, respectively, and all of the parties shall take all other necessary or desirable action within their respective control, in order to effectuate the provisions of this Article V.

                                   ARTICLE VI
                                EMPLOYEE MATTERS

            Section 6.1. Employees of CRR and CRC. (a) On the Closing Date, or as soon thereafter as any applicable labor agreements, statutes, regulations and STB conditions, and implementing agreements thereunder, may permit or require, each of CSX, NSC, NYC or PRR or their respective Affiliates shall make employment available to CRR and CRC agreement employees pursuant to the requirements and procedures under the said applicable labor agreements, statutes, regulations, conditions and implementing agreements.

            (b) Prior to the Closing Date, each of CSX and NSC and their respective Affiliates shall comply with the Staffing Process Guidelines dated June 1, 1997 as adopted by CSX and NSC.
            (c) Not later than thirty days prior to the Closing Date, CSX and NSC jointly shall determine the location, functions to be performed by, resources and positions required by, and methodology for cost determination for Continuing CRC Management. Each function shall be defined in terms of a description of the function, the number of positions required to perform the function and general descriptions of the nature of each function, including whether it is intended to be performed on an interim or on-going basis. CSX and NSC jointly may enter into one or more agency agreements by which CSX or NSC or their respective Affiliates may perform any Continuing CRC Management functions.
(d) To the extent implementing agreements are required by STB-imposed conditions in order to effect the transactions contemplated by Article II and Article VI, each party agrees to use its commercially reasonable efforts to obtain implementing agreements reasonably determined by the parties to be necessary to effect such transactions. Where necessary to effect the transactions contemplated by Article II and Article VI, the parties will jointly negotiate (and if no agreement is reached will jointly arbitrate to reach an agreement) an implementing agreement to which they will be parties with the employee representative(s) of the appropriate craft or class of employees of each carrier. Notwithstanding the foregoing, no party shall be required by this
Section 6.1(d) to agree to implementing agreements which it, in its reasonable judgment, determines to be contrary to its business interests.
            Section 6.2. Employee Related Liabilities. Employee Related Liabilities shall be designated as follows:

            (a) Separation  Costs subsequent to the Control Date associated with agreement employees at CRC's or its Affiliates' shops in Altoona and Hollidaysburg shall be the responsibility of NSR. Separation Costs subsequent to the Control Date associated with agreement employees at CRC's or its Affiliates' headquarters in Philadelphia, technology center in Philadelphia, and customer service center in Pittsburgh (notwithstanding its joint use as a SSO Facility) will be the responsibility of CSXT.

                (b) The on-going employee expenses related to Continuing CRC Management after the Control Date shall be Corporate Level Liabilities; provided that (i) each of CSX and NSC shall have the right pursuant to Section 2.3 to discontinue use of a Continuing CRC Management function or a position related to a SSO Facility and (ii) each of CSX and NSC shall have the right pursuant to
Section 2.4 to discontinue use of a function performed by, or a position occupied by, an employee identified pursuant to clause (b) of the definition of Continuing CRC Management. Notwithstanding the foregoing, Separation Costs associated with Continuing CRC Management employees after the Closing Date shall be allocated as otherwise provided in this Agreement.

            (c) In each instance subsequent to the Control Date and subject to the provisions of Section 6.2(a) above, (i) Separation Costs associated with CRC agreement employees working jobs at or in respect of NYC Allocated Assets will be the sole responsibility of CSXT, (ii) Separation Costs associated with CRC agreement employees working jobs at or in respect of PRR Allocated Assets will be the sole responsibility of NSR, (iii) for each CRC agreement employee working a job at or in respect of Retained Assets, Separation Costs will be a Corporate Level Liability, and (iv) Separation Costs associated with CRC or CRR agreement employees working jobs at or in respect of two or more such properties (i.e., NYC Allocated Assets, PRR Allocated Assets and Retained Assets) will be treated as the responsibility of CSXT, NSR, or as a Corporate Level Liability, depending upon the Asset at or in respect of which the employee predominantly works.
            (d) Subject to Sections 6.2(a) and (e), if an employee of CRR, CRC or their respective Affiliates on the Control Date who is subject to any protective conditions imposed by the STB pursuant to the transactions contemplated by this Agreement or the Ancillary Agreements cannot obtain employment with CRC, PRR, NYC, CSX, NSC or their respective Affiliates after the Control Date, then the Separation Costs in respect of such employee shall be included among Corporate Level Liabilities, NYC Allocated Liabilities or PRR Allocated Liabilities on the basis of whether the employee performed the preponderance of his or her service in the six months preceding the first day of the month in which the Control Date occurred at or in respect of a Retained Asset, an NYC Allocated Asset or a PRR Allocated Asset. The Separation Costs of employees as to whom no reasonable determination can be made shall be Corporate Level Liabilities, but shall be assigned on an alternating basis to NYC and PRR for the purpose of administering the claims.
            (e) If an employee of CRC, CSX, NSC, PRR, NYC or their respective Affiliates who is subject to any protective conditions imposed by the STB pursuant to the transactions contemplated by this Agreement or the Ancillary Agreements moves his or her employment from one of such parties to another of such parties on or after the Control Date (including any employee in respect of whom the Separation Costs have already been allocated to one of CRC, PRR, NYC, CSX, NSC or their respective Affiliates), responsibility for such employee's Separation Costs arising thereafter shall be assumed by the new employer; provided that any relocation costs shall be the responsibility of the first employer.

            (f) Separation Costs associated with employees who were employed by CSX or NSC or their Affiliates on the day preceding the Control Date will be the sole responsibility of such employer.

            (g) Separation Costs associated with employees who are, as of the Control Date, non-agreement employees of CRR or CRC (including payments to be made by CSX, CRR or the Surviving Corporation under the Merger Agreement) shall be Corporate Level Liabilities. Compensation and other expenses after the Control Date associated with those non-agreement CRC employees who are not designated as Continuing CRC Management and who are not employed by either CSX or NSC, or their respective Affiliates, shall be Corporate Level Liabilities until such time as such employees are no longer employed by CRC.

            (h) Compensation and other expenses (excluding Separation Costs) for agreement employees (other than Continuing CRC Management) working jobs at or in respect of NYC Allocated Assets shall be the sole responsibility of CSXT. Compensation and other expenses (excluding Separation Costs) for agreement employees (other than Continuing CRC Management) working jobs at or in respect of PRR Allocated Assets shall be the sole responsibility of NSR.

            (i) Notwithstanding anything in this Section 6.2 to the contrary, Separation Costs (other than payments made pursuant to the CRR Stay Bonus Program) under CRR or CRC plans and agreements (including the Third Amendment) for a CRC non-agreement employee who becomes employed after the Control Date by CSX or its Affiliates or NSC or its Affiliates, which Separation Costs arise subsequent to the date of such employment, will be borne by the employing party.

            Section 6.3. Non-Agreement Employee Benefit Plans. (a) The employee benefit plans, programs and policies which currently are provided to the non-agreement employees of CRR, CRC or their respective Affiliates will continue to be provided to the non-agreement employees of CRC and its Affiliates and to non-agreement Continuing CRC Management on and after the Control Date, unless it is determined jointly by CSX and NSC that such benefits shall be changed; provided that CSX and NSC shall not make any changes in such plans, programs or policies that contravene Attachment A to the CRR Disclosure Schedule delivered in connection with the Third Amendment. The costs associated with such plans, programs and policies shall be Corporate Level Liabilities, except that Separation Costs shall be allocated and paid as otherwise provided herein. CSX and NSC jointly may enter into one or more agency agreements with CRR, CRC or their respective Affiliates for CSX or NSC to provide any of such benefits, programs or policies.

            (b) Any employee benefit plans, programs and policies for the employees of NYC and its Subsidiaries shall be the sole responsibility of NYC and included in the NYC Allocated Liabilities. Any employee benefit plans, programs and policies for the employees of PRR and its Subsidiaries shall be the sole responsibility of PRR and included in the PRR Allocated Liabilities. However, notwithstanding the foregoing, NYC, PRR and CRC shall provide to each other any information that is necessary to determine whether any benefit plan is or continues to be tax qualified, and in the event that NYC, PRR or CRC reasonably determines that the benefit plans of NYC, PRR and CRC, when considered together, may cause one or more benefit plans to lose or fail to obtain their tax qualification, NYC, PRR and CRC shall agree to appropriate changes to prevent such loss of tax qualification.

                (c) CSX, NSC and CRC agree to take any actions permitted by law that are necessary or appropriate to determine the amount of excess assets in CRC benefit plans and to allow allocation to CSX and NSC or their respective Affiliates in proportion to their respective Percentage; provided that no such transfer shall reduce the assets remaining in any CRC defined benefit plans to a level that is less than 100% of the Liabilities for benefits on a termination basis as reasonably calculated by Price Waterhouse employing usual and customary methodology and assumptions and; provided further that no such transfer shall reduce the assets remaining in any other CRC benefit plan to a level that is less than 100% of the Liabilities for those other CRC benefit plans as reasonably calculated by Price Waterhouse. CSX, NSC and CRC shall reach an agreement as to the transfer of accrued benefits and related assets with respect to employees that are transferred.
            (d) Any Liabilities incurred prior to the Closing Date by CRR, CRC or any of their respective Affiliates with respect to any employee benefit plan, program, policy or arrangement, other than to the extent a Liability is funded under a CRC benefit plan, shall be Corporate Level Liabilities.

            Section 6.4 Residual Liability. The allocation of liabilities associated with the employees of CRR, CRC or any of their respective Affiliates hereunder is intended merely to assign primary responsibility for such liabilities among the parties. Nothing in the Agreement shall be interpreted or construed as a restriction or limitation of the duties and responsibilities of CRR, CRC, their respective Affiliates and CSX with respect to employee-related liabilities as set forth in the Merger Agreement and Attachment A to the CRR Disclosure Schedule delivered in connection with the Third Amendment.

                                 ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

            Section 7.1.   CSX.  CSX represents and warrants to NSC, CRR and
CRR Parent as of the date hereof and as of the Closing Date as follows:
            (a) Organization and Good Standing. CSX is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.
            (b) Authority. CSX has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other corporate proceedings required to be taken by or on the part of CSX to authorize CSX to execute, deliver and authorize the performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly and properly taken.
            (c) Enforceability. This Agreement has been and each of the Ancillary Agreements will be duly executed and delivered by CSX and, when duly executed and delivered by NSC and (to the extent such agreement is not being entered into as of the date hereof) CSX, will constitute the legal, valid and binding obligation of CSX enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.
            (d) No Violation. The execution and delivery by CSX of this Agreement and the Ancillary Agreements will not violate in any material respect any law, or in any material respect conflict with, result in any breach of, constitute a default (or any event which with notice or lapse of time or both would become a default) under the Articles of Incorporation or Bylaws of CSX or any material Contract to which CSX is a party or by which it or its property or assets is bound.
            (e) No Approvals. Except for required approvals by the STB and filings required under the Securities Exchange Act of 1934, as amended (the "Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by CSX of the transactions contemplated hereby or by the Ancillary Agreements, other than such filings, registrations, authorizations, consents or approvals which, if not obtained or made, will not, in the aggregate, materially adversely affect the ability of CSX to consummate the transactions contemplated hereby or by the Ancillary Agreements.


            Section 7.2. NSC. NSC represents and warrants to CSX, CRR and CRR Parent as of the date hereof and as of the Closing Date as follows:

            (a) Organization and Good Standing. NSC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

            (b) Authority. NSC has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other corporate proceedings required to be taken by or on the part of NSC to authorize NSC to execute, deliver and authorize the performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly and properly taken.
            (c) Enforceability. This Agreement has been and each of the Ancillary Agreements will be duly executed and delivered by NSC and, when duly executed and delivered by CSX and (to the extent such agreement is not being entered into as of the date hereof) NSC, will constitute the legal, valid and binding obligation of NSC enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.
            (d) No Violation. The execution and delivery by NSC of this Agreement and the Ancillary Agreements will not violate in any material respect any law, or in any material respect conflict with, result in any breach of, constitute a default (or any event which with notice or lapse of time or both would become a default) under the Articles of Incorporation or Bylaws of NSC or any material Contract to which NSC is a party or by which it or its property or assets is bound.
            (e) No Approvals. Except for the Required Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by NSC of the transactions contemplated hereby or by the Ancillary Agreements, other than such filings, registrations, authorizations, consents or approvals which, if not obtained or made, will not, in the aggregate, materially adversely affect the ability of NSC to consummate the transactions contemplated hereby or by the Ancillary Agreements.


                                  ARTICLE VIII
                                    COVENANTS

            Section 8.1. Conduct of Business. Except as provided for in this Agreement or as otherwise consented to by CSX and NSC in writing, between the Control Date and the Closing Date, the parties will use reasonable commercial efforts to cause the Assets to be operated by CRR, CRC and their respective Affiliates in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and will use their reasonable commercial efforts to preserve intact the Assets, use reasonable efforts to keep available the services of CRR's, CRC's and their respective Affiliates' current officers and other key employees as a group and preserve CRR's, CRC's and their respective Affiliates' relationships with those Persons having business dealings with CRR, CRC and their respective Affiliates to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the foregoing, between the Control Date and the Closing Date, the parties will use reasonable commercial efforts to ensure that CRR, CRC and their respective Affiliates continue their maintenance and improvement of Assets in the ordinary course in accordance with past practice without discriminating between Assets on the basis of whether they are or will be NYC Allocated Assets, PRR Allocated Assets or Retained Assets.
            Section 8.2. Best Efforts. Subject to the terms and conditions of this Agreement, each party agrees to use best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements. No party shall knowingly take any action in contravention of, or which is inconsistent with, the transactions contemplated by this Agreement.

            Section 8.3. Further Assurances; Consents. (a) From time to time after the Closing Date, each of the parties will execute and deliver such further instruments and will take such other actions as CSX, on the one hand, or NSC, on the other hand, may reasonably request in order to effectuate the purposes of this Agreement and the Ancillary Agreements and to carry out the terms hereof and thereof. To the extent that any consent or concurrence is required under this Agreement by any party or its Affiliates, such consent or concurrence shall not be unreasonably withheld.

                 (b) If any of the Allocated Assets cannot be transferred as contemplated by this Agreement (other than Contracts which are dealt with in Section 8.5), the parties will cooperate to make the Allocated Asset available through whatever alternative arrangements will best carry out the purpose and accomplish the intent of this Agreement, except that this requirement shall not apply to Allocated Assets which cannot be transferred because of regulatory constraints.

            Section 8.4. STB Approval. (a) The parties will as expeditiously as possible seek STB approval necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The parties will use their reasonable best efforts to obtain such approvals, and no party will take any position (at the STB or with any other Governmental Entity or elsewhere) inconsistent with this Agreement and the Ancillary Agreements.

            (b) Each of CSX and NSC shall (i) coordinate and cooperate with one another to prepare and present to the STB, as soon as practicable, all applications, petitions, notices, filings and other presentations in connection with seeking all STB approvals, exemptions or other authorizations necessary to consummate the transactions contemplated by this Agreement and by the Ancillary Agreements, using, to the extent practicable, joint legal counsel and expert witnesses, (ii) prosecute such applications, petitions, notices, filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such STB approval, (iv) take all such further action as in their judgment may facilitate obtaining a final order or orders of the STB approving the transactions contemplated by this Agreement and the Ancillary Agreements and (v) bear the burden, without adjustment in the Percentage or other consideration, of any STB imposed condition it accepts.

            (c) Each of CSX and NSC shall coordinate and consult with one another with respect to all settlements involving the STB approval process. The parties further agree that, (i) any settlement or agreement pertaining to the Shared Assets Areas and the Shared Assets Agreements will require the joint approval of CSX and NSC; (ii) none of CRR, CRC nor CSX shall make any settlement or agreement with respect to any PRR Allocated Asset without NSC's prior written consent; (iii) none of CRR, CRC nor NSC shall make any settlement or agreement with respect to any NYC Allocated Asset without CSX's prior written consent and
(iv) nothing contained herein shall require joint action for either CSX or NSC to enter into any settlement or Transportation Contract with any shipper or receiver of freight. CSX and NSC may act in their sole discretion in respect of the matters set forth in this Section 8.4(c).

            (d) If the STB, as a condition to its approval of the transactions contemplated by this Agreement and the Ancillary Agreements, imposes a non-standard condition which would materially reduce the benefits to either CSX or NSC from the transactions contemplated by this Agreement and the Ancillary Agreements, then the materially affected party may in its sole discretion (i) accept such condition and proceed with the transactions contemplated by this Agreement and the Ancillary Agreements, or (ii) appeal such condition to the courts and postpone the Closing Date for up to thirty months (and its election under this Section 8.4(d)) until final action on its appeal, and (iii) if such appeal is unsuccessful, reject the condition and proceed in accordance with the terms of the Amended and Restated Voting Trust Agreement.

            Section 8.5. Other Approvals. (a) The parties shall as expeditiously as possible use their reasonable best efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity (other than the STB which is covered by Section 8.4) or private Person required to be obtained or made by the parties or their respective Affiliates to effectuate the purposes of this Agreement or the Ancillary Agreements and the transactions contemplated herein and therein, which actions shall include, without limitation, furnishing all information required under or in connection with approvals of or filings with any such Governmental Entity or private Person. Each party shall reasonably cooperate with each other in connection with the foregoing. CRC will use reasonable commercial efforts to transfer and assign to NYC and PRR all Contracts which are to be transferred pursuant to Article II, it being understood that CRC shall not seek any consents of any third party unless requested to do so by NYC, in the case of a Contract that is a NYC
Allocated Asset, or PRR, in the case of a Contract that is a PRR Allocated Asset, and in no event shall CRC be obligated to make payments to third parties in order to obtain such consents.

            (b) All Contracts and rights which are Allocated Assets and are not transferred pursuant to Section 8.5(a) shall be handled in accordance with the following procedure: (i) CRC or its Affiliates shall continue to be bound thereby and to hold the rights thereunder and (ii) NYC, in the case of a Contract that is a NYC Allocated Asset, and PRR, in the case of a Contract that is a PRR Allocated Asset, shall pay, perform and discharge fully all of the obligations of CRC or its Affiliates thereunder from and after the Closing Date. CRC or its Affiliates shall, without further consideration therefor, pay, assign and remit promptly to NYC or PRR, as appropriate, all monies, rights and other consideration received in respect of such performance. CRC or its Affiliates shall exercise or exploit the rights and options under all such Contracts only as reasonably directed by NYC, in the case of a Contract that is a NYC Allocated Asset, and PRR, in the case of a Contract that is a PRR Allocated Asset, and at NYC's or PRR's expense.

                    Section 8.6. [Intentionally Omitted.]

            Section 8.7. Risk of Loss; Forced Disposal. (a) In the event of any loss or damage to or destruction of, prior to the Closing, any or all of the Allocated Assets by fire or other casualty, the title to and other rights associated with such Allocated Assets shall nevertheless pass to NYC or PRR as provided for herein without any liability or obligation on the part of any of the parties or their respective Affiliates as a result of such loss, damage or destruction and without any adjustment of the Percentage; provided, however, that at the Closing, CRC shall transfer to NYC or PRR, as the case may be, CRC's or its Affiliates' rights to any proceeds of any casualty insurance policies covering such damage or destruction plus the net proceeds, if any, actually collected by CRC or its Affiliates under the provisions of the casualty insurance policies, if any, covering such loss, damage or destruction.

            (b) If any of the Allocated Assets are disposed of by CRR, CRC or their respective Affiliates because of conditions imposed by the STB prior to the Closing, in lieu of the transfer of such Allocated Assets, CRR, CRC or their respective Affiliates shall deliver to NYC or PRR, as the case may be, the benefit of any net after-tax consideration attributable to any such Allocated Assets received by CRR, CRC or their respective Affiliates pursuant to such disposition.

            Section 8.8. Public Statements; Public Filings. Any written news releases prior to the Closing and any other disclosure required to be filed prior to the Closing with any Governmental Entity (other than routine information and filings with the Securities and Exchange Commission) pertaining to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby will be subject to prior review by both CSX and NSC prior to release.

            Section 8.9. Restructuring of CRC. (a) It is the parties' intent that, at some time after the Closing Date, CRC will transfer PRR or the assets and liabilities of PRR to NSC, transfer NYC or the assets and liabilities of NYC to CSX or otherwise separate PRR (for the benefit of NSC) and NYC (for the benefit of CSX) from CRC in the most efficient manner for U.S. federal income tax purposes (the transaction separating PRR from CRC for the benefit of NSC hereinafter referred to as the "PRR Restructuring", and the transaction separating NYC from CRC for the benefit of CSX hereinafter referred to as the "NYC Restructuring"). A Restructuring shall not be consummated unless (i) CRC obtains a private letter ruling from the Internal Revenue Service (the "Service") substantially to the effect that such Restructuring qualifies as a tax-free transaction (except with respect to gain or income required to be recognized with respect to intercompany items or excess loss accounts pursuant to regulations under Section 1502 of the Code or with respect to gain or income recognized in the Restructuring under Section 356 or Section 361 of the Code as the result of the receipt of "other property or money" within the meaning of such sections, provided that the amount of such gain or income recognized by CRR or its Affiliates is not substantial) under the Code (the "Ruling"), or the parties otherwise agree to proceed with such Restructuring on the basis of an opinion of tax counsel generally to the same effect, (ii) any required approval of the STB is obtained, (iii) Tax indemnities mutually satisfactory to CSX and NSC have been agreed to and (iv) the conveyance of the CRR Parent interests is structured in a way to ensure to the mutual satisfaction of CSX and NSC that after a Restructuring, NSC (in the case of the PRR Restructuring) and CSX (in the case of the NYC Restructuring) continue to hold their respective Percentage of the equity and 50 percent of the vote with respect to the Retained Assets and the Retained Liabilities and NSC (in the case of the PRR Restructuring) has no continuing interest whatsoever in NYC and CSX (in the case of the NYC Restructuring) has no continuing interest whatsoever in PRR. In addition, a PRR Restructuring shall not be consummated if, based upon the written opinion of outside tax counsel to CSX, such Restructuring would more likely than not impair the ability to consummate a subsequent NYC Restructuring, and a NYC Restructuring shall not be consummated if, based upon the written opinion of outside tax counsel to NSC, such Restructuring would more likely than not impair the ability to consummate a subsequent PRR Restructuring. The parties agree that the application referred to in Section 8.4(b) shall not seek the authority to effect any transaction referred to in this Section 8.5.

            (b) CRC shall seek a Ruling at the request of either CSX or NSC or both of them. If CRC seeks a Ruling at the request of either CSX or NSC or both of them, after consultation with the party or parties requesting the Ruling, CRC shall prepare the Ruling request and any supplements or materials relating thereto that are required to be submitted to the Service in connection with the Ruling request (each, an "IRS Submission"). Each IRS Submission shall be true and correct in all material respects, and all material facts relating to the requested Ruling shall be disclosed to the Service. CRC shall provide CSX and NSC with a reasonable opportunity to review and comment on each IRS Submission prior to the filing of such IRS Submission with the Service, and no IRS Submission shall be filed with the Service unless the party or parties requesting the Ruling have agreed in writing as to the contents of such IRS Submission prior to such filing. CRC shall provide CSX and NSC with copies of each IRS Submission as filed with the Service. Neither CRC nor its Affiliates or representatives shall conduct any communications with the Service concerning the Ruling request, including meetings or conferences with personnel from the Service, whether in person, telephonically or otherwise, without notifying CSX and NSC and giving CSX and NSC the opportunity to participate. CRC shall provide CSX and NSC with copies of any correspondence between CRC and the Service with respect to the Ruling request.

            (c) If the requirements of clauses (i), (ii), (iii) and (iv) of the second sentence of Section 8.9(a) are satisfied and no opinion meeting the requirements of the third sentence of Section 8.9(a) is delivered with respect to a Restructuring, NSC (in the case of the PRR Restructuring) and CSX (in the case of the NYC Restructuring) shall have the right, consistent with the Ruling (or opinion of counsel, if applicable), to exchange some or all of its interests in CRR Parent for PRR (in the case of the PRR Restructuring) and NYC (in the case of the NYC Restructuring). At the request of PRR (in the case of a PRR Restructuring) or NYC (in the case of a NYC Restructuring) CRR Parent, CRR, CRC and their respective Affiliates shall take all action necessary or convenient in the reasonable opinion of PRR (in the case of a PRR Restructuring) or NYC (in the case of a NYC Restructuring) to effect a Restructuring that is permitted under Section 8.9(a).
            Section 8.10. Provision of Corporate Records. As soon as practicable after the Closing Date CRC shall (a) deliver to or to the order of NYC all NYC Books and Records in the possession of CRC or its Affiliates and (b) deliver to or to the order of PRR all PRR Books and Records in the possession of CRC or its Affiliates; provided that Books and Records that relate to and are necessary for the operation of both the NYC Allocated Assets and the PRR Allocated Assets will be duplicated and included in both the NYC Books and Records and the PRR Books and Records; and provided further that copies of Books and Records necessary or useful to the operation of Shared Assets Areas, Continuing CRC Management, SSO Facilities and other Retained Assets shall be maintained at CRC. Such NYC Books and Records and PRR Books and Records shall be the property of NYC and PRR, respectively, but shall be retained and made available readily to CRC for review and duplication, subject to the limitations set forth in Section 8.11, until the earlier of notice from CRC that such records are no longer needed by CRC and the seventh anniversary of the Closing Date, but in all events until the tax year to which the Books and Records pertain is closed or settled with the Service and/or state tax authorities, unless a longer retention period is otherwise required by law.

            Section  8.11.  Access to  Information.  From and after the  Closing
Date, the parties shall afford (and CSX and NSC shall cause NYC and PRR to afford) each other and each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours and at such other times as may be agreed upon to all books and records and documents, communications, items and matters, including computer programs and data within each other's knowledge, possession or control relating to the Assets, the Allocated Liabilities, the Retained Liabilities or the conduct of CRC's and its Affiliates' businesses, insofar as such access is reasonably required by a party or NYC or PRR and is consistent with applicable law (and shall use reasonable efforts to cause persons or firms possessing relevant items or information to give similar access). Items or information may be requested under this Section 8.11 only for the following purposes: audit, accounting, legal proceedings, litigation, tax preparation, transition planning and implementation planning purposes, as well as for purposes of fulfilling disclosure and reporting obligations. Information shall be provided pursuant to this Section 8.11 in accordance with reasonable procedures established by the parties in order to ensure compliance with the provisions of Section 8.13 and 8.14.

            Section  8.12.  Production of Witnesses  and  Individuals.  From and
after the Closing Date, CRR Parent, CRC, NYC, PRR, CSX and NSC shall use reasonable efforts to make available to each other, upon written request, their respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Action in which the requesting party may from time to time be involved relating to the transactions contemplated by this Agreement and the Ancillary Agreements, the Assets, the Allocated Liabilities, the Retained Liabilities or the conduct of CRC's and its Affiliates' business. Except as otherwise agreed between the parties, the parties agree to reimburse each other for reasonable documented out-of-pocket expenses (but not labor charges, salary payments or overheads) incurred by the other in connection with providing individuals and witnesses pursuant to this
Section 8.12.
            Section 8.13.  Confidentiality.  The parties shall hold (and CSX and
NSC shall cause NYC and PRR to hold), and shall cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all information furnished it by another party, NYC or PRR or their respective representatives pursuant to this Agreement or the Ancillary Agreements (except to the extent that such information can be shown to have been (i) available to such Person on a non-confidential basis prior to its disclosure by the other Person, (ii) in the public domain through no fault of such Person or (iii) later lawfully acquired from other sources by the Person to which it was furnished), and no Person shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Section
8.13. In the event that a subpoena, discovery or other request that arguably calls for production or disclosure of such confidential information is received, the Person receiving such request must promptly notify in writing the Person whose information has been requested. The Person receiving such request shall provide the Person whose confidential information has been requested, a reasonable opportunity to review such information and to assert any rights it may have with respect to the potential disclosure of such confidential information. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other parties, NYC or PRR if it exercises the same care as it takes to preserve confidentiality for its own similar information.

            Section 8.14. Privileged Matters. (a) The parties agree that from and after the Control Date CRC and its Affiliates will maintain, preserve and assert all privileges, including, without limitation, privileges arising under or relating to the attorney-client relationship (which shall include, without limitation, the attorney-client and work product privileges) that relate directly or indirectly to the Assets, the Allocated Liabilities or the Retained Liabilities or CRC's and its Affiliates' business for any period prior to the Closing Date ("Privileges"). CRC shall not waive any Privilege that could be asserted under applicable law without the prior written consent of CSX and NSC. The rights and obligations created by this Section 8.14 shall apply to all information as to which, but for the transactions contemplated by this Agreement and the Ancillary Agreements, CRC would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including but not limited to (i) any and all information generated prior to the Closing Date but which, after the Closing, is in the possession of CSX, NSC, NYC or PRR (ii) all communications subject to a Privilege occurring prior to the Closing Date between counsel for CRC and any person who, at the time of the communication, was an employee of CRC, regardless of whether such employee is or becomes an employee of CSX, NSC, NYC or PRR and (iii) all information generated, received or arising after the Closing that refers or relates to Privileged Information generated, received or arising prior to the Closing.

            (b) From and after the Control Date, upon receipt by CRC or any of its Affiliates of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information or if CRC or any of its Affiliates obtains knowledge that any current or former employee of CRC or any of its Affiliates has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, CRC shall promptly notify in writing CSX, NSC, NYC and PRR of the existence of the request and shall provide CSX and NSC a reasonable opportunity to review the information and to assert any rights it may have under this Section 8.14 or otherwise to prevent the production or disclosure of Privileged Information. CRC will not produce or disclose any information arguably covered by a Privilege under this Section 8.13 unless (i) CSX and NSC have both provided their written consent to such production or disclosure or (ii) a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

            (c) If there is a reasonable likelihood that the waiver by CRC of any Privilege could expose CSX, NSC, NYC or PRR to Liability or could prejudice the other party's position in pending or threatened litigation, otherwise adversely affect CSX, NSC, NYC or PRR, CRC will promptly notify in writing CSX and NSC prior to such waiver, and, at CSX's and NSC's request, CRC will assert or preserve the Privilege, as applicable, if CRC's interests will not be adversely affected by its assertion or preservation of the Privilege.

            Section 8.15. Administration of Actions. After the Closing Date, (a)
NYC shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions relating primarily to NYC, the NYC Allocated Assets, the NYC Allocated Liabilities or a Retained Liability (except for Retained Liabilities for which the monetary claim is more than $500,000 or injunctive relief is sought) which arose at the location of a NYC Allocated Asset, or with which a NYC Allocated Asset is most significantly involved (each, an "NYC Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such NYC Action without the consent of CRC, NSC or PRR and (b) PRR shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions relating primarily to PRR, the PRR Allocated Assets, the PRR Allocated Liabilities, or a Retained Liability (except for Retained Liabilities for which the monetary claim is more than $500,000 or injunctive relief is sought), which arose at the location of a PRR Allocated Asset or with which a PRR Allocated Asset is most significantly involved (each a "PRR Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such PRR Action without the consent of CRC, CSX or NYC; provided that neither NYC or PRR may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the prior written consent of the other if such settlement, compromise or consent to such judgment (i) includes any form of injunctive relief binding upon such other party or CRC or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such other party or CRC and any Affiliates of CRC subject to such Action of a full and final release from all liability in respect to such claim or litigation. After the Closing Date with respect to an Action not covered under clauses (a) or (b) of the foregoing sentence (including Actions relating to Corporate Level Liabilities), the handling, administration and disposition of such Actions shall be the joint responsibility of CSX and NSC and the costs thereof shall be Corporate Level Liabilities. In assigning joint responsibility for the administration, handling and disposition of Actions to CSX and NSC, hereunder it is not the parties' intent that CSX and NSC will actually administer, handle and dispose of such Actions jointly, but rather that CSX and NSR will agree on the most practical and efficient arrangements with the objective of eliminating unnecessary duplication of effort and minimizing overall costs. The costs and expenses of the administration and handling of such Actions shall be Corporate Level Liabilities; provided that the salaries of, expenses incurred by and overheads associated with full-time employees of CSX or NSC while engaged in investigating or handling such Actions shall be the responsibility of the employing party and shall not be Corporate Level Liabilities.

            Section 8.16. Administration of FELA Claims. (a) The administration, handling and disposition of FELA Claims (whenever made) that are Corporate Level Liabilities shall be (i) the responsibility of the party controlling the Allocated Asset where the incident or incidents giving rise to the FELA Claim occurred, or (ii) the responsibility of the party controlling the Allocated Asset most significantly involved if the FELA Claim arises from an incident or incidents occurring at multiple locations on Allocated Assets, or (iii) the joint responsibility of CSX and NSC if the FELA Claim arises from an incident or incidents occurring at unknown locations or a location not otherwise covered by clauses (i) or (ii) of this sentence. In assigning joint responsibility for the administration, handling and disposition of FELA Claims to CSX and NSC under the foregoing clause (iii), it is not the parties' intent that CSX and NSC will actually administer, handle and dispose of such actions jointly, but rather that CSX and NSR will agree on the most practical and efficient arrangements with the objective of eliminating unnecessary duplication of effort and minimizing overall costs. The costs and expenses of the administration, handling and disposition of (A) FELA Claims made prior to the Closing Date and (B) all other FELA Claims that are Corporate Level Liabilities, shall be Corporate Level Liabilities and shall be borne by CSX and NSC in proportion to their respective Percentages; provided that the salaries of, expenses incurred by and overheads associated with full-time employees of CSX or NSC while engaged in investigating or handling such FELA Claims shall be the responsibility of the employing party and shall not be Corporate Level Liabilities; provided, further that the party responsible for the administration of FELA Claims which are Retained Liabilities shall, before agreeing to any single settlement of a FELA Claim or group of related FELA Claims, involving a payment of more than $1 million, obtain the written consent of the other party. Failure of either party to respond to such a request for consent within fourteen days of receipt of such request shall be deemed to constitute consent.

            (b) The administration, handling and disposition of FELA Claims (and the costs and expenses thereof) that are made on or after the Control Date and that are NYC Allocated Liabilities pursuant to Section 2.8(c) hereof shall be the responsibility of CSX. The administration, handling and disposition of FELA Claims (and the costs and expenses thereof) that are made on or after the Control Date and that are PRR Allocated Liabilities pursuant to Section 2.8(c) hereof shall be the responsibility of NSC.

            Section 8.17. Tax Matters. (a) From the date hereof until the Closing Date, CRR and Green (i) shall timely and duly file, or cause to be timely and duly filed, all Tax Returns of CRR, CRC and their respective Affiliates required to be filed on or prior to the Closing Date and (ii) other than Taxes being contested in good faith, shall timely pay, or cause to be timely paid, all Taxes required to be paid by CRR, CRC or their respective Affiliates. From the Control Date until the Closing Date, CRR and Green, with respect to each of CRR, CRC and their respective Affiliates, shall not settle or compromise any Tax Liability, agree to any adjustment to any Tax attribute, change any method of accounting or make any election with respect to Taxes without first obtaining the prior written consent of CSX and NSC. CRR and its Subsidiaries agree to be included in a consolidated federal income tax return of Green.

                 (b) From and after the Closing Date, the Tax Allocation Agreement shall govern the rights and obligations of Green, CRR, CRC, CRR Industries, PRR and NYC with respect to Tax matters involving the operations of CRC, PRR and NYC.
            Section 8.18. Committees. Within 90 days following the execution of this Agreement, two committees shall be established by CSX and NSC: the "Buffalo Committee" and the "Vickers Committee". Both committees shall consist of representatives appointed by CSX and representatives appointed by NSC. The Buffalo Committee will examine the CP-Draw drawbridge and interlocking in Buffalo, New York and will investigate ways of minimizing or eliminating conflict between CSX and NSC traffic flows through the area after the Closing Date. The Vickers Committee will examine the Vickers crossing in Toledo, Ohio and will investigate ways of minimizing or eliminating conflict between CSX and NSC traffic flows through the area after the Closing Date. Within 90 days of appointment, each such committee will prepare a report detailing options for solving the traffic conflict problems, along with cost estimates for each such option.
   Section 8.19. Chicago Gateway Access. CSXT and NSR will preserve and enhance the independent competitive capability of each to move traffic to and through the Chicago Gateway (as defined in Schedule 3) by adhering to the
requirements of Schedule         3.
            Section 8.20. Car Hire and Car Service. The parties recognize that industry rules, including the AAR Car Service Rules, may pose problems with respect to the payment and collection of car hire in connection with Equipment that is included in Retained Assets and that is used or operated with the Allocated Assets and with the Shared Assets Areas. The parties shall use their reasonable best efforts and take all actions, including seeking changes in industry rules, as may be necessary or appropriate to allow each party, in the most favorable manner possible, to collect car hire on the Equipment allocated to it pursuant to Section 2.6 hereof and to pay the car hire due for cars used or operated with Allocated Assets and with the Shared Assets Areas.
                                   ARTICLE IX
                     CONDITIONS PRECEDENT TO THE CLOSING

            Section 9.1. Conditions Precedent to Obligations. The respective obligations of CSX, NSC, CRR Parent, CRR and CRC to effect the transactions contemplated by Article II shall be subject to the fulfillment or mutual waiver at or prior to the Closing Date of the following conditions:

            (a) No preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or any other legal restraint or prohibition which prevents the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall be in effect and no statute, rule or regulation shall have been enacted by any Governmental Entity prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

            (b) The STB shall have issued a decision (which decision shall not have been stayed or enjoined) that constitutes a final order approving, exempting or otherwise authorizing, as of such date, consummation of the transactions contemplated by this Agreement and the Ancillary Agreements as may require such authorization and neither party shall have exercised a right to postpone pursuant to Section 8.4(c).
                (c) Each of CSX and NSC shall have reasonably determined that it has obtained sufficient labor implementing agreements so as to be authorized by law to effect the transactions contemplated by Article II and Article VI.


                                  ARTICLE X
                               INDEMNIFICATION

            Section 10.1. Indemnification. (a) Subject to the provisions of this
Article X, CRR Parent and CRR jointly and severally shall indemnify, defend and hold harmless the other parties and any director, officer, employee or agent of any of them from and against any and all Damages asserted against, relating to, imposed upon or incurred by any such Person, directly or indirectly, by reason of or resulting from:
            (i) the breach or nonperformance of any agreement of CRR Parent, CRR, CRC or any of their respective Affiliates (other than NYC and PRR) contained in or made pursuant to this Agreement or any of the Ancillary Agreements; and
            (ii) any Retained Liability.
            (b) Subject to the provisions of this Article X, CSX and CSXT jointly and severally shall indemnify, defend and hold harmless the other parties and any director, officer, employee or agent of any of them from and against any and all Damages asserted against, relating to, imposed upon or incurred by any such Person, directly or indirectly, by reason of or resulting from:
            (i) the untruth or inaccuracy of any representation or warranty of CSX, CSXT or their respective Affiliates contained in or made pursuant to this Agreement or any of the Ancillary Agreements; and

            (ii) the breach or non-performance of any agreement of CSX, CSXT or their respective Affiliates contained in or made pursuant to this Agreement or any of the Ancillary Agreements.

           (c) Subject to the provisions of this Article X, NSC and NSR jointly and severally shall indemnify, defend and hold harmless the other parties and any director, officer, employee or agent of any of them from and against any and all Damages asserted against, relating to, imposed upon or incurred by any such Person, directly or indirectly, by reason of or resulting from:

            (i) the untruth or inaccuracy of any representation or warranty of NSC, NSR or their respective Affiliates contained in or made pursuant to this Agreement or any of the Ancillary Agreements; and

            (ii) the breach or non-performance of any agreement of NSC, NSR or their respective Affiliates contained in or made pursuant to this Agreement or any of the Ancillary
      Agreements.

            Section 10.2. Indemnification Procedures. (a) If any Action shall be threatened or instituted or any claim or demand shall be asserted against any Indemnified Party in respect of which indemnification may be sought under the provisions of this Agreement, the Indemnified Party shall promptly cause written notice of the assertion of any such claim, demand or Action of which it has knowledge to be forwarded to the Indemnifying Party. Such notice shall contain a reference to the provisions hereof or of such other agreement, instrument or certificate delivered pursuant hereto, in respect of which such claim is being made. The Indemnified Party's failure to give the Indemnifying Party prompt notice shall not preclude the Indemnified Party from obtaining indemnification from the Indemnifying Party under this Article X unless the Indemnified Party's failure has materially prejudiced the Indemnifying Party's ability to defend the claim, demand or Action.
            (b) If the Indemnified Party seeks indemnification from the Indemnifying Party as a result of a claim or demand being made by a third party (a "Third Party Claim"), the Indemnifying Party shall have the right to promptly assume the control of the defense of any Action with respect to such Third Party Claim, including, at its own expense, employment by it of counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may, in its sole discretion and at its own expense, employ counsel to represent it in the defense of the Third Party Claim, and in such event counsel for the Indemnifying Party shall cooperate with counsel for the Indemnified Party in such defense, provided that the Indemnifying Party shall direct and control the defense of such Third Party Claim or proceeding. The Indemnifying Party shall not consent to the entry of any judgment, except with the written consent of the Indemnified Party, and shall not enter into any settlement of such Third Party Claim without the written consent of the Indemnified Party which does not include as an unconditional term thereof the release of the Indemnified Party from all Liability in respect of such Third Party Claim.
            Section 10.3. Remedies. (a) Each party acknowledges and agrees that the other parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to specifically enforce such provisions, in addition to any other remedy to which such party may be entitled, at law or in equity.

            (b) In no event shall any party be liable to the other parties for any consequential, indirect, incidental, punitive or other similar damages including but not limited to lost profits for any breach or default, or any act or omission arising out of or in any way relating to, this Agreement, the Assets, the Retained Liabilities, the Allocated Liabilities, the Ancillary Agreements, the transactions contemplated herein or therein or any matter or theory concerning or relating to any of the foregoing, under any form or theory of action whatsoever whether in contract, tort or otherwise.


                                   ARTICLE XI
                                  MISCELLANEOUS

            Section 11.1. Amendment. This Agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each party.

            Section 11.2. Extension; Waiver. At any time prior to the Closing Date the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.
            Section 11.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by telecopy (which is confirmed) or on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
            (a)  If to CSX, CSXT or CRR Parent, to:
                  CSX Corporation
                  One James Center
                  901 East Cary Street
                  Richmond, Virginia  23219
                  Telecopy number:  804-783-1380
                  Attention:      Mark G. Aron, Esq.
                                  and Peter J. Shudtz, Esq.

                  CSX Transportation
                  500 Water Street
                  Jacksonville, Florida  32202
                  Telecopy number:  904-366-5436
                  Attention:      P. Michael Giftos, Esq.

                  with a copy to:
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Telecopy number:  212-403-2000
                  Attention:  Pamela S. Seymon, Esq.

            (b)  If to NSC, NSR or CRR Parent, to:

                  Norfolk Southern Corporation
                  Three Commercial Place
                  Norfolk, Virginia  23510
                  Telecopy number:  757-629-2750
                  Attention:  James C. Bishop, Jr., Esq.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022
                  Telecopy number:  212-735-2000

                  Attention:  Randall H. Doud, Esq.

            (c)  If to CRR or CRC, to:

                  Conrail Inc.
                  2001 Market Street
                  Philadelphia, PA  19103
                  Telecopy number:  215-209-4068
                  Attention:  General Counsel

All notices regarding matters requiring handling within thirty days will be given by overnight mail or confirmed telecopy.

            Section 11.4. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 11.5. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and the Ancillary Agreements and other documents and instruments referred to herein) and the Merger Agreement, collectively, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except the April 8 Agreement to the extent the April 8 Agreement covers matters not addressed or amended hereby and the CRR Holdings LLC Agreement; provided that it is the intent of the parties hereto that this Agreement shall be an effectuation of the April 8 Agreement consistent with the terms of the April 8 Agreement and that the provisions of this Agreement should be interpreted to give effect to the April 8 Agreement; and provided further that in the event of any inconsistency between the terms of this Agreement and the April 8 Agreement this Agreement shall prevail; and provided further that CSX and NSC agree that the fourth paragraph of Item III of Exhibit A to the April 8 Agreement (at page two thereof) in respect of Lake Erie coal dock capacity is rescinded and no longer in effect.

            Section 11.6.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns and is not intended to confer upon any other Person any rights or remedies, except for the rights of an Indemnified Party as contemplated by Article X.

            Section 11.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

            Section 11.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 11.9. Assignment. (a) Except as provided in Section 11.9(b), neither this Agreement (including the documents and instruments referred to herein) nor any of the rights, interests or obligations hereunder, shall be assigned by any party, including by operation of law, without the prior written consent of the other parties which may be withheld at the sole discretion of the relevant party.

            (b) Any party without the consent of the other parties may assign all or any part of its rights and obligations under this Agreement to (i) any of its controlled Subsidiaries or (ii) any successor in the event of a merger, consolidation, sale of all or substantially all its assets, liquidation or dissolution, if such assignee executes and delivers to the other parties hereto an agreement reasonably satisfactory in form and substance to such other party under which such assignee, which is reasonably satisfactory to the other party, assumes and agrees to perform and discharge all the obligations and liabilities of the assigning party; provided that any such assignment shall not relieve the assigning party from the performance and discharge of such obligations and liabilities.

            (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assignees.

            Section 11.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, such provision is to be intended to be ineffective only to the most limited extent possible in such context and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 11.11. Lack of Control; Effect on CRR and its Controlled Subsidiaries. (a) None of CSX, CSXT, NSC or NSR shall be liable for failing to take any action which they are required to take under this Agreement if the time when CSX, CSXT, NSC or NSR is required to take such action occurs prior to the Control Date and such action requires the assistance or cooperation of CRR or its Board of Directors, which assistance is requested but not provided; provided, however, that CSX and NSC shall use their best efforts to obtain such assistance or cooperation and, after the Control Date, will be required to take such action if, as and when required by this Agreement.

            (b) Notwithstanding anything to the contrary contained in this Agreement (which term for purposes of this Section 11.11(b) shall include the Exhibits and Schedules hereto and the Ancillary Agreements and other documents and instruments referred to herein), except as expressly set forth in Section 3.2, neither CRR nor any of its controlled Subsidiaries shall be bound by the terms of this Agreement (other than Section 8.17) or subject to any Liabilities or obligations hereunder (other than under Section 8.17) at any time prior to the Control Date. CRR and CSX shall continue to be bound by those terms of the Merger Agreement that by their terms survive beyond June 2, 1997, including, without limitation, Attachment A to the CRR Disclosure Schedule delivered in connection with the Third Amendment; provided that in the event of any inconsistency between the terms of this Agreement and the terms of such Attachment A, the terms of such Attachment A shall prevail.

            Section 11.12. Dispute Resolution. Any dispute, controversy or claim (or any failure by the parties to agree on a matter as to which this Agreement expressly or implicitly contemplates subsequent agreement by the parties, except for matters left to the sole discretion of a party) arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled through binding arbitration by a sole, disinterested arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall be jointly selected by the parties but, if the parties do not agree on an arbitrator within thirty days after demand for arbitration is made by a party, they shall request that the arbitrator be designated by the American Arbitration Association. The award of the arbitrator shall be final and conclusive upon the parties. Each party to the arbitration shall pay the compensation, costs, fees and expenses of its own witnesses, experts and counsel. The compensation and any costs and expenses of the arbitrator shall be borne equally by the parties. The arbitrator shall have the power to require the performance of acts found to be required by this Agreement and to require the cessation or nonperformance of acts found to be prohibited by this Agreement. The arbitrator shall not have the power to award consequential or punitive damages. The arbitrator's award shall be binding and conclusive upon the parties to the fullest extent permitted by law. Judgment upon the award rendered may be entered in any court having jurisdiction thereof, which court may order appropriate relief at law or equity. All proceedings relating to any such arbitration, and all testimony, written submissions and award of the arbitrator therein, shall be private and confidential as among the parties, and shall not be disclosed to any other Person, except as required by law and except as reasonably necessary to prosecute or defend any judicial action to enforce, vacate or modify such arbitration award.

            Section 11.13. CRC Status. The parties intend that after the Closing Date CRC and its Affiliates shall be a rail carrier that performs transportation services for the account of CSXT or NSR, as the case may be, or as agent or subcontractor of CSXT or NSR, as the case may be.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    CSX CORPORATION
                                    By:  /s/ JOHN W. SNOW
                                         ----------------
                                          Name:  John W. Snow
                                          Title:  Chairman, President & Chief
                                                  Executive Officer

                                    CSX TRANSPORTATION, INC. (for itself and on behalf of its controlled
                                    Subsidiaries)


                                    By:  /s/A. R. CARPENTER
                                         ------------------
                                          Name:  A. R. Carpenter
                                          Title:  President and Chief Executive
                                                  Officer

                                    NORFOLK SOUTHERN CORPORATION


                                    By:  /s/ DAVID R. GOODE
                                         ------------------
                                          Name:  David R. Goode
                                          Title:

                                    NORFOLK SOUTHERN RAILWAY COMPANY (for
                                    itself and on behalf of its controlled
                                    Subsidiaries)


                                     By:  /s/ DAVID R. GOODE
                                         ------------------
                                          Name:  David R. Goode
                                          Title:

                                    CONRAIL INC. (for itself and on behalf of its controlled Subsidiaries)

                                    By:  /s/ TIMOTHY O'TOOLE
                                         -------------------
                                          Name:  Timothy O'Toole
                                          Title:

                                    CONSOLIDATED RAIL CORPORATION
                                    By:  /s/ TIMOTHY O'TOOLE
                                         -------------------
                                          Name:  Timothy O'Toole
                                          Title:


                                    CRR HOLDINGS LLC


                                    By:  /s/ JOHN W. SNOW
                                         ----------------
                                          Name:  John W. Snow
                                          Title:

                                   SCHEDULE 1

                                     ASSETS

           Attached to and incorporated in this Schedule 1 are the following attachments:

         (i) Attachment I, which is the line segment allocation list identifying each Route owned, operated or used by CRC and its Affiliates and indicating as to each Route whether it is included in the NYC Allocated Assets, the PRR Allocated Assets or the Retained Assets; and
         (ii) Attachment II, which is a system map showing all Routes comprising the CRC rail system and indicating by color coding the Routes which are to be NYC Allocated Assets, PRR Allocated Assets and Retained Assets, respectively; Attachment II is intended to show graphically the Routes described in Attachment I.


                        ITEM 1 - NYC ALLOCATED ASSETS

      The "NYC Allocated Assets" shall include all of CRR's, CRC's and their respective Affiliates' right, title and interest in and to the following Assets:
      (A) Routes and Assets Related to Routes. All Routes identified as NYC Allocated Assets in Attachment I and Attachment II (i.e., those lines colored in red and/or orange on Attachment II, except for those lines already owned by CSXT or its Affiliates), together with the following Assets that are related to such Routes (except as otherwise expressly provided in this Schedule 1 or the Ancillary Agreements):
         (1) the track structure (rails, ties, other track material, grading, bridges, tunnels, culverts, etc.);

         (2) the underlying right-of-way, operating and non-operating, regardless of its width, and associated structures and fixtures;

         (3) except in the areas where the parties' respective Routes are approximately equidistant from the Asset in question (where in each case other arrangements are made pursuant to one or more Ancillary Agreements), appurtenant yards, sidings, switch tracks and repair or other maintenance facilities;

         (4) real estate (whether or not used for operating purposes) adjacent or in proximity to the Routes included in the NYC Allocated Assets, or underlying, adjacent or in proximity to those structures or facilities described in the preceding clauses (2) and (3) and the following clause (5);

         (5) signal, communications and computer facilities and equipment on the right-of-way and (to the extent used to operate the Routes included in the NYC Allocated Assets) off the right-of-way;

         (6) tools and supplies located on and along, and automobiles, hi-rail cars and trucks assigned to, the Routes included in the NYC Allocated Assets, including repair materials and local repair equipment, except system stockpiles of inventory, material and supplies and Work Equipment;

         (7) Contracts (other than Transportation Contracts) relating to a Route included in NYC Allocated Assets, including without limitation trackage and other operating rights, public and private grade crossing agreements, side track and industrial track agreements, pipeline and wireline agreements, building and yard maintenance agreements, leases, licenses, reversions, longitudinal easements and other occupancy agreements, and the rents, security deposits and profits arising therefrom or in connection therewith;

         (8) muniments of title, all original valuation maps, land schedules, track charts, surveys, bridge and other drawings, bridge inspection reports, environmental reports, permits, signal and communications plans, other engineering documentation, deeds (including such originals of acquisition or out-conveyances as may be in CRC's possession), current billing records (including billing addresses and, if in a computer format, the data and the programs), real estate work files, property tax records (and any computer database for such records), and all other Books and Records relating to a Route included in NYC Allocated Assets;

         (9) mineral rights or easements of any sort held by CRR, CRC or their respective Affiliates located on, over, across and/or in the real estate or property heretofore described in this paragraph (A); and

         (10) royalties or other payments in respect of real estate or other Assets heretofore described in this paragraph (A).

            (B) Philadelphia Offices. The CRC headquarters office building located at Philadelphia, PA, and the CRC information technology center building located at Philadelphia, PA and all FF&E located at such facilities.

      (C) Yards and Yard Access. The following CRC yards, land and yard access tracks:

         (1) Seneca Yard (Buffalo, NY) (subject to access and use by NSR pursuant to Ancillary Agreement);

         (2)      59th Street ("Panhandle") Yard site (Chicago, IL);

         (3)      Collinwood Yard (Cleveland, OH);

         (4) Former "local yard" and intermodal terminal at Buckeye (Columbus, OH);

         (5) Buckeye Yard Lead track from the north limit of "CP Buckeye" to "CP Darby" (Columbus, OH);

         (6)      West track between "CP 138" and "CP 136"
                  (Columbus, OH);

         (7)      Portion of Piqua Yard (Fort Wayne, IN) to be
                      agreed upon between NSR and CSXT;

         (8) Hawthorne Yard (Indianapolis, IN) (subject to access and use by NSR pursuant to Ancillary Agreement);

         (9)      North Bergen intermodal terminal (New Jersey);

         (10) South Kearny intermodal terminal including APL leased areas; however, NSR to have access to the APL leased terminal and NSR to have the right to serve APL and any successor lessee to APL using such leased premises;

         (11) Greenwich Yard (Philadelphia), but excluding yard tracks and areas used to support the movement of local freight (including port traffic, but excluding intermodal) and to support the movement of rail traffic to and from the ore pier, which tracks and areas will be included in Retained Assets;

         (12) Track from CP Field to Pier 122 (Greenwich Yard area, Philadelphia);

         (13)     Stanley Yard (Toledo, OH);

         (14) Elizabeth Yard (Trumbull Street Yard), but subject to use of and access to two tracks by NSR to support E-Rail Intermodal Facility as provided in Ancillary Agreements; and

         (15)     Manville Yard (subject to use by CRC, CSX and NSR
                      pursuant to Ancillary Agreements).

              (D) Miscellaneous Property. The following Assets:

         (1) Developable property west of CRC's Chemical Coast Secondary in northern New Jersey in the vicinity of the current CRC Elizabethport Yard (Trumbull St. Yard);

         (2) Indianapolis Division headquarters building, offices and land; and

         (3) Albany Division headquarters building, offices and land.

            (E) Stock Ownership and Other Interests. The following interests:

         (1) 50% of the issued and outstanding capital stock in Lakefront Dock & Railroad Terminal Company;

         (2)      100% of the issued and outstanding capital stock
                    in St. Lawrence & Adirondack Railway;

         (3)      50% of the issued and outstanding capital stock in
                       Albany Port Railroad Corp.; and

         (4) 10.125% of the issued and outstanding capital stock in TTX Company.


                        ITEM 2 - PRR ALLOCATED ASSETS

   The "PRR Allocated Assets" shall include all of CRR's, CRC's and their respective Affiliates' right, title and interest in and to the following Assets:
   (A) Routes and Assets Related to Routes. All Routes identified as PRR Allocated Assets in Attachment I and Attachment II (i.e., those lines colored in green and/or yellow on Attachment II, except for those lines already owned by NSR or its Affiliates), together with the following Assets that are related to such Routes (except as otherwise expressly provided in this Schedule 1 or the Ancillary Agreements):
         (1)  the track structure (rails, ties, other track material, grading, bridges, tunnels, culverts, etc.);
         (2) the underlying right-of-way, operating and non-operating, regardless of its width, and associated structures and fixtures;
         (3) except in the areas where the parties' respective Routes are approximately equidistant from the Asset in question (where in each case other arrangements are made pursuant to one or more Ancillary Agreements), appurtenant yards, sidings, switch tracks and repair or other maintenance facilities;
         (4) real estate (whether or not used for operating purposes) adjacent or in proximity to the Routes included in the PRR Allocated Assets, or underlying, adjacent or in proximity to those structures or facilities described in the preceding clauses (2) and (3) and the following clause (5);
         (5) signal, communications and computer facilities and equipment on the right-of-way and (to the extent used to operate the Routes included in the PRR Allocated Assets) off the right-of-way;
         (6) tools and supplies located on and along, and automobiles, hi-rail cars and trucks assigned to, the Routes included in the PRR Allocated Assets, including repair materials and local repair equipment, except system stockpiles of inventory, material and supplies and Work Equipment;
         (7) Contracts (other than Transportation Contracts) relating to a Route included in PRR Allocated Assets, including without limitation trackage and other operating rights, public and private grade crossing agreements, side track and industrial track agreements, pipeline and wireline agreements, building and yard maintenance agreements, leases, licenses, reversions, longitudinal easements and other occupancy agreements, and the rents, security deposits and profits arising therefrom or in connection therewith;
         (8) muniments of title, all original valuation maps, land schedules, track charts, surveys, bridge and other drawings, bridge inspection reports, environmental reports, permits, signal and communications plans, other engineering documentation, deeds (including such originals of acquisition or out-conveyances as may be in CRC's possession), current billing records (including billing addresses and, if in a computer format, the data and the programs), real estate work files, property tax records (and any computer database for such records), and all other Books and Records relating to a Route included in PRR Allocated Assets;
         (9) mineral rights or easements of any sort held by CRR, CRC or their respective Affiliates located on, over, across and/or in the real estate or property heretofore described in this paragraph (A); and

         (10) royalties or other payments in respect of real estate or other Assets heretofore described in this paragraph (A).

   (B) Altoona and Hollidaysburg Shops. The CRC car and locomotive repair shops located at Altoona, PA and Hollidaysburg, PA and all rolling-stock-related and locomotive-related inventory and supplies (including rolling-stock-related and locomotive-related system stockpiles) located at such facilities (subject to provisions of Section 2.7 of the Agreement) and all FF&E located on or at such facilities.

           (C) Yards and Yard Access. The following CRC yards, land and yard access tracks:

         (1) Ashtabula Harbor facilities (subject to access and use by CSX pursuant to Ancillary Agreements);

         (2)  Rockport Yard (Cleveland, OH);

         (3)  Buckeye Hump Yard (Columbus, OH);

         (4)  East track between "CP 138" and "CP 136"
               (Columbus, OH);

         (5) the right of way east of and parallel to the single track portion of the Columbus Line immediately north of "CP 136" (the current end of double track), and the Clintonville Siding east of the single track portion;

         (6) portion of Piqua Yard (Fort Wayne, IN) used by or for Triple Crown Services Company, together with portion of Piqua Yard to be agreed upon between NSR and CSXT;
         (7)  Croxton Yard (New Jersey);
         (8)  E-Rail intermodal facility (New Jersey);

         (9)  Morrisville intermodal facility;

         (10) Airline Jct. Yard (Toledo, OH); and (11) Stanley E Yard (Toledo, OH).

           (D) Miscellaneous Property. The following CRC assets and properties:

         (1) Developable property east of CRC's Chemical Coast Secondary in the vicinity of the E-Rail intermodal facility (northern New Jersey);

         (2) real estate comprising a portion of the right-of-way (east of the current single track) between PRR's Clintonville Siding and the north end of the double track at CP 136 on which NSR may construct new track;

         (3) real estate comprising a portion of the right-of-way on which the Buckeye Yard lead track is located to enable NSR to construct a parallel track to the Buckeye Yard lead track (Buckeye Yard, Columbus, OH) (constructions to be governed by an Ancillary Agreement);

         (4)  Pittsburgh Division headquarters building, offices and land;

         (5)  Dearborn Division headquarters building, offices and land; and

         (6) All undeveloped property that is part of, adjacent to or in the vicinity of Lincoln Yard (Detroit, MI).

         (7) All real estate, trackage, track material and other Assets comprising CRC's abandoned Danville Secondary, together with all other Assets lying on, adjacent to or in the vicinity of the CRC right-of-way between Schneider and Danville, IL, including without limitation all Assets comprising such Danville Secondary thereon or adjacent thereto necessary for construction of connections at Schneider and Danville (excluding any NYC Allocated Assets). (If NSR elects to restore the line between Schneider and Danville, CSXT shall have the option to share in the costs of the line restoration on a reasonable basis that is mutually agreeable and, if CSXT elects so to share in such restoration costs, CSXT shall be granted overhead trackage rights on such line on a fair basis taking into consideration the cost paid by CSXT for such restoration.)

            (E) Stock Ownership and Other Interests. The following interests:

         (1) 16.67% of the issued and outstanding capital stock in The Belt Railway Company of Chicago;

         (2) 25.64% of the issued and outstanding capital stock in Peoria and Pekin Union Railway Company;

         (3) 100% of the issued and outstanding capital stock in TCV, Inc. (which owns a 50% partnership interest in Triple Crown Services Company); and

         (4) 11.682% of the issued and outstanding capital stock in TTX Company.


                            ITEM 3 - RETAINED ASSETS

   The "Retained Assets" shall include all of CRR's, CRC's and their respective Affiliates' right, title and interest in and to the following Assets:
   (A) Routes and Assets Related to Routes. Routes within the Shared Asset Areas identified as Retained Assets in Attachment I and Attachment II (i.e., those lines colored in blue on Attachment II), together with the following Assets within the Shared Asset Areas that are related to such Routes (except as otherwise expressly provided in this Schedule 1 or the Ancillary Agreements):
         (1)  the track structure (rails, ties, other track material, grading, bridges, tunnels, culverts, etc.);
         (2)  the underlying right-of-way, operating and      non-operating,
               regardless of its width, and associated structures and fixtures;
              (3) appurtenant yards, sidings,  switch tracks and repair or other maintenance facilities (including but not limited to Oak Island Yard, auto terminals at Doremus Avenue, Greenville and Ridgefield Heights);

         (4) real estate (whether or not used for operating purposes) adjacent or in proximity to the Routes included in the Retained Assets, or underlying, adjacent or in proximity to those structures or facilities described in the preceding clauses (2) and (3) and the following clause (5);

         (5) signal, communications and computer facilities and equipment on the right-of-way and (to the extent used to operate the Routes included in Retained Assets) off the right-of-way;

         (6) tools and supplies located on and along, and automobiles, hi-rail cars and trucks assigned to, the Routes included in the Retained Assets, including repair materials and local repair equipment, except system stockpiles of inventory, material and supplies and Work Equipment;

         (7) Contracts (other than Transportation Contracts) relating to a Route included in Retained Assets, including without limitation trackage and other operating rights, public and private grade crossing agreements, side track and industrial track agreements, pipeline and wireline agreements, building and yard maintenance agreements, leases, licenses, reversions, longitudinal easements and other occupancy agreements, and the rents, security deposits and profits arising therefrom or in connection therewith;
         (8) muniments of title, all original valuation maps, land schedules, track charts, surveys, bridge and other drawings, bridge inspection reports, environmental reports, permits, signal and communications plans, other engineering documentation, deeds (including such originals of acquisition or out-conveyances as may be in CRC's possession), current billing records (including billing addresses and, if in a computer format, the data and the programs), real estate work files, property tax records (and any computer database for such records), and all other Books and Records relating to a Route included in Retained Assets;
         (9) mineral rights or easements of any sort held by CRR, CRC or any of their respective Affiliates located on, over, across and/or in the real estate or property heretofore described in this paragraph (A); and

         (10) royalties or other payments in respect of real estate or other Assets heretofore described in this paragraph (A).

          (B) The "Retained Assets" shall include the SSO Facilities which shall be as follows:

         (1) the building and offices, together with underlying land, of the Philadelphia Division headquarters located at Mt. Laurel, NJ within the Philadelphia/South Jersey Shared Assets Area;

         (2) the Customer Service Center building and offices, together with underlying land, located at Pittsburgh, PA;

         (3) use of the office space in the Dearborn Division headquarters building (the building and land are included in the PRR Allocated Assets) currently used for the crew management facility until the crew management facility is discontinued;

         (4) the system maintenance-of-way equipment center building located adjacent to Canton Yard in Canton, OH on land included in the PRR Allocated Assets;

         (5) the signal repair center building located within Buckeye Yard at Columbus, OH on land included in the PRR Allocated Assets;

         (6) the offices of the system freight claims facility located at Buffalo, NY on land included in the NYC Allocated Assets;

         (7) the offices of the system non-revenue billing facility and land located at Bethlehem, PA;

         (8) the system rail welding plant building located at Lucknow (Harrisburg, PA) on land at Harrisburg Yard that is included in the PRR Allocated Assets;

                (9) use of the offices  located at Conway Yard,  Pittsburgh,  PA
               (the building and land are included in the PRR Allocated Assets), for the system road foreman/engineer training center until such center is discontinued; and

         (10) the police operations center offices and land at Mt. Laurel, NJ.

   (C) 51% of the issued and outstanding capital stock in Indiana Harbor Belt Railroad Co. (subject to provisions of Ancillary Agreement referred to in Schedule 4, Item 4(E)(1)).

                           ITEM 4 - POOLED ASSETS

          The "Pooled Assets" shall include the following Assets of CRR, CRC and their respective Affiliates:

   (A) Non-Operating property and improvements not in proximity to an Allocated Asset or a Retained Asset.

   (B) Employee benefit plans and Assets of such plans.

   (C) System stockpiles of inventory, materials and supplies regardless of location (other than those at Hollidaysburg and Altoona shops which shall be subject to Section 2.7 of the Agreement).

   (D) The following interests:

         (1) 100% of the issued and outstanding capital stock in Merchants Despatch Trans. Corp.;

         (2) 100% of the issued and outstanding capital stock in CRC Properties, Inc.; and

         (3) 100% of the issued and outstanding capital stock in CRR Investments, Inc.

         However,  if any of the Assets of the  entities  identified  in clauses
(D)(1) through (3) above are part of the Routes included in the NYC Allocated Assets (Item 1(A) above) or the PRR Allocated Assets (Item 2(A) above), then the Assets of such entity will be designated as and included in the NYC Allocated Assets or the PRR Allocated Assets, as the case may be; provided that if such assets are valued at greater than $1 million, then there shall be an equitable adjustment by way of a cash payment from NYC or PRR, as the case may be, to the other equal to the CSX's or NSC's respective Percentage, as the case may be, applied against the value of such Assets or failing such payment, by way of including CRC cash equal to the value of such Assets in the NYC Allocated Assets or the PRR Allocated Assets as the case may be.

   (E) The following interests:

             (1) 100% of the issued and outstanding capital stock
               in CRR Industries, Inc.;

             (2) 100% of the issued and outstanding capital stock
               in Conrail Direct, Inc.;

             (3) 100% of the issued and outstanding capital stock
               in CG Projects, Inc.;

             (4) 100% of the issued and outstanding capital stock
               in PennCentral Comm. Co.;

             (5) 100% of the issued and outstanding capital stock
               in General American Ins. Co.; and

              (6) 19.136% of the issued and outstanding capital
               stock in Amtech Logistics Corp.

          (F) CRC's rights and interests in and with respect to the following:

         (1) Locomotive Management Services Partnership (a partnership with General Electric relating to use of locomotives); and

               (2) EMP (bilateral agreements relating to use of containers by CRC, NSR and UP).

The parties intend that CRC's rights and interests with respect to LMS and EMP will be shared based on their respective Percentage, that both CSXT and NSR will participate therein and that, in the case of EMP, CSX will participate as a partner.


NOTE: Notwithstanding any provision of this Schedule, to the extent an item herein describes an Ancillary Agreement between the parties the form of which is set forth as an Exhibit to this Agreement, such description shall be for purposes of identification only, and the terms of such Ancillary Agreement shall control.

                             Conrail Line Allocation
                                  Attachment I

All CRC lines are not listed herein. Lines listed include main line routes, primary branch lines and other lines which may need clarification. Lines pertain to allocated CRC ownership or where identified (TR) to assumed present CRC freight rights. Customer access is attributed to the acquiror of the line on which the customer is located, unless otherwise identified in the Transaction Agreement. Lines not specifically listed are to be acquired by the owner/acquirer of the CRC route/line to which they connect. In the case that a line not listed connects to a line allocated to PRR and to a line allocated to NYC, allocation will be determined at a later date.


NYC ALLOCATED ASSETS

Primary Route And Extension Acquisitions
NY/NJ to Cleveland - Water Level Route & Extensions

Segmt  From                               To
1        South End N. Bergen Yd NJSelkirk/Albany Term. NY
1        Poughkeepsie               NY    New York City             NY  TR
1        Poughkeepsie               NY    New York City             NY
1        New York City              NY    White Plains              NY  TR
1        Selkirk/Albany Term.       NY
1        Selkirk                    NY    Poughkeepsie              NY
2        Selkirk/Albany Term.       NY    Syracuse                  NY
3        Syracuse                   NY    Buffalo                   NY
3        Lyons Yard                 NY
4        Buffalo                    NY    Ashtabula                 OH
5        Ashtabula                  OH    Cleveland Terminal        OH
5        Portion of Kinsman         OH
         Conn.
5        Portion of 44 I.T OH
5        All of 45 I.T.(including
         Dock 22, 24, & 26 Lds)     OH
5        Old Line
         Lead(Cleveland)            OH
40       Boston                     MA    Selkirk/Albany Term.      NY
41       Syracuse                   NY    Adirondack Jct.           PQ
41       Adirondack Jct.            PQ    Montreal (St. Luc)        PQ  TR
41       Woodard                    NY    Oswego                    NY
41       Syracuse                   NY    Hawk                      NY
41       Hawk                       NY    Port of Oswego            NY  TR
43       Frontier Yard              NY
43       Belt Line Branch           NY
42       Buffalo Terminal           NY    Niagra Falls/Lockport     NY
42       Lockport                   NY    West Somerset             NY  TR
94       Syracuse                   NY    NYSW/FL Connections       NY
165      Boston Terminal            MA
165      Selkirk/Boston Line        MA    MA Branch Lines           MA
165      Selkirk/Boston Line        MA    MA Branch Lines           MA  TR
1        West 30th St. I.T.         NY
1        Fremont Secondary          NY
166      New York City              NY    Connecticut Branch
                                          Lines                         TR
166      Connecticut Branch
         Lines
166      Connecticut Branch
         Lines (including Amtrak)                                       TR
3        Churchville                NY    Wayneport                 NY
3        Mortimer                   NY    Avon                      NY
3        Rochester Branch           NY


Crestline to Chicago-Pennsylvania Route & Extensions

17       Crestline                  OH    Dunkirk                   OH
17       Bucyrus Yard Track and
         Connector                  OH
18       Dunkirk                    OH    Fort Wayne                IN
18       Decatur Sec. & Hunt I.T.   IN
         From NS via CR
19       Fort Wayne                 IN    Warsaw                    IN
         From NS via CR
20       Warsaw                     IN    Chicago Terminal
                                          (Clarke Jct.)             IN
18       Adams                      IN    Decatur                   IN


Berea to E. St. Louis Route & Extensions

21       Cleveland Terminal         OH    Crestline                 OH
122      Crestline                  OH    Galion                    OH
22       Galion                     OH    Ridgeway                  OH
23       Ridgeway                   OH    Indianapolis              IN
24       Indianapolis               IN    Terre Haute               IN
25       Terre Haute                IN    Effingham                 IL
26       Effingham                  IL    St. Elmo                  IL
27       St. Elmo                   IL    E. St. Louis              IL
27       Anderson                   IN    Emporia                   IN
55       Columbus(CP138)            OH    Galion                    OH
55       Columbus(Hocking)          OH    Columbus(CP138)           OH
55       Neil I.T.                  OH
83       Terre Haute                IN    Danville                  IL
151      Danville                   IL    Olin                      IN
80       Pekin R.T                  IL
100      Indianapolis Terminal      IN
99       Indianapolis               IN    Rock Island               IN
100      Indianapolis               IN    Crawfordsville/
                                          Bringhurst st             IN
154      Indianapolis               IN    Shelbyville               IN
105      HN Cabin                   IL    Valley Jct.               IL
106      St. Elmo                   IL    Salem                     IL  TR
98       Terre Haute                IN    Beehunter                 IN  TR
28       Muncie(Walnut Street)      IN    New Castle R.T.           IN  TR
28       New Castle RT              IN
28       Muncie I.T.                IN


Columbus to Toledo Route & Extensions

53       Mounds Connector           OH
53       Western Branch             OH
53       Buckeye Yard Lead          OH
53       Columbus                   OH    Ridgeway                  OH
52       Ridgeway                   OH    Blanchard                 OH
51       Blanchard                  OH    Toledo Terminal           OH
51       Toledo Terminal            OH    Woodville                 OH
         (Caruthers Sec. and
         I.T.)
51       Toledo Terminal            OH    Stonyridge                OH
51       Main Freight Tk. & Wye     OH
51       Stanley Yard and
         Interlocking               OH
51       Eastern R.T.               OH
51       Lakefront Docks Lead
         Tracks                     OH


Bowie to Woodzell, MD

90       Bowie                      MD    Morgantown                MD
90       Brandywine                 MD    Chalk Point               MD


NY/NJ to Philadelphia (West Trenton Line)

182      Manville Yard & Lead       NJ
182      Drill Track Lead           NJ
182      Philadelphia/Greenwich     PA    North NJ Terminal         NJ
         Yd.
182      Park Jct.                  PA    Belmont                   PA
182      Phil                       PA    CP-Field/CP-Gray          PA
182      Eastwick                   PA    Vicinity of CP-           PA
                                          Field/CP-Gray


Washington, DC to Landover, MD

33       Washington Terminal        DC                                  TR
33       Washington (RO)            DC    Landover                  MD


Quakertown Branch

130      Philadelphia Terminal      PA    Quakertown                PA  TR


Chicago Area

192      Porter                     IN    Ivanhoe                   IN
190      Panhandle Stub             IN    South of 49th Street IL
190      Ivanhoe                    IN    Westernmost point of IN
                                          CR Ownership


Monongahela

113      Monongahela RR             PA/                           Subject
                                    WV                            to joint
                                                                             use
                                                                       agreement




PRR ALLOCATED ASSETS

Primary Route And Extension Acquisitions
Segmt  From                               To

NJ Terminal to Crestline - Pennsylvania Route & Extensions

10       North NJ Terminal          NJ    Somerville                NJ
10       Somerville                 NJ    Allentown                 PA
10       Little Falls               NJ    Dover                     NJ  TR
10       Orange                     NJ    Denville                  NJ  TR
10       Dover                      NJ    Rockport                  NJ  TR
10       Rockport                   NJ    Phillipsburg              NJ
10       Phillipsburg               PA    E. Stroudsburg            PA
10       Allentown Terminal         PA
186      Orange                     NJ    North Jersey TerminalNJ  TR
170      North Jersey Terminal      NJ    Little Falls              NJ  TR
182      Bound Brook                NJ    Ludlow                    NJ  TR
11       Allentown                  PA    Reading                   PA
12       Reading                    PA    Harrisburg                PA
12       Harrisburg Terminal        PA
13       Harrisburg                 PA    Pittsburgh                PA
13       Creekside                  PA    Homer City                PA  TR
13       Conemaugh Line                   via Saltsburg             PA
13       Pittsburgh                 PA    W. Brownsville            PA
113      Monongahela RR             PA/                             WV
13       Central City               PA    South Fork                PA
13       Pittsburgh Terminal        PA
13       Monongahela                PA    Marianna                  PA
14       Pittsburgh Terminal        PA
14       Pittsburgh                 PA    Salem                     OH
14       Salem                      OH    Alliance                  OH
14       Beaver Falls               PA    Wampum                    PA
15       Alliance                   OH    Cleveland Terminal        OH
120      Mantua                     OH    Cleveland Terminal        OH
120      Portion of Kinsman         OH
         Conn.
120      Portion of 44 I.T.         OH
         (including Dock 20 Ld.)
16       Alliance                   OH    Crestline                 OH
114      Alliance                   OH    Omal                      OH
114      Rochester                  PA    Yellow Creek              OH
114      E. Steubenville            WV    Weirton                   WV
114      Steubenville Branches      OH
         Bridge
114      Pittsburgh Branches        PA
45       Ashtabula                  OH    Youngstown                OH
162      Ashtabula Harbor           OH    Ashtabula                 OH
46       Niles                      OH    Latimer                   OH
46       Alliance                   OH    Youngstown                OH
46       Gem I.T. - Lordstown       OH
48       Youngstown                 OH    Rochester                 PA
87       Allentown                  PA    Hazelton                  PA
         CP  Harris                 PA    Cloe                      PA  TR
         Cloe                       PA    Shelocta                  PA
         Tyrone                     PA    Lock Haven                PA  TR


Cleveland to Chicago - Water Level Route

6        Cleveland Terminal         OH    Toledo Terminal           OH
6        Elyria                     OH    Lorain                    OH
159      Toledo Terminal            OH    Sylvania                  OH
7        Toledo Terminal            OH    Goshen                    IN
107      Elkhart                    IN    Goshen                    IN
8        Elkhart                    IN    Porter                    IN


Philadelphia to Washington (NEC) Route & Extensions

31       Philadelphia Terminal  PA  Perryville                      MD  TR
31       Wilmington Terminal        DE
32       Perryville                 MD    Baltimore                 MD  TR
32       Baltimore Terminal         MD
32       Claremont R.T.             MD
32       Loneys Lane Lead           MD
32       Grays Yard                 MD                                  TR
33       Balt. BayView              MD    Landover                  MD  TR
33       Baltimore Terminal         MD
33       Baltimore                  MD    Cockeysville              MD
33       Landover                   MD    Union Station             DC  TR
34       Pocomoke                   MD    New Castle Jct            DE  TR
34       Harrington                 DE    Frankford/                DE
                                          Indian River
131      Newark                     DE    Porter                    DE  TR


Michigan Operations (Excluding Joint Detroit Area)

50       Toledo Terminal            OH    Detroit Terminal          MI
60       Detroit Terminal           MI    Jackson                   MI
61       Jackson                    MI    Kalamazoo                 MI
62       Kalamazoo                  MI    Elkhart                   IN
70       Jackson                    MI    Lansing                   MI
71       Kalamazoo                  MI    Grand Rapids              MI
71       Kalamazoo I.T.             MI
71       Comstock I.T.              MI
156      Kalamazoo                  MI    Porter                    IN  TR

Eastern PA Lines & Extensions

37       Philadelphia Terminal      PA    Reading                   PA
37       Reading Terminal
37       Thorndale                  PA    Woodbourne                PA
37       Portion of Stoney          PA
         Creek Branch
37       West Falls Yard            PA
37       Venice I.T.                PA
136      Leola/Chesterbrook         PA
         Lines
137      Philadelphia               PA    Lancaster                 PA  TR
         Terminal
111      Lancaster                  PA    Royalton                  PA  TR
112      Lancaster                  PA    Lititz/Columbia           PA


Indiana Lines & Extensions

84       Anderson                   IN    Warsaw                    IN
85       Warsaw                     IN    Goshen                    IN
163      Marion                     IN    Red Key                   IN
101      Layfayette I.T.            IN    Lancaster


Buffalo to NY/NJ Terminal Route & Extensions

44       NJ/NY Jct.                 NJ    Suffern                   NY  TR
44       Suffern                    NY    Port Jervis               NY
44       Port Jervis                NY    Binghamton                NY
44       Binghamton                 NY    Waverly                   NY
44       NJ/NY Jct.                 NJ    Spring Valley             NY  TR
44       Paterson Jct.              NJ    Ridgewood                 NJ  TR
38       Waverly                    NY    Buffalo                   NY
88       Waverly                    NY    Mehoopany                 PA
89       Sayre                      PA    Ludlowville               NY
93       Lyons                      NY    Himrods Jct               NY
95       Corning                    NY    Himrods Jct               NY
171      North Jersey Terminal      NJ    Paterson Jct              NJ  TR
171      Paterson  Jct.             NJ    North Newark              NJ
171      NJ/NY Jct.                 NJ    North Jersey TerminalNJ  TR

Buffalo to Harrisburg and South
35       Perryville                 MD    Harrisburg                PA
35       Carlisle                   PA    Harrisburg                PA
35       Wago                       PA    York (area)               PA
35       Harrisburg                 PA    Shocks                    PA
36       Williamsport               MD    Harrisburg                PA
39       Harrisburg                 PA    Buffalo                   NY
39       Watsontown                 PA    Strawberry Ridge          PA
4        Ebenezer Jct.              NY    Lackawanna                NY
91       Hornell                    NY    Corry                     PA
91       Corry                      PA    Erie                      PA  TR
91       Youngstown                 OH    Oil City                  PA


Cincinnati, OH to Columbus, OH to Charleston, WV

54       Columbus                   OH    Cincinnati                OH
54       Cincinnati Terminal        OH
56       Columbus Terminal          OH    Truro                     OH
57       Truro                      OH    Charleston                WV
150      Charleston                 WV    Cornelia                  WV
150      Charleston                 WV    Morris Fork               WV


Chicago South/Illinois Operations

193      Osborne                    IN    Hartsdale                 IN
193      Hartsdale                  IN    Chicago Heights           IL
82       Hartsdale                  IN    Schneider                 IN
81       Schneider                  IN    Hennepin                  IL
97       Keensburg                  IL    Carol                     IL
152      Schneider                  IN    Wheatfield                IN


Chicago Market

194      Western Ave                      Cicero/Elsdon             IL
         Operations/Loop
194      Western Ave. I.T.          IL
194      Old Western Ave. I.T.      IL
194      North Joint Tracks         IL
194      Elevator Lead & Tri-       IL
         River Dock
195      Chicago                    IL    Porter                    IN
196      Clarke Jct.                IN    CP501                     IN
196      CP 509                     IL    Calumet Park              IL
194      CR&I Branch                IL
194      49th Street I.T.           IL
194      75th Street                IL    51st Street               IL  TR
197      Port of Indiana            IN
196      Bernice I.T.               IL
190      CP502                      IN    Osborne                   IN

CRC RETAINED ASSETS - DETROIT SHARED ASSETS AREA
Segmt               From                  To
Detroit Line       Gibraltar(MP20)  MI    CP West Detroit           MI
Michigan Line      CP Townline      MI    CP 15th Street            MI
                                                                         Part TR
North Yard Branch  CP Bay City Jct  MI    North Yard                MI
Sterling Secondary North Yard       MI    Sterling Yard           MI
Junction Yard
Secondary          CP Townline      MI    River Rouge Yard        MI
Marsh Industrial   River Rouge      MI    Tecumsah Yard           MI
  Track             Yard
Lincoln Industrial Ecorse Jct.      MI    Carleton                MI
  Track
Term. East Ind.    Mack Yard        MI    North Yard              MI
  Track
Term. West Ind.    North Yard       MI    Fullerton               MI
  Track
Highland Park Ind. Fullerton        MI    West Belt Jct.          MI
  Track
Utica Industrial   Sterling Yard    MI    Ford Utica Plant        MI
  Track
Forman Wye Track  Fort St -         MI    NS Drawbridge           MI
  Rougemere
Overhead Rights   West Belt Jct.    MI    Delray                  MI  TR
         on CSXT
Local Rights on                     Oak   MI End of Track - W.  MI  TR
         CSXT                               Detroit
Rights on Delray Connecting RR
CRC RETAINED ASSETS - SOUTH JERSEY/PHILADELPHIA SHARED ASSETS AREA

Segmt     From                              To

NEC (Amtrak)            Zoo            PA   Trenton               NJ TR
Harrisburg Line         Zoo            PA   Overbrook             PA TR
         (Amtrak)
Delair Branch           CP Park        PA   Pavonia Yard          NJ
West Chester Line       Arsenal        PA   Media                 PA TR
         (SEPTA)
Chestnut Hill W.        N. Philadelphia PA  Midvale               PA TR
         Line (SEPTA)
Midvale Yard/                          PA
         Midvale I.T.
Main Line (SEPTA)       Market East    PA   Newtown Jct.          PA TR
Chester Secondary       Eastwick       PA   Essington             PA
Chester Industrial      Essington      PA   Marcus Hook           PA
         Track
Bordertown              Pavonia        NJ   Trenton               NJ
         Secondary
Beasley's Pt.           CP Brown       NJ   Palermo               NJ
  Secondary                                                       Part TR
Vineland Secondary      CP Brown       NJ   Landis                NJ
Millville               Landis         NJ   Manumiskin            NJ
  Industrial Track
Manumuskin Ind.         Manumuskin     NJ   WW RR Connection      NJ
  Track
Penns Grove             Woodbury       NJ   Deepwater             NJ
  Secondary
Salem Running           Woodbury       NJ   Swedesboro            NJ
  Track
Pemberton Ind.          CP Jersey      NJ   Mt. Holly             NJ
  Track                                                           Part TR
Grenloch                CP Brown       NJ   Bellmawr              NJ
  Industrial Track
Shell Industrial        Shell          NJ   End of Track          NJ
  Track
Bustleton Ind.          Holmes         PA   Bustleton             PA
  Track
Morrisville Line        CP "MA"        PA   Morris                PA
Fairless Spur           Morrisville Yd.PA   Fairless Works        PA
Richmond Ind.           Nice           PA   Pt. Richmond          PA
  Track
60th Street Ind.        Essington      PA   End of Track          PA
  Track
Camden Running          CP Brown       NJ   Pavonia               NJ
  Track                                                           Part TR
Philadelphia Belt                      PA                         TR
         Line
Swanson St. IT          South          PA
                        Philadelphia

Port of Philadelphia                   PA
Pier I22                               PA
Blue Line               Wayne Jct.     PA   Nice                  PA
  Connecting Track

CRC RETAINED ASSETS - NORTH JERSEY/NEW YORK SHARED ASSETS AREA

Segmt                   From                To

NEC (Amtrak)            Trenton        NJ   Penn Station NY       NY TR
Raritan Valley          Aldene         NJ   Bound Brook           NJ TR
         Line (NJT)
North Coast Line        Rahway(Union)  NJ   Neptune Yard          NJ TR
         (NJT)
Bayonne Line (NJT)      Bayonne        NJ   Greenville            NJ TR
Southern Secondary      Red Bank       NJ   Glidden               NJ TR
         (NJT)
Freehold Secondary      Freehold       NJ   Farmingdale           NJ TR
         (NJT)
Lehigh Line             CP Port Reading NJ  Oak Island Yard       NJ
         Jct.
River Line              CP Waldo       NJ   North Bergen          NJ
Port Reading            Bound Brook    NJ   PD Port Reading       NJ
  Secondary
Chemical Coast          "PN" Oak Island NJ  Perth Amboy           NJ
  Secondary
P&H Branch              Lane           NJ   Hack                  NJ
Nave - Croxton          Nave           NJ   CP-Croxton            NJ
  Running Tk.
Northern Running        CP-Croxton     NJ   North Bergen          NJ
  Track
Marion Running          Hack           NJ   CP-Croxton            NJ
  Track
National Docks          Oak Island     NJ   Nave                  NJ
  Secondary
Amboy Secondary         South Amboy    NJ   Monmouth Jct.         NJ
                                                                        (Midway)
Bonhamton/Raritan  Metuchen            NJ   Perth Amboy           NJ
  Ind. Tks.
Linden Industrial  Carteret            NJ   Linden                NJ
  Track
Perth Amboy               Center       NJ
GSA Lead                NS Lehigh Line NJ   CSX Trenton Line      NJ
  Conn.
Reformatory Ind.        Carteret       NJ   Chrome Yard           NJ
  Track
Elizabeth Ind.          Aldene         NJ   Elizabeth             NJ
  Track
Hightstown Ind.         Jamesburg      NJ   Hightstown            NJ
  Track
Toms River Ind.         Lakehurst      NJ   Ciba                  NJ
  Track
Meadows #1 Track                       NJ                         NJ
Port Newark/Port                       NJ                         NJ
  Elizabeth Access
Auto Terminal Lead      Ridgefield     NJ   NJ Heights
Greenville Yard         Greenville     NJ                         NJ
  and Lead



                                ATTACHMENT II

[Attachment II - not provided in this filing - is a detailed map of the entire Consolidated Rail Corporation (CRC) rail system, indicating by color coding the Routes which are to be NYC Allocated Assets, PRR Allocated Assets and Retained Assets, respectively; Attachment II is intended to show graphically the Routes described in Attachment I.]


                                   SCHEDULE 2

                                 MAJOR DECISIONS

        1. From and after the Control Date, except by resolution of the CRC Board, none of CRR, CRC or any of their respective Affiliates (other than NYC and PRR) shall (other than as is necessary or convenient in connection with a Restructuring or is expressly set forth in this Agreement or the Ancillary Agreements), in any single transaction or series of transactions, take or commit to take any of the following actions:

            (a) any action which would require or cause NYC or PRR to declare, make or pay any Distributions;
            (b) conduct any business other than, or engage in any transaction not substantially related to and in the ordinary course of, the business of CRC and its Affiliates (other than NYC and PRR) as contemplated under this Agreement and the Ancillary Agreements (the "Continuing CRC Business");
            (c) make any loans, advances or capital contributions to, or investments in, any other Person except CRC's wholly owned Subsidiaries;
            (d) acquire any business or assets, other than assets acquired in the ordinary course of the Continuing CRC Business;
            (e) consolidate with or merge into any Person or otherwise engage in any business combination;
            (f) issue, sell, adjust, split, combine, subdivide, reclassify, transfer, pledge, redeem or otherwise acquire any shares of its capital stock;
            (g) sell, transfer, lease, sublease, license or otherwise dispose of any assets (including leasehold interests and intangible assets) not in the ordinary course of the Continuing CRC Business or in excess of $100,000 in aggregate value in any 12 month period;
            (h) commit to or make any capital expenditure other than in compliance in all material respects with the capital expenditure budget adopted by the CRC Board from time to time;
            (i) commence or settle any litigation for equitable relief or for an amount in excess of $100,000 in any such commencement or settlement or series of related commencements or settlements;
                (j) form or participate in a joint venture or partnership outside the ordinary course of the Continuing CRC Business or involving over $100,000 in assets or over $100,000 in revenues;
            (k) enter into or amend Contracts outside the ordinary course of the Continuing CRC Business or with a notional value in excess of $100,000 or for a period in excess of 12 months; provided that in respect of Contracts that are Allocated Assets, CRC shall follow NYC's (in the case of Contracts that are NYC Allocated Assets) or PRR's (in the case of Contracts that are PRR Allocated Assets) reasonable instructions in respect of such Contracts and no CRC Board approval shall be necessary for CRC to take such actions;
            (l) create liens on or encumbrances of assets outside the ordinary course of the Continuing CRC Business or with an aggregate net book value in excess of $50,000;
            (m) incur, assume, pre-pay, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money except in the ordinary course of the Continuing CRC Business;
            (n) declare, make or pay any Distributions, other than Distributions to CRC by its wholly owned Subsidiaries (other than NYC and PRR);
            (o)  appoint or terminate any executive management;
                (p) enter into or amend any written employment agreement or contract or employee benefit plan or employee policy;

            (q) appoint or replace the independent auditors of CRR, CRC and their respective Affiliates;

            (r) unless required by law or a change in generally accepted accounting principles in the United States, make any material change in the accounting methods of CRR, CRC and their respective Affiliates;

            (s) dissolve, liquidate or wind up CRR, CRC or their respective Affiliates or commence a voluntary proceeding seeking reorganization or similar relief;

            (t) approve, enter into or perform any transactions with any director, officer or employee of CRR, CRC or their respective Affiliates, or with an Affiliate of CSX or NSC, respectively, or with any partner, family member or other person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any such director, officer or employee;

            (u) transfer, pledge, create a security interest, or otherwise part with ownership or possession, in whole or part, of its membership interest in NYC or PRR; or

            (v) any other action that could be reasonably expected to have a material impact on the performance, financial condition or prospects of CRR, CRC or their respective Affiliates.

            2. Except by resolution of the CRC Board, CRC shall not (other than as is necessary or convenient in connection with a Restructuring) in its capacity as the sole member of NYC and PRR, respectively, amend or restate the NYC LLC Agreement or the PRR LLC Agreement, or suffer or permit NYC or PRR, as the case may be, to take or commit to any of the following actions:

                 (a) declare, make or pay any Distributions;

            (b) conduct any business other than, or engage in any transaction not substantially related to and in the ordinary course of, the business of NYC or PRR, as the case may be, as contemplated under the Transaction Agreement and the Ancillary Agreements or the freight transportation business generally;

            (c) consolidate with or merge into any Person or otherwise engage in any business combination;

            (d) issue, sell, adjust, split, combine, subdivide, reclassify, transfer, pledge, redeem or otherwise acquire any interest in NYC or PRR, as the case may be;

            (e) sell, transfer, lease, sublease, license, exchange or otherwise dispose of all or substantially all of their Assets, respectively (including leasehold interests and intangible Assets);

            (f) dissolve, liquidate or wind up or commence a voluntary proceeding seeking reorganization or similar relief;

            (g) enter into any agreement or arrangement with respect to, or engage in, any transaction (i) between NYC or PRR, as the case may be, on the one hand, and CRC or its Affiliates, on the other hand, and (ii) between the NYC or PRR, as the case may be, on the one hand, and CSX or NSC and their respective Affiliates, on the other hand, other than such a transaction which is on arm's length terms;

            (h) transfer, provide trackage or operating rights or otherwise grant the right to use any railroad line (regardless of whether the grantor's rights depend on ownership or trackage rights or a combination thereof) which is part of any Main Line within the States of New Jersey or New York, or the area within twenty-five miles of the city of Philadelphia, PA (or consent to any such action by the "Operator" under the CSXT Operating Agreement or the NSR Operating Agreement). As used in the preceding sentence, "Main Line" means a line of railroad that has daily rail service, but does not include any branch line connecting to a Main Line and does not include the Main Line that lies east of the Hudson River and south of Selkirk, NY; or

            (i) amend any material provision of the CSXT Operating Agreement, the CSXT Equipment Lease, the NSR Operating Agreement or the NSR Equipment Lease.

                                   SCHEDULE 3

                PRESERVATION OF FAIR ACCESS TO CHICAGO GATEWAY

            (a) For purposes of this Schedule 3, the following terms shall have the following meanings:
                  (i) "Chicago Area" means the geographic area in the States of Illinois and Indiana located within a 100-mile radius of the office building presently located at One First National Plaza in Chicago, Illinois;
                  (ii) "Chicago Area Terminal Railroad" means any railroad, whether currently in existence or later created, whose primary business is the provision of terminal or switching services within the Chicago Area including, without limitation, the Indiana Harbor Belt Line Railroad
      Company, the Belt Railway Company of Chicago, the Baltimore and Ohio Chicago Terminal Railroad Company and the Elgin, Joliet and Eastern Railroad Company; and
                  (iii) "Chicago Gateway" means railroad lines and interchange, dispatching and other related facilities necessary to the function of carrying by railroad freight moving through the Chicago Area generally in the direction from east to west or west to east, whether by interchange between carriers in the Chicago Area or by single-line service between points east of the Chicago Area and points west of the Chicago Area and passing through the Chicago Area.

            (b) If CSXT or NSR shall after the Control Date acquire, directly or indirectly, ownership, or rights to exercise effective voting control, of any voting stock in any Chicago Area Terminal Railroad (the "Interests"), the party acquiring such Interests (the "Acquiror") shall, at the request of the other party, sell or transfer to the other party, on terms and conditions substantially the same on a pro rata per Interest basis as those governing the Acquiror's acquisition of Interests, one-half of such newly acquired Interests, provided, however, that if the Interests would give the Acquiror control, not theretofore held, of a Chicago Area Terminal Railroad, the Acquiror's obligation to sell or transfer shall attach to the lesser of (A) one-half of all the Interests (not solely newly acquired Interests) it holds in that Chicago Area Terminal Railroad, or (B) such portion of all the Interests (not solely newly acquired Interests) it holds in that Chicago Area Terminal Railroad as necessary to equalize the Interests of each party. The sale or transfer price for each such Interest shall be the per Interest price paid by the Acquiror for the newly acquired Interests.

            (c) Neither CSXT nor NSR shall, following the Control Date, enter into any arrangement with any Chicago Area Terminal Railroad, or any other railroad operating in the Chicago Area related to the Chicago Gateway, under which, in connection with the grant by such Chicago Area Terminal Railroad or such other railroad of trackage rights or similar operating rights to either CSXT or NSR, such Chicago Area Terminal Railroad or other railroad shall agree not to grant trackage rights or similar operating rights to the other of CSXT or NSR, with respect to such Chicago Area Terminal Railroad or the lines of such other railroad related to the Chicago Gateway.

            (d) Should CSX or CSXT enter into a transaction in which either one shall be acquired by Burlington Northern Santa Fe Corporation ("BNSF"), or in which CSX or CSXT acquires BNSF, or in which substantially all of the rail operations of CSXT and BNSF shall be otherwise combined and put under common control or be merged together in any manner, at the request of CSX and any successor thereto made no later than one year following the consummation of such transaction, NSR shall sell and transfer to CSXT or its successor, at fair value, the Streator Line from Osborne, IN to Streator, IL (being the rail line located between Osborne, IN, and Schneider, IN, and Wheatfield, IN, and Moronts,
IL), including all dispatching control with respect to said line. As used in this subsection, the term "fair value" shall mean the fair market value as determined by the parties by agreement or, failing agreement, as determined by binding arbitration. Any such sale and transfer shall be subject to all requisite governmental and regulatory approvals.

(e) Any dispute concerning the interpretation or application of this Schedule 3 shall be finally settled by binding arbitration pursuant to Section 11.12 of the Transaction Agreement. In any such arbitration, the arbitrator(s) shall have the authority to direct, subject to any required governmental or regulatory approvals and in accordance with any contractual limitations on transfer or assignment contained in any agreement with third parties (except one made in contravention of this Schedule 3), CSXT, NSR or both to transfer to each other ownership or control of voting stock in any Chicago Area Terminal Railroad, or to direct the release by a party violating subsection (c) of any obligation of exclusivity made in such violation, as are necessary to carry out the purposes of this Schedule 3.

                                   SCHEDULE 4
                          SCHEDULE OF TRACKAGE RIGHTS,
              HAULAGE, SHARED ASSET AND OTHER OPERATING AGREEMENTS


                     ITEM 1 - TRACKAGE RIGHTS AGREEMENTS

      All Trackage Rights Agreements referred to in Items 1.A and 1.B below will be substantially in the form of the Trackage Rights Agreement attached hereto as Exhibit C-1 (in the case of those referred to in Item 1.A.) or C-2 (in the case of those referred to in Item 1.B.) and will be between the operator of the involved rail line, the owner, and the tenant road. Forms of addenda and/or assignments relating to the trackage rights referred to in Item 1.A. are included with Exhibit C-1 and forms of addenda and/or assignments relating to the trackage rights referred to in
      Item 1.B. are included with Exhibit C-2. Unless otherwise provided herein, a trackage rights tenant shall only have the right to enter on and exit from the trackage rights lines at points other than the endpoints where the tenant may make a connection with its existing railroad line and joint CSXT/NSR lines ("Point of Permitted Entry or Exit"). If, in the opinion of the tenant, a new or upgraded connection is required at a Point of Permitted Entry or Exit other than the endpoints, or, if in the opinion of the tenant, other upgrading, including but not limited to switches, power switches, signals, communications, etc., is required for operational efficiency, the landlord will, subject to its own operational needs, cooperate and the tenant will be responsible for funding that construction/upgrading at actual cost or a cost mutually agreed to by CSXT and NSR. Where a tenant has access to 2-to-1 points via trackage rights, the tenant may at its option access the points via haulage.

A. NSR on CSXT: CSXT will grant to NSR trackage rights on the following rail lines which will be owned or operated by CSXT after the Closing Date:

      1. Junction - Hadley (Fort Wayne, IN): NSR rights to operate over and share with CSXT the former CRC line between Junction and Hadley (the crossing of the former Pennsylvania RR and NYC&SL west of Fort Wayne).

      2. Lafayette, IN - Crawfordsville (area): assignment of overhead trackage rights on CSXT s Lafayette Crawfordsville, IN line to serve 2-to-1 shippers at Crawfordsville, IN, and to move overhead between Lafayette and Indianapolis.

      3. Crawfordsville, IN - Indianapolis (area): overhead trackage rights on CRC's Crawfordsville - Indianapolis line to serve 2-to-1 shippers, the GM metal fabrication plant and the INRD via Hawthorne Yard.

      4. Indianapolis:  overhead trackage rights on CRC's
            Crawfordsville Branch from Woods to Washington Street in Indianapolis to serve 2-to-1 shippers, the GM metal fabrication plant and the INRD via Hawthorne Yard.

      5. Indianapolis:  overhead trackage rights on CSXT between Washington
Street and Pine in Indianapolis to serve     2-to-1 shippers, the GM metal
fabrication plant and the INRD via Hawthorne Yard.
      6. Buffalo (CP 437) - Niagara Falls (Suspension Bridge):
      overhead trackage rights on CRC s Belt Line Branch and Niagara Branch to connect with, or with trackage of Canadian carriers at Suspension Bridge.

7. Philadelphia(Park Jct.) - Anacostia Jct., MD:  NSR is
               assigned CRC s overhead trackage rights on CSXT.

8. Landover - RO (Alexandria, VA): overhead trackage rights on CRC s Landover Line.

9. Cleveland, OH:  overhead trackage rights on CRC s Short
      Line from Quaker to Berea, OH.

10. Cleveland, OH: overhead trackage rights on CRC s Chicago Line (allocated to CSXT) from CP 181 to Collinwood Yard for purposes of interchange with CSXT.

11.  Crestline, OH - Fort Wayne (Mike), IN:  overhead trackage rights on CRC
      s Fort Wayne Line (which is to be allocated to CSXT), with train limits as follows:
               -    8 total trains/day between Crestline and
                    Bucyrus
               -    6 total trains/day  between Bucyrus and Fort Wayne including rights to serve 2-1 customers at Upper Sandusky.
               NSR  trains  over the above  limits are  subject to  negotiations between CSXT and NSR for NSR contribution to CSXT investment needed for additional capacity. NS will supervise the dispatching of the Ft. Wayne to Crestline line until CSXT haulage over CRC Chicago Line between Berea and Chicago is terminated. NS will control the Bucyrus interlocking permanently.

12. Fort Wayne(Mike), IN - Chicago(Clarke Jct., IN): overhead trackage rights on former CRC Fort Wayne Line (Ft. Wayne - Chicago, now NSR), with ten total trains/day limit (limit does not apply in Fort Wayne terminal). NSR trains over the above limits are subject to negotiations between CSXT and NSR for NSR contribution to CSXT investment needed for additional capacity. NSR will dispatch the line until CSXT haulage over CRC Chicago Line between Berea and Chicago is terminated.

13. Porter - Gibson Interlocking, IN: overhead trackage rights on CRC s Porter Branch.

14. CP Hocking - CP 138 (Columbus, OH): overhead trackage rights on CRC Buckeye Line from "CP Hocking" to "CP 138".

15. Scioto - CP Mounds (Columbus, OH): overhead trackage rights on CRC Western Branch from Scioto to "CP Mounds," including the Mounds Connection.

16.  CP Buckeye - CP Darby (Columbus, OH):   overhead trackage rights on
      Buckeye Yard Lead from "CP Buckeye" to "CP Darby".

17. CP 138 - MP 133.5 (Columbus, OH): overhead trackage rights on the CSXT - assigned west track of the CRC Columbus Line from CP 138" to the vicinity of Milepost 133.5 (point of new NS connection).

      18. Parsons Yard - Scioto (Columbus, OH): overhead trackage rights on CSXT between the south end of Parsons Yard (connection with Watkins - Parsons transfer track) and Scioto.

            19. Lima, OH - Sidney, OH: overhead trackage rights on
            CSXT's Toledo Subdivision to serve 2-to-1 customers at Sidney.

      20. Bound Brook, NJ - Woodbourne, PA: overhead trackage rights for twelve total trains/day limit on CRC s Trenton Line for dimensional trains until Pattenburg Tunnel on CRC s Lehigh line is cleared of dimensional restrictions, not to exceed three years.

      21. Piqua Yard - Mike Interlocking (Fort Wayne, IN): NSR overhead rights to operate trains for Triple Crown Services Company between Piqua Yard and Mike interlocking (Fort Wayne).

      22. Muncie, IN - Indianapolis (area): overhead trackage rights on CRC s Indianapolis Line, South Anderson Cutoff and part of Dow Secondary to serve 2-to-1 shippers the GM metal fabrication plant and the INRD via Hawthorne Yard.

           23. Toledo Terminal: overhead rights on CSXT-controlled portion of former Toledo Terminal Railroad.

            24. Erie, PA: overhead trackage rights on CRC between Downing Avenue and Wallace Street in Erie, PA, subject to restriction against NSR use of CRC Chicago line main tracks.

      25. CP Short - Parma, OH: overhead trackage rights on CRC Short Line from CP Short to Parma to serve but not directly switch Parma auto plant.

      26.  McCook - Franklin Park, IL:  overhead trackage rights granted by
            B&OCT.

            27. Pine Junction, IN - McCook, IL: overhead trackage rights on B&OCT.
B. CSXT on NSR: NSR will grant to CSXT trackage rights on the following rail lines which will be owned or operated by NSR after the Closing Date:

      1. CP River (West Falls), PA - Abrams, PA: overhead trackage rights on CRC s Harrisburg Line for dimensional traffic.

      2. CP King (Norristown), PA - Woodbourne (CP Wood), PA: overhead trackage rights on CRC s Morrisville Line for dimensional traffic plus incidental rights on short portion of SEPTA s Norristown Line.

      3. Berea, OH - CP 181 (Cleveland, OH): overhead trackage rights on CRC s existing Chicago Line.

      4. CP Short - CP 190 (Cleveland, OH) and Berea, OH - Lorain and Fairlane, OH: overhead trackage rights on CRC's line allocated to NSR and rights to serve 2-to-1 Ford Motor plants at Avon Lake and Fairlane.

5. CP Hocking - Buckeye Yard: overhead trackage rights on
             CRC Buckeye Line from "CP Hocking" to Buckeye Yard.

6. Bannon - Scioto, OH:  overhead trackage rights on CRC
      Western Branch from Bannon to Scioto.
7. CP 139 - Buckeye Yard:  overhead trackage rights on CRC
      Cincinnati Line from  CP 139" to Buckeye Yard, via the Miami Lead.

8. CP 138 - MP 133.5 (Columbus, OH): overhead trackage rights on the NSR-assigned east track of the CRC Columbus Line from CP 138 to the vicinity of MP 133.5 (point of new NSR connection).

9. CP Camp - CP 139 (Columbus):  overhead trackage rights
             on CRC Auburn Connection from "CP Camp" to "CP 139".

10. Bannon - Watkins Yard: overhead trackage rights on NSR from Bannon to the south (RR east) end of NSR Watkins Yard (connection with Watkins - Parsons transfer track).

11. Youngstown (Center St.) - Ashtabula Harbor, OH: overhead trackage rights on CRC Youngstown Line to access Ashtabula Harbor facilities and the Water Level Route.

12. Osborne, IN - Streator, IL: overhead trackage rights on CRC Kankakee Line, Kankakee Secondary and Streator Secondary for up to 8 total trains/day to connect with, or with trackage of other intersecting railroads. CSXT trains over the above limits are subject to negotiations between CSXT and NSR for CSXT contribution to investment needed for additional capacity.

13. Clarke Jct., IN - CP 501: overhead trackage rights on CRC's Fort Wayne Line between Clarke Junction, IN and CP 501.

14. Pine, IN - Rock Island Jct. (Chicago, IL): CSXT overhead trackage rights on CRC's Chicago Line (allocated to NSR).

15. CP Short - CP Belt, OH: CSXT overhead trackage rights to allow CSXT to serve but not directly switch 2-to-1 Ford Motor Company plant at CP Belt, OH.

16. Ecorse Junction - Delray (Detroit, MI): overhead trackage rights on existing NSR tracks in the Detroit area from Ecorse Junction to Delray, MI.

17. Bucyrus - Sandusky: overhead trackage rights on NSR between Bucyrus and Sandusky to serve a 2-to-1 shipper at Sandusky, OH.

18. Brighton Park - Ash Street (Chicago IL): overhead trackage rights on CRC's Western Avenue Industrial Track from crossover connection with B&OCT at Brighton Park to Ash Street (Chicago, IL).

19. CP 509 - 63rd Street (Chicago, IL): overhead trackage rights on CRC's Chicago line limited, in combination with NSR haulage of CSXT trains, to a total of 6 trains/day in each direction between the above points for trains entering or leaving NSR trackage at Clarke Junction up to a maximum of three years.
C.    CRC ASSIGNMENTS TO NSR/CSXT:  CRC will assign to NSR and
      CSXT existing CRC rights with respect to the Northeast Corridor as follows (see Ancillary Agreement governing assignment of CRC rights as to Northeast Corridor):

                       NEC RIGHTS/OPERATING DEFINITION

      1. Zoo Tower - Penn Station trackage: Rights shall be shared equally by NSR and CSXT and, in the event of an operating conflict, trains will be scheduled alternately.

      2. Baltimore - Zoo Tower Trackage: CSXT shall be limited to 4 trains a day.
      3. Landover - Baltimore: Rights will be shared equally by NSR and CSXT and, in the event of an operating conflict, trains will be scheduled alternately.

      4. Washington Union Station - Landover, MD: Rights shall be shared equally by NSR and CSXT and, in the event of an operating conflict, trains will be scheduled alternately.

                        NEC RIGHTS/COMMERCIAL DEFINITION

      1.    Philadelphia  (Zoo) - New York (Penn  Station):  Will be part of the
            North Jersey Shared Assets Area and the South Jersey/Philadelphia Shared Assets Area where NSR and CSXT will have equal customer access.

      2. Washington, D.C. - Philadelphia (Zoo): Will be exclusive to NSR.

      3.    North of New York (Penn Station):  Will be exclusive to
            CSXT.


                     ITEM 2 - CSX/NSC HAULAGE AGREEMENTS

      The Haulage Agreement referred to in Item 2.A.1 will be substantially in the form of the Haulage Agreement included with Exhibit D and will be between the operator of the involved rail line (and with the owner, if appropriate) and the tenant road. The assignment of the Haulage Agreement referred to in Item 2.A.2 will be in the form included with Exhibit D.

A. NSR Haulage for CSXT on NSR Lines:

      1.    Berea, OH - Chicago (63rd St.):  Overhead haulage for
            CSXT by NSR on CRC s Chicago Line for maximum of six merchandise and/or intermodal trains/day each way to the Park Manor Yard at 63rd St. in Chicago, until CRC s Ft. Wayne Line (Ft. Wayne - Chicago now NS) is upgraded, up to a maximum of 3 years.

      2.    Normal, IL - Lafayette, IN:  Assignment to CSXT of
            CRC's Haulage Agreement with NSR for 2-to-1 automotive traffic only.


                      ITEM 3 - SHARED ASSETS AGREEMENTS

      1. North Jersey Shared Assets Agreement among CRC, CSXT and NSR (attached as Exhibit G), covering the following matters:

                  (1)     North Jersey Shared Assets Area
                  (2)     North Jersey CSXT/NSR Trackage


      2. Philadelphia\Southern Jersey Shared Assets Agreement among CRC, CSXT and NSR (attached as Exhibit H), covering the following matters:

                  (1)     Philadelphia/South Jersey Shared Assets
                          Area
                  (2)     Philadelphia/South Jersey NS/CSXT
                          Trackage

      3. Detroit Area Shared Assets Agreement among CRC, CSXT and NSR (attached as Exhibit I), covering the following matters:

                  (1)     Detroit Shared Assets Area
                  (2)     Detroit Dispatching
                  (3)     NSR/CSXT trackage Rights - Detroit


                     ITEM 4 - OTHER OPERATING AGREEMENTS

A.    INTERLOCKING AGREEMENTS (CSXT-Controlled) between CSXT and
      NSR as to which the interlocking will be controlled by CSXT:

      1.    Ashtabula Interlocking (crossing of the existing CRC
            Youngstown Line and Chicago Line at Ashtabula, OH)
      2.    CP-Mounds Interlocking (Columbus, OH)
      3.    Warsaw Interlocking (Warsaw, IN)
      4.    Crestline Interlocking (Crestline, OH)
B.    INTERLOCKING AGREEMENTS (NSR-Controlled) between NSR and
      CSXT as to which the interlocking will be controlled by NSR: 1. Buckeye Interlocking (Columbus, OH)
        2.  Mike Interlocking (Fort Wayne, IN)
      3.    Bucyrus Interlocking (Bucyrus, OH)

C. INTERLOCKING SEPARATION AGREEMENTS between NSR and CSXT as to which the interlocking will be "separated" (i.e., divided so that each operator is not subject to the control of the other when making moves on the operator's own lines through a point) prior to or as soon as possible after the Closing Date:

      1.    CP 138 Interlocking (Columbus, OH)

      2.    Short Interlocking (Cleveland, OH)

      3.    Berea Interlocking (Berea, OH)


D.    SWITCHING AND/OR YARD ACCESS AGREEMENTS between CSXT and
      NSR:

       1. Ashtabula - Agreement between NSR and CSXT providing for CSXT use of and access to Ashtabula Harbor facilities owned by CRC, up to a proportion of the total ground storage, throughput and tonnage capacity of the facilities equal to the Percentage

       2. Yard Access Agreement - Agreement between CSXT and NSR providing for access by NSR to yard tracks in Seneca Yard at Buffalo, NY (yard to be assigned to CSXT) sufficient for the origination and termination of trains, at the end of the existing CRC Buffalo Line to be assigned to NSR, for purposes of improved interchange with the South Buffalo RR.

       3. Ford (Rockport) - Agreement between NSR and CSXT providing for NSR switching for CSXT at the Ford engine plant in Cleveland (located on NSR portion of CRC lines in Cleveland).

       4. GM Parma - Agreement between CSXT and NSR providing for CSXT switching for NSR at Parma auto plant located on the CSXT Portion of CRC in Cleveland.

       5. Indianapolis Switching - Agreement between CSXT and NSR relating to NSR's use of Hawthorne Yard providing that NSR will have sufficient tracks and space for the arrival, departure and make-up of trains and will have reasonable access to and from the designated tracks; also providing for CSXT switching for NSR at 2-to-1 shippers in Indianpolis, the GM metal fabrication plant, and the INRD.

       6. GM Lordstown - Agreement between CSXT and NSR for switching at GM assembly plant at Lordstown, OH.
       7. Lorain Switching: Agreement between CSXT and NSR providing for NSR switching for CSXT at Lorain/Avon Lake auto plant located in Lorain, OH.

       8. Fairlane Switching: Agreement between CSXT and NSR providing for NSR switching for CSXT at Fairlane auto plant located in Fairlane, OH.

       9.   Crawfordsville Switching:  Agreement between CSXT and
            NSR providing for CSXT switching for NSR at 2-to-1 customers located in Crawfordsville, IN.

     10. Sidney Switching: Agreement between CSXT and NSR providing for CSXT switching for NSR at 2-to-1 customers located in Sidney, OH.

     11. Sandusky Switching: Agreement between CSXT and NSR providing for NSR switching for CSXT at a 2-to-1 customer at Sandusky, OH.

     12. Upper Sandusky Switching: Agreement between CSXT and NSR providing for CSXT switching for NSR at 2-to-1 customers at Upper Sandusky, OH.

E.  MISCELLANEOUS AGREEMENTS between NSR and CSXT:

       1. IHB Agreement: Agreement among CRC, CSXT and NSR covering matters relating to Indiana Harbor Belt.
       2. Monongahela Agreement - Agreement among NSR and CSXT providing for shared access to and joint use by CSXT of NSR assigned, controlled, operated and maintained lines serving the Monongahela coal fields' current and future facilities.
3. Temporary Lease Agreement between NSR or its designee and CSXT providing interim use by CSXT of the Park Manor (63rd St., Chicago, IL) intermodal facility during the period of CSXT's interim haulage between Chicago and Berea.

4. Letter Agreement providing for NSR and CSXT construction projects:

      (a) NSR construction of connection in eastern Cleveland, OH (granting to NSR rights to construct a connection in eastern Cleveland to make direct moves between NSR's Cleveland-Buffalo Line and the CRC's existing Chicago
                   Line, using NSR rights over existing CRC Cleveland Short Line to be assigned to CSXT)
      (b) North of the current end of double track at CP 136 (Columbus, OH), NSR will be assigned the right of way east of the single remaining track and the Clintonville Siding (which is also east of the single remaining track), with the right to connect these two segments of track, at NSR's expense, at CP 136 and the Clintonville Siding into a continuous track east of and parallel to the single remaining track. Another new connection will be constructed, at NSR expense, between the Clintonville Siding and the existing NSR Bellevue - Portsmouth main line in the vicinity of Milepost 133.5, where both the NSR and CRC rights of way are parallel and level. CSXT shall, at its option and expense, have the right to construct a connection from its assigned track
            (i.e., the west located track of the right of way) to the new NSR Clintonville Siding, so that both tracks can be utilized for operational flexibility between the vicinity of Milepost 133.5 to CP 138, under the control of the respective assignee of each track.
              (c) Construction of Junction - Hadley trackage (a line relocation project underway in Fort Wayne will force NSR and CSXT to share the former CRC line between Junction and Hadley (the crossing of the former Pennsylvania RR and NYC&SL west of Fort Wayne); if NSR and CSXT decide that capacity needs mandate an additional track, NSR and CSXT will equally share the cost of constructing a new track between Junction and Hadley on the north side of the existing track, and ownership of the south track will revert to NSR and ownership of the north track will revert to CSXT).

5. Construction at Buckeye Yard - Letter Agreement providing for NSR to have the right to construct a parallel track to the Buckeye Yard lead track (at
Buckeye Yard, Columbus, OH) in order to provide for the proper functioning of Buckeye Yard.

6. Construction from Field - Belmont - Letter Agreement giving NSR the right to reconstruct, own and control an additional track where practical between Belmont and CP Field.

7. Deed of Easement between CSXT and NSR providing for conveyance by CSXT to NSR of a free easement (for NSR relocation of mainline in Erie, PA area) along existing CRC right of way through Erie, PA (assigned to CSXT) to replace NSR right of way through streets in downtown Erie at its expense. NSR will have trackage rights in Erie to connect its route from Corry to its existing Buffalo - Cleveland line if such connection can be achieved without using the CR Buffalo - Cleveland line.

8. Letter agreement between NSR and CSXT providing that (i) NSR's existing Fort Wayne - to - Chicago (former CRC line) line will be transferred to CSXT as part of a like kind exchange transaction for the Streator line and
      (ii) if CSXT were to merge with BNSF and if CSXT requests, then NSR would transfer the Streator Line from Osborne, IN including the dispatching control, for fair value.

9. Piqua Yard (Fort Wayne) - Letter Agreement between NSR and CSXT providing for division of space in Piqua Yard and determine most efficient means of utilizing the physical plant in Fort Wayne; Triple Crown Services Company will retain its current space in Piqua Yard and the right to have NSR operate its trains between Piqua Yard and Mike interlocking.

10. E-Rail Support Tracks - Letter Agreement between CSXT and NSR providing for access by NSR to use up to two tracks located on NYC allocated property of Elizabethport Yard (Trumbell St. Yard) for support of PRR's E-Rail intermodal facility.

11. Agreement between CSXT and NSR providing for assignment of CRC rights over CSXT lines to NSR (except as otherwise provided in the Transaction Agreement) and for assignment of CRC rights over NSR lines to CSXT (except as otherwise provided in the Transaction Agreement).

12. Letter Agreement between NSR and CSXT providing CSXT the right to construct an Eastwick connection to provide a contiguous route through Philadelphia, via CP Field and portions of CR's Harrisburg and Trenton Lines to CP River and points north.

13. Letter Agreement among CRC, NSR and CSXT providing for assignment by CRC of rights relating to the Northeast Corridor.

14. Letter Agreement between NSR and CSXT providing for (i) assignment to both NSR and CSXT of CRC's trackage rights over BNSF to access BNSF's Willow Springs Yard (Chicago), subject to approval of BNSF, and (ii) if such trackage rights are assigned, CSXT's right to construct a connection in the vicinity of Ash Street (Chicago) to enable CSXT to use these rights, if necessary.






NOTE: Notwithstanding any provision of this Schedule, to the extent an item herein describes an Ancillary Agreement between the parties the form of which is set forth as an Exhibit to this Agreement, such description shall be for purposes of identification only, and the terms of such Ancillary Agreement shall control.

CSXT and NSR will cooperate with one another for the construction of various connections and improvements of the involved carriers referred to in their respective Operating Plans.